 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-229506
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear SI Financial Group, Inc. Stockholder:
On December 11, 2018, SI Financial Group, Inc. (which we refer to as “SI Financial”) entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) with Berkshire Hills Bancorp, Inc. (which we refer to as “Berkshire Hills Bancorp”). Under the merger agreement, SI Financial will merge with and into Berkshire Hills Bancorp, with Berkshire Hills Bancorp as the surviving corporation, in a transaction that we refer to as the “merger”. Immediately following the merger, SI Financial’s wholly-owned subsidiary, Savings Institute Bank and Trust, will merge with and into Berkshire Hills Bancorp’s wholly-owned subsidiary, Berkshire Bank, with Berkshire Bank as the surviving bank.
Under the terms of the merger agreement, each outstanding share of common stock, par value $0.01 per share, of SI Financial (which we refer to as “SI Financial common stock”) will be converted into the right to receive 0.48 shares (which we refer to as the “merger consideration”) of common stock, par value $0.01 per share of Berkshire Hills Bancorp (which we refer to as “Berkshire Hills Bancorp common stock”).
Shares of Berkshire Hills Bancorp common stock are listed on the New York Stock Exchange under the symbol “BHLB.” Shares of SI Financial common stock are listed on the Nasdaq Global Market under the symbol “SIFI.” Based on the closing price of Berkshire Hills Bancorp common stock on the New York Stock Exchange on December 11, 2018, the last trading day before public announcement of the merger, the value of the per share merger consideration payable to holders of SI Financial common stock would be $15.02. Based on the closing price of Berkshire Hills Bancorp common stock on the New York Stock Exchange on February 19, 2019, the last practicable trading date before the date of the attached proxy statement/prospectus, the value of the per share merger consideration payable to holders of SI Financial common stock would be $14.68. You should obtain current market quotations for both Berkshire Hills Bancorp common stock and SI Financial common stock. Based on the number of shares of SI Financial common stock outstanding and the number of shares of SI Financial common stock issuable pursuant to outstanding SI Financial stock options, in each case as of February 19, 2019, the total number of shares of Berkshire Hills Bancorp common stock expected to be issued in connection with the merger is approximately 5,919,478. In addition, based on the number of issued and outstanding shares of Berkshire Hills Bancorp common stock and SI Financial common stock on February 19, 2019, and based on the exchange ratio of 0.48, holders of shares of SI Financial common stock as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 11.5% of the issued and outstanding shares of Berkshire Hills Bancorp common stock immediately following the closing of the merger (without giving effect to any Berkshire Hills Bancorp common stock held by SI Financial’s stockholders prior to the merger).
Although the number of shares of Berkshire Hills Bancorp common stock that holders of SI Financial common stock will be entitled to receive is fixed, the market value of the merger consideration will fluctuate with the market price of Berkshire Hills Bancorp common stock and will not be known at the time SI Financial stockholders vote on the merger. However, SI Financial has the right to terminate the merger agreement if, at any time during a five-day period commencing on the tenth day prior to closing, the average closing price of Berkshire Hills Bancorp common stock over the 20 consecutive trading days prior to the tenth day prior to closing (i) is less than $24.99 and (ii) fails to meet certain comparison thresholds relative to the Nasdaq Bank Index, as further described in the accompanying proxy statement/prospectus. If SI Financial elects to exercise this termination right, then Berkshire Hills Bancorp has the option to override the proposed termination by increasing the exchange ratio to a level that would eliminate the effects of either of the two requirements of this termination right.
SI Financial is holding a special meeting for its stockholders to vote on the proposals necessary to complete the merger. The merger cannot be completed unless a majority of the shares of common stock of SI Financial outstanding and entitled to vote at the special meeting vote to approve the merger agreement. At the special meeting, SI Financial’s stockholders will also be asked to vote on (i) the non-binding, advisory proposal to approve the compensation that certain named executive officers of SI Financial may receive that is based on or otherwise relates to the merger and (ii) a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal. The special meeting of stockholders of SI Financial will be held at Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut 06256 on April 2, 2019 at 9:00 a.m., Eastern Time. SI Financial’s board of directors has unanimously determined that the merger and the merger agreement are in the best interests of SI Financial and its stockholders and unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the other matters to be considered at the special meeting.
Whether or not you plan to attend the special meeting, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. To ensure your representation at the special meeting, please promptly complete sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or by submitting a proxy through the Internet or by telephone as described on the enclosed instructions. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.
The accompanying document is being delivered to SI Financial stockholders as Berkshire Hills Bancorp’s prospectus for its offering of Berkshire Hills Bancorp common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from SI Financial stockholders to vote for the approval of the merger agreement.
This proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains or references information about Berkshire Hills Bancorp and SI Financial and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 14 for a discussion of certain risks you should consider in evaluating the proposed merger and how it will affect you.
Voting procedures are described in this proxy statement/prospectus. Your vote is important and I urge you to cast it promptly.
Sincerely,
/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Berkshire Hills Bancorp or SI Financial, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This proxy statement/prospectus is dated February 25, 2019, and is first being mailed to SI Financial stockholders on or about February 26, 2019.

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about Berkshire Hills Bancorp and SI Financial from documents that Berkshire Hills and SI Financial have previously filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with the proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Berkshire Hills Bancorp or SI Financial at no cost from the SEC’s website at www.sec.gov. You will also be able to obtain these documents, free of charge, from Berkshire Hills Bancorp at www.ir.berkshirebank.com or from SI Financial at www.mysifi.com. These documents are also available without charge to you upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below:
Berkshire Hills Bancorp, Inc. 60 State Street Boston, Massachusetts 02109 Attention: Investor Relations Manager (800) 773-5601, ext. 13373	SI Financial Group, Inc. 803 Main Street Willimantic, Connecticut 06226 Attention: Investor Relations (860) 456-6514
To obtain timely delivery of these documents, you must request them no later than March 26, 2019 in order to receive them before SI Financial’s special meeting of stockholders.
For a more detailed description of the information incorporated by reference into the proxy statement/prospectus and how you may obtain it, see the section entitled “Where You can Find More Information.”
You should rely only on the information contained in, or incorporated by reference into, the proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, the proxy statement/prospectus. The proxy statement/prospectus is dated February 25, 2019, and you should assume that the information in the proxy statement/prospectus is accurate only as of such date unless information specifically indicates that another date applies.
The proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

SI FINANCIAL GROUP, INC.
803 MAIN STREET
WILLIMANTIC, CONNECTICUT 06226
NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 2, 2019
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (which we refer to as the “special meeting”) of SI Financial Group, Inc. (which we refer to as “SI Financial”) will be held on April 2, 2019 at 9:00 a.m., Eastern Time, at Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut 06256, for the following purposes:
1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 11, 2018 (which we refer to as the “merger agreement”), by and between Berkshire Hills Bancorp, Inc. and SI Financial and the transactions contemplated thereby, in (which proposal we refer to as the “merger proposal”);

2.
To consider and vote upon an advisory, non-binding proposal to approve compensation payable to the named executive officers of SI Financial in connection with the merger (which proposal we refer to as the “merger-related compensation proposal”); and

3.
To approve one or more adjournments of the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger proposal (which proposal we refer to as the “adjournment proposal”).

The merger is described in more detail in this proxy statement/prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus. Only SI Financial stockholders of record as of the close of business on February 19, 2019, are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.
The affirmative vote of the holders of a majority of the outstanding shares of SI Financial common stock is required to approve the merger proposal. The affirmative vote of the holders of at least a majority of the votes cast at the special meeting is required to approve each of the merger-related compensation proposal and the adjournment proposal.
SI Financial’s board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal, and “FOR” the adjournment proposal.
To ensure your representation at the special meeting, please follow the voting procedures described in the accompanying proxy statement/prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and allow your shares to be voted should anything prevent your attendance in person. Your proxy may be revoked at any time before it is voted by following the instructions provided in the proxy statement/prospectus.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Rheo A. Brouillard Rheo A. Brouillard President and Chief Executive Officer
Willimantic, Connecticut
February 26, 2019

YOUR VOTE IS IMPORTANT!
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.
If you have any questions concerning the merger or other matters to be considered at the special meeting, would like additional copies of this proxy statement/prospectus or need help voting your shares, please contact SI Financial’s proxy solicitor:
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Telephone (toll-free): (800) 662-5200
Banks and brokers may call collect: (203) 658-9400
PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL BE SENT SEPARATE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following are answers to certain questions that you may have regarding the merger and the special meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this proxy statement/prospectus.
Q:
WHY AM I RECEIVING THIS DOCUMENT?

A.
Berkshire Hills Bancorp, Inc. (which we refer to as “Berkshire Hills Bancorp”) and SI Financial Group, Inc. (which we refer to as “SI Financial”) have agreed to combine under the terms of an Agreement and Plan of Merger dated as of December 11, 2018 (which we refer to as the “merger agreement”), that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A. In order to complete the merger of SI Financial with and into Berkshire Hills Bancorp (which we refer to as the “merger”), the stockholders of SI Financial must vote to approve the merger agreement. SI Financial will hold a special meeting of its stockholders to obtain these approvals. This proxy statement/prospectus contains important information about the merger, the merger agreement, the special meeting of SI Financial stockholders, and other related matters, and you should read it carefully.

The merger cannot be completed unless SI Financial stockholders vote to approve the merger agreement. With this proxy statement/prospectus, SI Financial’s board of directors is soliciting proxies from SI Financial stockholders to obtain this approval at the special meeting discussed below.
Q:
WHAT WILL SI FINANCIAL STOCKHOLDERS RECEIVE IN THE MERGER?

A:
If the merger proposal is approved and the merger is subsequently completed, SI Financial stockholders will receive 0.48 shares of Berkshire Hills Bancorp common stock for each share of SI Financial common stock held immediately prior to the merger. Berkshire Hills Bancorp will not issue any fractional shares of Berkshire Hills Bancorp common stock in the merger. SI Financial stockholders who would otherwise be entitled to a fractional share of Berkshire Hills Bancorp common stock upon the completion of the merger will instead receive an amount in cash equal to the product of  (i) the fraction of a share of Berkshire Hills Bancorp common stock to which a SI Financial stockholder would otherwise be entitled multiplied by (ii) the average of the daily closing sale prices of Berkshire Hills Bancorp common stock as reported on the New York Stock Exchange for the ten consecutive trading days ending on the third business day prior to the closing date of the merger.

Q:
HOW WILL THE MERGER AFFECT SI FINANCIAL STOCK OPTIONS?

A:
At the effective time of the merger, all outstanding and unexercised options to purchase SI Financial common stock will fully vest and be converted into options to purchase a number of shares of Berkshire Hills Bancorp common stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of SI Financial common stock subject to such SI Financial stock option immediately prior to the effective time by (ii) 0.48; and the exercise price per share of the new option will be equal to the quotient obtained by dividing (a) the per share exercise price for the shares of SI Financial common stock subject to such SI Financial option by (b) 0.48 (rounded up to the nearest whole cent).

Q:
WILL THE VALUE OF THE MERGER CONSIDERATION CHANGE BETWEEN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS AND THE TIME THAT THE MERGER IS COMPLETED?

A:
Yes. Although the exchange ratio is fixed, the value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based on the market value of Berkshire Hills Bancorp common stock. Any change in the market price of Berkshire Hills Bancorp common stock after the date of this proxy statement/prospectus will change the value of the merger consideration that SI Financial stockholders will receive.

Q:
WHAT WILL HAPPEN TO SI FINANCIAL AS A RESULT OF THE MERGER?

A:
If the merger is completed, SI Financial will merge with and into Berkshire Hills Bancorp, and SI Financial’s separate corporate existence will cease to exist. Immediately following the merger, Savings Institute Bank and Trust Company, a Connecticut savings bank and wholly owned subsidiary of SI Financial (which we refer to as “Savings Institute Bank and Trust”), will merge with and into Berkshire Bank, a Massachusetts trust company and wholly owned subsidiary of Berkshire Hills Bancorp, with Berkshire Bank being the surviving bank, in a transaction we refer to as the “bank merger”).

Q:
WHEN WILL THE MERGER BE COMPLETED?

A:
We expect the merger will be completed when all of the conditions to completion contained in the merger agreement are satisfied or waived, including the receipt of required regulatory approvals and the approval of the merger agreement by SI Financial stockholders at the special meeting. We currently expect to complete the merger in the second quarter of 2019. However, because fulfillment of some of the conditions to completion of the merger, such as the receipt of required regulatory approvals, is not entirely within our control, we cannot predict the actual timing of the completion of the merger.

Q:
WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:
If the merger is not completed, SI Financial stockholders will not receive any consideration for their shares of common stock in connection with the merger. Instead, SI Financial will remain an independent company and its common stock will continue to be listed and traded on the Nasdaq Global Market. Under specified circumstances, SI Financial may be required to pay to Berkshire Hills Bancorp a fee with respect to the termination of the merger agreement. For more information, please review the sections entitled “Terminating the Merger Agreement” and “Termination Fee” beginning on pages 82 and 83.

Q:
WHERE CAN I FIND MORE INFORMATION ABOUT BERKSHIRE HILLS BANCORP AND SI FINANCIAL?

A:
You can find more information about Berkshire Hills Bancorp and SI Financial from the various sources described under the section entitled “Where You Can Find More Information” at the end of this proxy statement/prospectus.

Q:
WHEN AND WHERE IS THE SPECIAL MEETING?

A:
SI Financial will hold a special meeting of its stockholders on April 2, 2019, at 9:00 a.m., Eastern Time, at Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut 06256.

Q:
WHO CAN VOTE AT THE SPECIAL MEETING?

A:
Holders of record of SI Financial common stock at the close of business on February 19, 2019, the record date for the special meeting, are entitled to vote at the special meeting.

Q:
HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE SI FINANCIAL SPECIAL MEETING TO HAVE A QUORUM?

A:
The holders of a majority of all of the shares of SI Financial common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:
WHAT MATTERS ARE SI FINANCIAL STOCKHOLDERS BEING ASKED TO APPROVE AT THE SPECIAL MEETING?

A:
SI Financial stockholders are being asked to vote on the following:

•
A proposal to approve the merger agreement, a copy of which is attached as Appendix A, and the transactions contemplated thereby, which we refer to as the “merger proposal”;

•
A proposal to approve, on an advisory, non-binding basis, compensation payable to the named executive officers of SI Financial in connection with the merger, which we refer to as the merger-related compensation proposal; and

•
A proposal to approve one or more adjournments of the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger proposal, which we refer to as the “adjournment proposal.”

Q:
WHAT VOTE BY SI FINANCIAL STOCKHOLDERS IS REQUIRED TO APPROVE THE SPECIAL MEETING PROPOSALS?

A:
Merger Proposal:   Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of SI Financial common stock entitled to vote on the merger agreement. Abstentions and broker non-votes will have the same effect as a vote against the merger proposal.

Merger-Related Compensation Proposal and Adjournment Proposal:   Approval of the merger-related compensation proposal and the adjournment proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect whether either proposal is approved.
As of the record date for the special meeting, directors and senior executive officers of SI Financial, together with their affiliates, had sole or shared voting power over approximately 3.3% of the SI Financial common stock outstanding and entitled to vote at the special meeting. Pursuant to the terms of the merger agreement, each of the directors and certain of the senior executive officers of SI Financial have entered into voting agreements with Berkshire Hills Bancorp pursuant to which they have agreed to vote an aggregate of 351,882 shares of SI Financial common stock in favor of the merger proposal at the special meeting.
Q:
HOW MAY THE SI FINANCIAL STOCKHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS?

A:
SI Financial stockholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope, or by following the telephone or Internet voting instructions on the proxy card as soon as possible, or by attending the special meeting and voting in person. This will enable your shares to be represented and voted at the special meeting. If your stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Q:
WILL A BROKER OR BANK HOLDING SHARES IN “STREET NAME” FOR A SI FINANCIAL STOCKHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE STOCKHOLDER AT THE SPECIAL MEETING?

A:
No. A broker or bank WILL NOT be able to vote your shares with respect to the merger proposal without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is important that you provide timely instruction to your broker or bank to ensure that all shares of SI Financial common stock that you own are voted at the special meeting. The failure of a SI Financial stockholder whose shares of SI Financial common stock are held in “street name” to give voting instructions to the broker or bank will have the same effect as a vote “AGAINST” the merger proposal.

Q:
IF I AM A PARTICIPANT IN SI FINANCIAL’S ESOP OR SI FINANCIAL’S 401(K) PLAN, HOW WILL SHARES OWNED THROUGH SUCH PLANS BE VOTED?

A:
If you participate in the Savings Institute Bank and Trust Company Employee Stock Ownership Plan (which we refer to as the “Savings Institute ESOP”) or if you hold shares of SI Financial common stock through the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Plan (which we refer to as the “Savings Institute 401(k) Plan”), you will receive a voting instruction card for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the Savings Institute ESOP, the Savings Institute ESOP trustee votes all allocated shares of SI Financial common stock held by the Savings Institute ESOP as directed by the plan participants. The Savings Institute ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of SI Financial common stock held by the Savings Institute ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.
Under the terms of the Savings Institute 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of SI Financial common stock held in the SI Financial Stock Fund and credited to his or her Savings Institute 401(k) Plan account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions.
Q:
WILL SI FINANCIAL STOCKHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE SPECIAL MEETING IN PERSON?

A:
Yes. Submitting a proxy will not affect the right of any stockholder to vote in person at the special meeting. If you hold your shares in “street name” and wish to attend the special meeting, you must ask your broker or bank how to vote those shares in person at the special meeting.

Q:
MAY A SI FINANCIAL STOCKHOLDER CHANGE OR REVOKE HIS OR HER VOTE AFTER SUBMITTING A PROXY?

A:
Yes. If you have not voted through your broker, you can change your vote by:

•
providing written notice of revocation to Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., which must be provided by the time the special meeting begins;

•
submitting a new proxy card (any earlier proxies will be revoked automatically); or

•
attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.
Q:
WHAT SHOULD A SI FINANCIAL STOCKHOLDER DO IF HE OR SHE RECEIVES MORE THAN ONE SET OF VOTING MATERIALS?

A:
As a SI Financial stockholder, you may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your SI Financial shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold SI Financial shares. In addition, if you are a holder of record and your SI Financial shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus in the section entitled “Special Meeting of SI Financial Stockholders.”

Q:
DO SI FINANCIAL STOCKHOLDERS HAVE DISSENTERS’ OR APPRAISAL RIGHTS?

A:
No. Under the Maryland General Corporation Law (the “MGCL”) and the articles of incorporation of SI Financial, SI Financial stockholders do not have appraisal rights in connection with the merger.

Q:
WHAT DOES SI FINANCIAL’S BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE THREE PROPOSALS?

A:
SI Financial’s board of directors unanimously (i) determined that the merger agreement and the merger are in the best interests of SI Financial and its stockholders, (ii) approved the merger agreement and recommended that the SI Financial stockholders approve the merger agreement, and (iii) directed that the merger agreement be submitted for consideration by the SI Financial stockholders. Accordingly, the SI Financial board of directors unanimously recommends that SI Financial stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Q:
WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO SI FINANCIAL STOCKHOLDERS?

A:
It is a condition to the completion of the merger that Berkshire Hills Bancorp and SI Financial receive written opinions from their respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code.” Subject to the limitations and qualifications described in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” if you are a United States holder of SI Financial common stock, generally you will not recognize any gain or loss with respect to the exchange of shares of SI Financial common stock for shares of Berkshire Hills Bancorp common stock in the merger. However, SI Financial stockholders generally will recognize gain or loss with respect to cash received in lieu of fractional shares of Berkshire Hills Bancorp common stock that the SI Financial stockholders would otherwise be entitled to receive.

You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 of this proxy statement/prospectus for more information about the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.
Q:
ARE THERE RISKS INVOLVED IN UNDERTAKING THE MERGER?

A:
Yes. You should read and carefully consider the risk factors set forth in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 14.

Q:
WHY ARE SI FINANCIAL STOCKHOLDERS BEING ASKED TO APPROVE, ON AN ADVISORY, NON-BINDING BASIS, CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION?

A:
U.S. federal securities laws require SI Financial to seek an advisory, non-binding vote with respect to certain payments that may be made to SI Financial’s named executive officers in connection with the merger.

Q:
WHAT WILL HAPPEN IF SI FINANCIAL STOCKHOLDERS DO NOT APPROVE THE MERGER-RELATED COMPENSATION PROPOSAL AT THE SPECIAL MEETING?

A:
The vote with respect to the merger-related compensation proposal is an advisory vote and will not be binding on SI Financial. Therefore, if the merger proposal is approved by SI Financial’s stockholders, the merger-related compensation may still be paid to the SI Financial named executive officers if and to the extent required or allowed under applicable law even if SI Financial’s stockholders do not approve the merger-related compensation proposal.

Q:
WILL THE MERGER-RELATED COMPENSATION BE PAID IF THE MERGER IS NOT CONSUMMATED?

A:
No. Payment of the merger-related compensation is contingent upon the consummation of the merger.

Q:
SHOULD SI FINANCIAL STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A:
No. SI Financial stockholders SHOULD NOT send in any stock certificates now. If the merger is approved, transmittal materials, with instructions for their completion, will be provided to SI Financial stockholders under separate cover and the stock certificates should be sent at that time.

Q:
WHAT SHOULD I DO IF I HOLD MY SHARES OF SI FINANCIAL COMMON STOCK IN BOOK-ENTRY FORM?

A:
You are not required to take any special additional actions if your shares of SI Financial common stock are held in book-entry form. Promptly following the completion of the merger, shares of SI Financial common stock held in book-entry form automatically will be exchanged for shares of Berkshire Hills Bancorp common stock in book-entry form and cash to be paid in exchange for fractional shares, if any.

Q:
WHAT HAPPENS IF I SELL MY SHARES OF SI FINANCIAL COMMON STOCK BEFORE THE SPECIAL MEETING?

A:
The record date for SI Financial stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the merger. If you transfer your shares of SI Financial common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:
WHAT DO SI FINANCIAL STOCKHOLDERS NEED TO DO NOW?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, we are requesting you vote by mail, by telephone, by Internet or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote your SI Financial shares at the special meeting as you direct. If you sign and send in a proxy card and do not indicate how you wish to vote, your proxy will be voted “FOR” each of the special meeting proposals. Alternatively, you can follow the telephone or Internet voting instructions on your proxy card.

Q:
WHO CAN HELP ANSWER MY QUESTIONS?

A:
If you have any questions about the merger or the special meeting, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact SI Financial’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 (for stockholders) or (203) 658-9400 (for banks and brokers).

SUMMARY
This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information important to you. To understand the merger more fully, you should read this entire document carefully, including the documents attached to this proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers. For more information, see “Where You Can Find More Information,” beginning on page 96. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
The Companies
Berkshire Hills Bancorp, Inc.
60 State Street
Boston, Massachusetts 02109
(800) 773-5601, ext. 13373
Berkshire Hills Bancorp, a Delaware corporation, is a bank holding company headquartered in Boston, Massachusetts that was incorporated and commenced operations in 2000. Berkshire Hills Bancorp’s common stock is listed on the New York Stock Exchange under the symbol “BHLB.” Berkshire Hills Bancorp conducts its operations primarily through Berkshire Bank, a Massachusetts trust company with 115 full service branch offices in Massachusetts, Connecticut, New York, Vermont, New Jersey and Pennsylvania. Berkshire Bank provides personal and business banking, insurance, and wealth management services. Berkshire Hills Bancorp is also the holding company for Berkshire Insurance Group, an insurance agency in Western Massachusetts. At September 30, 2018, Berkshire Hills Bancorp had total assets of $12.0 billion, total deposits of  $8.8 billion and total stockholders’ equity of  $1.5 billion.
SI Financial Group, Inc.
803 Main Street
Willimantic, Connecticut 06226
(860) 456-6514
SI Financial, a Maryland corporation, is a bank holding company headquartered in Willimantic, Connecticut. SI Financial’s common stock is quoted on the Nasdaq Global Market under the symbol “SIFI.” SI Financial conducts its operations primarily through Savings Institute Bank and Trust, a Connecticut savings bank that offers products and services to meet the financial needs of its customers through its twenty-three branch offices in eastern Connecticut and Rhode Island. At September 30, 2018, SI Financial had total assets of  $1.6 billion, total deposits of  $1.3 billion and total stockholders’ equity of $170.0 million.
Special Meeting of SI Financial Stockholders; Required Vote (page 33)
A special meeting of SI Financial stockholders is scheduled to be held on April 2, 2019 at 9:00 a.m., Eastern Time, at Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut 06256. At the special meeting, you will be asked to vote on a proposal to approve the merger agreement between SI Financial and Berkshire Hills Bancorp. You will also be asked to vote on an advisory, non-binding proposal to approve the merger-related compensation. You may also be asked to vote to adjourn the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement.
Only SI Financial stockholders of record as of the close of business on February 19, 2019 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.
Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of SI Financial common stock entitled to vote on the merger agreement. Abstentions and broker non-votes will have the same effect as a vote against the merger proposal.
Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.

Approval of the proposal to adjourn the special meeting requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect whether the proposal is approved.
As of the record date, there were 12,059,785 shares of SI Financial common stock outstanding and entitled to vote. The directors and senior executive officers of SI Financial, as a group, had sole or shared voting power over approximately 395,977 shares of SI Financial common stock, representing approximately 3.3% of the outstanding shares of SI Financial common stock as of the record date. Each of the directors and certain senior executive officers of SI Financial have agreed to vote an aggregate of 351,882 shares of SI Financial common stock in favor of the merger proposal at the special meeting.
The Merger and the Merger Agreement (pages 38 and 71)
Berkshire Hills Bancorp’s acquisition of SI Financial is governed by the merger agreement. The merger agreement provides that if all of the conditions to the merger contained in the merger agreement are satisfied or waived, SI Financial will be merged with and into Berkshire Hills Bancorp, with Berkshire Hills Bancorp as the surviving entity. We encourage you to read the merger agreement, which is included as Appendix A to this proxy statement/prospectus.
In the Merger, SI Financial Stockholders Will Receive Shares of Berkshire Hills Bancorp Common Stock (page 71)
Under the merger agreement, each outstanding share of SI Financial common stock will be exchanged for 0.48 shares (which we refer to as the “exchange ratio”) of Berkshire Hills Bancorp common stock, plus a cash payment for any fractional shares in an amount equal to the product of  (i) the fraction of a share of Berkshire Hills Bancorp common stock to which a SI Financial stockholder otherwise would be entitled multiplied by (ii) the average of the daily closing sales prices of Berkshire Hills Bancorp common stock as reported on the New York Stock Exchange for the ten consecutive trading days ending on the third business day prior to the closing date of the merger.
Treatment of SI Financial Stock Options (page 71)
At the effective time of the merger, each SI Financial stock option, whether vested or unvested, outstanding and unexercised immediately prior to the effective time, will fully vest and be converted into an option to purchase a number of shares of Berkshire Hills Bancorp common stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of SI Financial common stock subject to such SI Financial stock option immediately prior to the effective time by (ii) 0.48; and the exercise price per share of the new option will be equal to the quotient obtained by dividing (a) the per share exercise price for the shares of SI Financial common stock subject to such SI Financial option by (b) 0.48 (rounded up to the nearest whole cent).
Comparative Market Prices
The following table shows the closing price per share of Berkshire Hills Bancorp common stock and SI Financial common stock on December 11, 2018, which is the last day on which shares of Berkshire Hills Bancorp common stock traded preceding the public announcement of the merger, and on February 19, 2019, the most recent practicable date prior to the mailing of this proxy statement/prospectus. The table also shows the implied value of the merger consideration, which was computed by multiplying the price of a share of Berkshire Hills Bancorp common stock by the exchange ratio of 0.48. See “the Merger —  Consideration to be Received in the Merger” on page 71.
	Berkshire Hills Bancorp Common Stock	SI Financial Common Stock	Implied Value of Merger Consideration
December 11, 2018	$31.29	$13.03	$15.02
February 19, 2019	$30.59	$14.42	$14.68
Recommendation of SI Financial Board of Directors (page 43)
The SI Financial board of directors has unanimously approved the merger agreement. The SI Financial board believes that the merger agreement and the merger are in the best interests of SI Financial and its stockholders, and therefore unanimously recommends that SI Financial stockholders vote “FOR” the merger proposal. In reaching this decision, SI Financial’s board of directors considered a variety of factors, which are described in the section captioned “The Merger — SI Financial’s Reasons for the Merger and Recommendation of the SI Financial Board of Directors” beginning on page 43.
In addition, the SI Financial board of directors unanimously recommends that SI Financial stockholders vote “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Opinion of SI Financial’s Financial Advisor (page 46)
In connection with the merger, SI Financial’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated December 11, 2018, to the SI Financial board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of SI Financial common stock of the exchange ratio in the proposed merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix B to this proxy statement/prospectus. The opinion was for the information of, and was directed to, the SI Financial board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion does not address the underlying business decision of SI Financial to engage in the merger or enter into the merger agreement or constitute a recommendation to the SI Financial board of directors in connection with the merger, and it does not constitute a recommendation to any holder of SI Financial common stock as to how to vote or act in connection with the merger or any other matter.
Interests of SI Financial’s Directors and Executive Officers in the Merger that are Different From Yours (page 64)
In considering the recommendations of the SI Financial board of directors, SI Financial stockholders should be aware that SI Financial’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of SI Financial stockholders generally. The SI Financial board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement and in determining to recommend to the SI Financial stockholders that they vote to approve the merger proposal. These interests include:
•
At the effective time, each SI Financial stock option, whether vested or unvested, outstanding and unexercised immediately prior to the effective time, will fully vest and be converted into an option to purchase a number of shares of Berkshire Hills Bancorp common stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of SI Financial common stock subject to such SI Financial stock option immediately prior to the effective time by (ii) 0.48; and the exercise price per share of the new option will be equal to the quotient obtained by dividing (a) the per share exercise price for the shares of SI Financial common stock subject to such SI Financial option by (b) 0.48 (rounded up to the nearest whole cent).

•
Employment and change in control severance agreements with the executive officers of SI Financial provide for a cash severance payment and continued medical, dental and life insurance coverage in the event of termination of employment without cause of for good reason within one or two years after a change in control.

•
The supplemental executive retirement plan that SI Financial maintains with Lauren L. Murphy, Chief Financial Officer, provides that, following a change in control, she will be entitled to the normal retirement benefit under such plan even if her employment terminates prior to her normal retirement age.

•
The supplemental executive retirement plan in which Rheo A. Brouillard, President and Chief Executive Officer, Laurie L. Gervais, Executive Vice President, and Ms. Murphy participate provides a benefit if a change in control occurs prior to the completion of the scheduled repayments of the Savings Institute ESOP acquisition loans.

•
An agreement that Ms. Gervais has entered into with SI Financial and Berkshire Hills Bancorp pursuant to which she will provide consulting services to Berkshire Hills Bancorp following completion of the merger and an additional payment as consideration for certain restrictive covenants.

•
An agreement that Ms. Murphy has entered into with SI Financial and Berkshire Hills Bancorp pursuant to which she received a cash payment in 2018 in partial satisfaction of the cash severance payment that would otherwise be payable under her change in control agreement with SI Financial.

•
Berkshire Hills Bancorp has agreed to appoint Mr. Brouillard to the boards of directors of Berkshire Hills Bancorp and Berkshire Bank.

•
Director retirement agreements with Mark Alliod and Michael Garvey provide that, following a change in control, they will be entitled to the normal retirement benefit under such agreements even if their service terminates before they satisfy the service requirements under such agreements.

•
Berkshire Hills Bancorp has agreed to establish an advisory board and invite those individuals who serve on the board of directors of SI Financial as of the date of the merger agreement, other than Mr. Brouillard, to join the advisory board. It is anticipated that the advisory board will meet as requested by the board of directors of Berkshire Bank from and after the effective time of the merger for a term of one year. Each member of the advisory board will be paid an annual retainer fee of  $10,000.

•
The merger agreement provides SI Financial’s directors and officers with rights to indemnification and continued coverage under directors’ and officers’ liability insurance policies.

Regulatory Matters Relating to the Merger (page 63)
The merger and the bank merger cannot be completed unless they are first approved by the Federal Deposit Insurance Corporation (“FDIC”), the Massachusetts Commissioner of Banks, the Connecticut Banking Department, the Rhode Island Department of Business Regulation and Division of Banking, and the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Berkshire Hills Bancorp intends to file the required applications. As of the date of this proxy statement/prospectus, Berkshire Hills Bancorp has not received any approvals from these regulators. While Berkshire Hills Bancorp does not know of any reason why it would not obtain regulatory approvals required to consummate the merger in a timely manner, Berkshire Hills Bancorp cannot be certain when or if it will receive such regulatory approvals.
Conditions to Completing the Merger (page 72)
The completion of the merger is subject to the fulfillment of a number of conditions, including:
•
approval of the merger agreement by SI Financial stockholders;

•
receipt of all required regulatory approvals and the expiration of all statutory waiting periods;

•
authorization for listing on the New York Stock Exchange of the shares of Berkshire Hills Bancorp common stock to be issued in the merger;

•
effectiveness of the registration statement of which this proxy statement/prospectus is a part of;

•
the absence of any order, decree, injunction, statute, rule or regulation that enjoins or prohibits the consummation of the merger;

•
receipt of all requisite third party consents;

•
performance in all material respects by each of Berkshire Hills Bancorp and SI Financial of its obligations under the merger agreement unless waived by the other party;

•
receipt by each of Berkshire Hills Bancorp and SI Financial of an opinion from its respective legal counsel to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•
subject to the materiality standards provided in the merger agreement, the continued accuracy of representations and warranties made on the date of the merger agreement;

•
no burdensome governmental condition has been placed on Berkshire Hills Bancorp; and

•
no material adverse effect with respect to either party has occurred.

Terminating the Merger Agreement (page 82)
The merger agreement may be terminated by mutual written agreement of Berkshire Hills Bancorp and SI Financial at any time prior to the completion of the merger. Additionally, subject to the conditions and circumstances described in the merger agreement, either Berkshire Hills Bancorp or SI Financial may terminate the merger agreement if, among other things, any of the following occur:
•
the merger has not been consummated by December 31, 2019, unless the failure to complete the merger by that time was due to such party’s failure to perform or observe the covenants and agreements contained in the merger agreement;

•
SI Financial stockholders do not approve the merger agreement at the special meeting;

•
a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the consummation of the merger or the transactions contemplated by the merger agreement; or

•
there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the merger agreement, which breach cannot be cured prior to the closing date, or has not been cured within 30 days after the giving of written notice to such party of such breach.

SI Financial has the right to terminate the merger agreement if, at any time during a five-day period commencing on the tenth day prior to closing, the average closing price of Berkshire Hills Bancorp common stock over the 20 consecutive trading days prior to the tenth day prior to closing (i) is less than $24.99 and (ii) fails to meet certain comparison thresholds relative to the Nasdaq Bank Index, as further described in the section of this proxy statement/prospectus entitled “The Merger Agreement —  Terminating the Merger Agreement” beginning on page 82. If SI Financial elects to exercise this termination right, then Berkshire Hills Bancorp has the option to override the proposed termination by increasing the exchange ratio to a level that would eliminate the effects of either of the two requirements of this termination right.
At any time prior to SI Financial’s special meeting of stockholders, by Berkshire Hills Bancorp if  (i) SI Financial shall have materially breached its obligations under the merger agreement, (ii) the board of directors of SI Financial shall have failed to recommend approval of the merger to its stockholders or withholds, withdraws, amends or modifies its recommendation in any manner adverse to Berkshire Hills Bancorp, (iii) the board of directors of SI Financial shall have recommended, proposed, or publicly announced its intention to recommend or propose, to engage in an acquisition transaction with any party other than Berkshire Hills Bancorp, (iv) a tender or exchange offer for 20% or more of the outstanding shares of SI Financial Common Stock is commenced and the board of directors of SI Financial shall have failed to publicly recommend against such tender or exchange offer within five business days of being requested to do so by Berkshire Hills Bancorp, or (v) SI Financial shall have materially breached its obligations by failing to call, give notice of, convene, and hold the special meeting.
SI Financial may also terminate the merger agreement if SI Financial has received a superior proposal and the board of directors of SI Financial had made a determination to accept such superior proposal and complied with the provisions of the merger agreement.

Termination Fee (page 83)
If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals with respect to SI Financial or changes in the recommendation of the SI Financial board of directors, SI Financial may be required to pay Berkshire Hills Bancorp a termination fee equal to $7.4 million. The termination fee could discourage other companies from seeking to acquire or merge with SI Financial.
Accounting Treatment of the Merger (page 60)
The Merger will be accounted for using the acquisition method in accordance with U.S. generally accepted accounting principles.
Comparison of Rights of Stockholders (page 87)
The rights of SI Financial stockholders will change as a result of the merger due to differences in Berkshire Hills Bancorp’s and SI Financial’s governing documents. The rights of SI Financial stockholders are governed by Maryland law and by SI Financial’s articles of incorporation and bylaws, each as amended to date. Upon the completion of the merger, SI Financial stockholders will become stockholders of Berkshire Hills Bancorp, as the continuing legal entity after the merger, and the rights of SI Financial stockholders will therefore be governed by Berkshire Hills Bancorp’s certificate of incorporation and bylaws. See “Comparison of Rights of Stockholders” beginning on page 87 for a summary of the material differences between the respective rights of SI Financial and Berkshire Hills Bancorp stockholders.
No Dissenters’ or Appraisal Rights (page 70)
Under Maryland law, SI Financial stockholders will not be entitled to any appraisal rights or dissenters’ rights in connection with the merger. See “No Dissenters’ or Appraisal Rights” on page 70.
Litigation Related to the Merger (page 70)
On February 8, 2019, one purported SI Financial stockholder filed a putative class action lawsuit against SI Financial, Berkshire Hills Bancorp and the members of the SI Financial board of directors in the United States District Court for the District of Connecticut, captioned Karp v. SI Financial Group, Inc. et al., Docket No. 3:19-cv-00199. The plaintiff, on behalf of himself and similarly-situated SI Financial stockholders, generally alleges that the registration statement filed with the SEC on February 4, 2019 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.
On February 15, 2019, one purported SI Financial stockholder filed a lawsuit against SI Financial and the members of the SI Financial board of directors in the United States District Court for the District of Connecticut, captioned McHugh v. SI Financial Group, Inc. et al., Docket No. 3:19-cv-00236. The plaintiff generally alleges that the registration statement filed with the SEC on February 4, 2018 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.
Material U.S. Federal Income Tax Consequences of the Merger (page 60)
The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Accordingly, U.S. holders of SI Financial common stock generally will not recognize any gain or loss on the exchange of shares of SI Financial common stock for shares of Berkshire Hills Bancorp common stock. However, a U.S. holder of SI Financial common stock generally will be subject to U.S. federal income tax on cash received in lieu of any fractional share of Berkshire Hills Bancorp common stock that a holder would otherwise be entitled to receive.

This tax treatment may not apply to all SI Financial stockholders. Determining the actual tax consequences of the merger to SI Financial stockholders can be complicated and will depend on your particular circumstances. SI Financial stockholders should consult their own tax advisor for a full understanding of the merger’s tax consequences that are particular to each stockholder.
To review the tax consequences of the merger to SI Financial stockholders in greater detail, please see the section “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”
Risk Factors (page 14)
You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement About Forward-Looking Statements” beginning on page 20, you should consider carefully the risk factors described below, in deciding how to vote. You should also read and consider the risk factors associated with the business of Berkshire Hills Bancorp and SI Financial because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found in the Berkshire Hills Bancorp Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, the Berkshire Hills Bancorp Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the SI Financial Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, and the SI Financial Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Because the market price of Berkshire Hills Bancorp common stock will fluctuate, SI Financial stockholders cannot be certain of the market value of the merger consideration they will receive.
Upon completion of the merger, each share of SI Financial common stock will be converted into the right to receive 0.48 shares of Berkshire Hills Bancorp common stock. There will be no adjustment to the exchange ratio (except for adjustments to reflect the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction with respect to Berkshire Hills Bancorp common stock), and SI Financial does not have a right to terminate the merger agreement based upon changes in the market price of Berkshire Hills Bancorp common stock, subject to the limited exception described below. Accordingly, the dollar value of Berkshire Hills Bancorp common stock that SI Financial stockholders will receive upon completion of the merger will depend upon the market value of Berkshire Hills Bancorp common stock at the time of completion of the merger, which may be lower or higher than the closing price of Berkshire Hills Bancorp common stock on the last full trading day preceding public announcement that Berkshire Hills Bancorp and SI Financial entered into the merger agreement, the last full trading day prior to the date this proxy statement/prospectus was mailed or the date of the special meeting. The market values of Berkshire Hills Bancorp common stock and SI Financial common stock have varied since Berkshire Hills Bancorp and SI Financial entered into the merger agreement and will continue to vary in the future due to changes in the business, operations or prospects of Berkshire Hills Bancorp and SI Financial, market assessments of the merger, regulatory considerations, market and economic considerations, and other factors, most of which are beyond Berkshire Hills Bancorp’s and SI Financial’s control. Accordingly, at the time of the special meeting, SI Financial stockholders will not necessarily know or be able to calculate the value of the stock consideration they would be entitled to receive upon completion of the merger. You should obtain current market quotations for shares of Berkshire Hills Bancorp common stock and for shares of SI Financial common stock. See “Market Price and Dividend Information” on page 32 for ranges of historic market prices of Berkshire Hills Bancorp common stock and SI Financial common stock.
If, at any time during the five-day period starting on the tenth day prior to closing, the average closing price of Berkshire Hills Bancorp common stock for the twenty-trading day period ending on such date is less than $24.99, and since the date of the merger agreement Berkshire Hills Bancorp common stock has underperformed the Nasdaq Bank Index by more than 20 percentage points, SI Financial may elect to terminate the merger agreement. If SI Financial provides notice of its intent to terminate, Berkshire Hills Bancorp will have the option of paying additional consideration, as specified in the merger agreement, in order to proceed with the merger.
SI Financial will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on SI Financial. These uncertainties may impair SI Financial’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others who deal with SI Financial to seek to change existing business relationships with SI Financial. SI Financial employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect SI Financial’s financial results. In addition, the merger agreement requires that SI Financial operate in the usual, regular and ordinary course of business and restricts SI Financial from taking certain actions prior to the effective time of the merger or termination of the merger agreement without Berkshire Hills Bancorp’s consent in writing. These restrictions may prevent SI Financial from pursuing attractive business opportunities that may arise prior to the completion of the merger.
Failure to complete the merger could negatively impact the stock price and future business and financial results of SI Financial.
SI Financial has already incurred substantial expenses in connection with the merger. If the merger is not completed, the ongoing business of SI Financial may be adversely affected and SI Financial will be subject to several risks and consequences, including the following:
•
If the merger agreement is terminated under specified circumstances, SI Financial will be required to pay a termination fee of  $7.4 million;

•
SI Financial will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisory and printing fees;

•
under the merger agreement, SI Financial is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its operating results;

•
matters relating to the merger may require substantial commitments of time and resources by SI Financial management, which could otherwise have been devoted to other opportunities that may have been beneficial to SI Financial as an independent company;

•
SI Financial may experience negative reactions from the financial markets and from its customers and employees; and

•
SI Financial could be subject to litigation related to any failure to complete the merger or to enforcement proceedings to perform its obligations under the merger agreement.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire SI Financial.
Until the completion of the merger, with some exceptions, SI Financial is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiry or proposal that may lead to an acquisition proposal, such as a merger or other business combination transactions, with any person other than Berkshire Hills Bancorp. In addition, SI Financial has agreed to pay a $7.4 million termination fee to Berkshire Hills Bancorp in specified circumstances. These provisions could discourage other companies that may have an interest in acquiring SI Financial from considering or proposing such an acquisition even though those other companies might be willing to offer greater value to SI Financial’s stockholders than Berkshire Hills Bancorp has offered in the merger. The payment of the termination fee could also have a material adverse effect on SI Financial’s financial condition.
Certain of SI Financial’s officers and directors have interests that are different from, or in addition to, interests of SI Financial stockholders generally.
Directors and officers of SI Financial have interests in the merger that are different from, or in addition to, the interests of SI Financial stockholders generally. The SI Financial board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement and in determining to recommend to the SI Financial stockholders that they vote to approve the merger proposal. These interests are described in detail under the section entitled “The Merger — Interests of SI Financial’s Directors and Executive Officers in the Merger that are Different From Yours” beginning on page 64.

SI Financial stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined organization.
SI Financial stockholders currently have the right to vote in the election of the SI Financial board of directors and on various other matters affecting SI Financial. Upon the completion of the merger, each SI Financial stockholder will become a stockholder of Berkshire Hills Bancorp with a percentage ownership of the combined organization that is significantly smaller than the stockholder’s percentage ownership of SI Financial. It is expected that the former stockholders of SI Financial as a group will receive shares in the merger constituting approximately 11.5% of the outstanding shares of Berkshire Hills Bancorp common stock immediately after the merger, representing less than a majority of the ownership and voting power of Berkshire Hills Bancorp. As a result, SI Financial stockholders will have significantly less influence on the management and policies of Berkshire Hills Bancorp than they now have on the management and policies of SI Financial.
The shares of Berkshire Hills Bancorp common stock to be received by SI Financial stockholders receiving the stock consideration as a result of the merger will have different rights from shares of SI Financial common stock.
Following completion of the merger, SI Financial stockholders will no longer be stockholders of SI Financial but will instead be stockholders of Berkshire Hills Bancorp. There will be important differences between the current rights of SI Financial stockholders and the rights of Berkshire Hills Bancorp stockholders that may be important to SI Financial stockholders. See “Comparison of Rights of Stockholders” beginning on page 87 for a discussion of the material differences between the rights associated with Berkshire Hills Bancorp common stock and SI Financial common stock.
The fairness opinion received by SI Financial’s board of directors from SI Financial’s financial advisor prior to execution of the merger agreement does not reflect changes in circumstances subsequent to the date of the fairness opinion.
KBW, SI Financial’s financial advisor in connection with the merger, delivered to the board of directors of SI Financial its opinion dated December 11, 2018. The opinion does not speak as of the time the merger will be completed or any date other than the date of such opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Berkshire Hills Bancorp or SI Financial, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of Berkshire Hills Bancorp and SI Financial.
There is no assurance when or even if the merger will be completed.
Completion of the merger is subject to satisfaction or waiver of a number of conditions. See “The Merger — Conditions to Completing the Merger” on page 72. There can be no assurance that Berkshire Hills Bancorp and SI Financial will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived.
Berkshire Hills Bancorp and SI Financial can agree at any time to terminate the merger agreement, even if SI Financial stockholders have already voted to approve the merger agreement. Berkshire Hills Bancorp and SI Financial can also terminate the merger agreement under other specified circumstances. See “The Merger — Terminating the Merger Agreement” on page 82.
Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the merger may be completed, certain approvals or consents must be obtained from the various bank regulatory and other authorities in the United States, the Commonwealth of Massachusetts and the States of Connecticut and Rhode Island. There can be no assurance as to whether the federal or state regulatory approval will be received or the timing of the approvals. Berkshire Hills Bancorp is not obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger include any conditions or restrictions that would constitute a “burdensome condition” as defined in the merger agreement. While SI Financial does not currently expect that any such conditions or restrictions would be imposed, there can be no assurance that they will not be, and such conditions or restrictions could have the effect of delaying or preventing completion of the merger.
Goodwill incurred in the merger may negatively affect Berkshire Hills Bancorp’s financial condition.
To the extent that the merger consideration, consisting of the number of shares of Berkshire Hills Bancorp common stock issued or to be issued in the merger, exceeds the fair value of the net assets, including identifiable intangibles of SI Financial, that amount will be reported as goodwill by Berkshire Hills Bancorp. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits of the merger could adversely impact the carrying value of the goodwill recognized in the merger, and in turn negatively affect Berkshire Hills Bancorp’s financial condition.
SI Financial stockholders do not have dissenters’ or appraisal rights in the merger.
Appraisal or dissenters’ rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in that extraordinary transaction. Under Maryland law, and pursuant to SI Financial’s articles of incorporation, holders of SI Financial common stock are not entitled to appraisal rights in the merger with respect to their shares of SI Financial common stock because SI Financial common stock is listed on a national securities exchange and SI Financial’s articles of incorporation do not provide for appraisal rights unless specifically granted by SI Financial’s board of directors.
Berkshire Hills Bancorp may be unable to successfully integrate SI Financial’s operations or otherwise realize the expected benefits from the merger, which would adversely affect Berkshire Hills Bancorp’s results of operations and financial condition.
The merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include:
•
integrating personnel with diverse business backgrounds;

•
combining different corporate cultures; and

•
retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of SI Financial who are expected to be retained by Berkshire Hills Bancorp. Berkshire Hills Bancorp may not be successful in retaining these employees for the time period necessary to successfully integrate SI Financial’s operations with those of Berkshire Hills Bancorp. The diversion of management’s attention and any delay or difficulty encountered in connection with the merger and the integration of the two companies’ operations could have an adverse effect on the business and results of operation of Berkshire Hills Bancorp following the merger.
The success of the merger will depend, in part, on Berkshire Hills Bancorp’s ability to realize the anticipated benefits and cost savings from combining the business of Berkshire Hills Bancorp with SI Financial. If Berkshire Hills Bancorp is unable to successfully integrate SI Financial, the anticipated benefits and cost savings of the merger may not be realized fully or may take longer to realize than expected. For example, Berkshire Hills Bancorp may fail to realize the anticipated increase in earning and cost savings anticipated to be derived from the acquisition. In addition, as with regard to any merger, a significant decline in asset valuations or cash flows may also cause Berkshire Hills Bancorp not to realize expected benefits.

The price of Berkshire Hills Bancorp common stock might decrease after the merger.
Upon completion of the merger, holders of SI Financial common stock will become holders of Berkshire Hills Bancorp common stock. Berkshire Hills Bancorp common stock could decline in value after the merger. The market value of Berkshire Hills Bancorp common stock fluctuates based upon various factors, including changes in the business, operations or prospects of Berkshire Hills Bancorp, market assessments of the merger, regulatory considerations, market and economic considerations, and other factors. Further, the market price of Berkshire Hills Bancorp common stock after the merger may be affected by factors different from those currently affecting the common stock of Berkshire Hills Bancorp or SI Financial. The businesses of SI Financial and Berkshire Hills Bancorp differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of SI Financial and Berkshire Hills Bancorp. For a discussion of the businesses of SI Financial and Berkshire Hills Bancorp and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 96.
Litigation relating to the merger could result in significant costs, management distraction, and/or a delay of or injunction against the merger.
On February 8, 2019, one purported SI Financial stockholder filed a putative class action lawsuit against SI Financial, Berkshire Hills Bancorp and the members of the SI Financial board of directors in the United States District Court for the District of Connecticut, captioned Karp v. SI Financial Group, Inc. et al., Docket No. 3:19-cv-00199. The plaintiff, on behalf of himself and similarly-situated SI Financial stockholders, generally alleges that the registration statement filed with the SEC on February 4, 2019 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.
On February 15, 2019, one purported SI Financial stockholder filed a lawsuit against SI Financial and the members of the SI Financial board of directors in the United States District Court for the District of Connecticut, captioned McHugh v. SI Financial Group, Inc. et al., Docket No. 3:19-cv-00236. The plaintiff generally alleges that the registration statement filed with the SEC on February 4, 2018 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.
The outcomes of these actions are uncertain and could result in significant costs to SI Financial and/or Berkshire Hills Bancorp, including costs associated with the indemnification of SI Financial’s directors and officers. Other plaintiffs may also file lawsuits against SI Financial, Berkshire Hills Bancorp and/or their directors and officers in connection with the merger. The defense or settlement of any lawsuits or claims relating to the merger may have a material adverse effect on the business, financial condition and results of operations of SI Financial, Berkshire Hills Bancorp and/or the combined company.
If the actions remain unresolved, they could prevent or delay the completion of the merger. One of the conditions to the consummation of the merger is the absence of any order, decree or injunction of a court or agency enjoining or prohibiting the consummation of the merger or the bank merger or of any proceeding instituted by a governmental entity for the purpose of enjoining the merger, the bank merger or the transactions contemplated by the merger agreement. Consequently, if a settlement or other resolution is not reached in this or any other lawsuits that are filed or in any regulatory proceeding, or this plaintiff or any other claimants secure injunctive or other relief or a regulatory authority issues an order or other directive prohibiting, restricting or making illegal the consummation of the merger, the bank merger or the transactions contemplated by the merger agreement, then such injunctive or other relief may prevent the merger from becoming effective in a timely manner or at all.

Risks Relating to Berkshire Hills Bancorp’s Business.
You should read and consider risk factors specific to Berkshire Hills Bancorp’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Berkshire Hills Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents incorporated by reference into this document. Please see the section entitled “Where You Can Find More Information” for the location of information incorporated by reference into this document.
Risks Relating to SI Financial’s Business.
You should read and consider risk factors specific to SI Financial’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in SI Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents incorporated by reference into this document. Please see the section entitled “Where You Can Find More Information” for the location of information incorporated by reference into this document.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this document are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Berkshire Hills Bancorp’s or SI Financial’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “projections,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger or the bank merger, including future financial and operating results of Berkshire Hills Bancorp, SI Financial or the combined company following the merger, the combined company’s plans, objectives, expectations and intentions, the expected timing of the completion of the merger, financing plans and the availability of capital, the likelihood of success and impact of litigation and other statements that are not historical facts. These statements are only predictions based on Berkshire Hills Bancorp’s and SI Financial’s current expectations and projections about future events. There are important factors that could cause Berkshire Hills Bancorp’s and SI Financial’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section entitled “Risk Factors” beginning on page 14.
These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in Berkshire Hills Bancorp’s and SI Financial’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:
•
the inability to close the merger and the bank merger in a timely manner;

•
the failure to complete the merger due to the failure of SI Financial stockholders to approve the merger proposal;

•
failure to obtain applicable regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule;

•
the potential impact of announcement or consummation of the merger on relationships with third parties, including customers, employees, and competitors;

•
business disruption following the merger;

•
difficulties and delays in integrating the Berkshire Hills Bancorp and SI Financial businesses or fully realizing cost savings and other benefits;

•
Berkshire Hills Bancorp’s potential exposure to unknown or contingent liabilities of SI Financial;

•
the challenges of integrating, retaining, and hiring key personnel;

•
failure to attract new customers and retain existing customers in the manner anticipated;

•
the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger;

•
any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•
changes in Berkshire Hills Bancorp’s stock price before closing, including as a result of the financial performances of Berkshire Hills Bancorp and SI Financial prior to closing;

•
operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which Berkshire Hills Bancorp and SI Financial are highly dependent;

•
changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the “Dodd-Frank Act,” and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•
changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve;

•
changes in interest rates, which may affect Berkshire Hills Bancorp’s or SI Financial’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of Berkshire Hills Bancorp’s or SI Financial’s assets, including its investment securities;

•
potential changes to the federal tax code;

•
changes in accounting principles, policies, practices, or guidelines;

•
changes in Berkshire Hills Bancorp’s credit ratings or in Berkshire Hills Bancorp’s ability to access the capital markets;

•
natural disasters, war, or terrorist activities; and

•
other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting Berkshire Hills Bancorp’s or SI Financial’s operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond Berkshire Hills Bancorp’s or SI Financial’s control.
Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.
For any forward-looking statements made in this document or in any documents incorporated by reference into this document, Berkshire Hills Bancorp and SI Financial claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of the applicable document incorporated by reference in this document. Except to the extent required by applicable law, Berkshire Hills Bancorp and SI Financial do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Berkshire Hills Bancorp, SI Financial, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document.

SELECTED HISTORICAL FINANCIAL INFORMATION
The following tables show summarized historical financial data for Berkshire Hills Bancorp and SI Financial. You should read this summary financial information in connection with Berkshire Hills Bancorp’s historical financial information, which is incorporated by reference into this document, and in connection with SI Financial’s historical financial information, which is incorporated by reference into this document. See the section entitled “Where You Can Find More Information” for instructions on how to obtain the information that has been incorporated by reference. Amounts as of and for the nine months ended September 30, 2018 and 2017 are unaudited and are not necessarily indicative of the results of operations for the fully year or any other interim period. Management of Berkshire Hills Bancorp and SI Financial believe that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its respective results of operations and financial position as of the dates and for the periods indicated.
SELECTED HISTORICAL FINANCIAL AND OTHER DATA
OF BERKSHIRE HILLS BANCORP, INC.
	At September 30,		At December 31,
(In thousands, except per share data)	2018	2017	2017	2016	2015	2014	2013
Selected Financial Data:
Total assets	$12,030,059	$9,766,703	$11,570,751	$9,162,542	$7,831,086	$6,501,079	$5,671,724
Securities	1,917,874	1,823,798	1,898,564	1,628,246	1,371,316	1,205,794	870,091
Loans(1)	8,904,513	6,947,406	8,299,338	6,549,787	5,725,236	4,680,600	4,180,523
Allowance for loan losses	(58,457)	(49,004)	(51,834)	(43,998)	(39,308)	(35,662)	(33,323)
Goodwill and other intangible assets	552,945	420,242	557,583	422,551	334,607	276,270	270,662
Total deposits	8,766,101	6,790,146	8,749,530	6,622,092	5,589,135	4,654,679	3,848,529
Borrowings	1,540,126	1,488,649	1,137,075	1,313,997	1,263,318	1,051,371	1,063,032
Total stockholders’ equity	1,532,315	1,284,527	1,496,264	1,093,298	887,189	709,287	678,062
	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Selected Operating Data:
Total interest and dividend income	$343,310	$254,435	$360,258	$280,439	$247,030	$207,042	$203,741
Total interest expense	77,378	46,006	65,463	48,172	33,181	28,351	34,989
Net interest income	265,932	208,429	294,795	232,267	213,849	178,691	168,752
Fee income	87,176	92,594	122,801	68,606	57,480	53,434	50,525
All other non-interest (loss) income	1,655	3,797	2,888	(2,755)	(3,192)	(5,664)	7,707
Total non-interest income	88,831	96,391	125,689	65,851	54,288	47,770	58,232
Total net revenue	354,763	304,820	420,484	298,118	268,137	226,461	226,984
Provision for loan losses	18,735	14,884	21,025	17,362	16,726	14,968	11,378
Total non-interest expense	220,183	209,669	299,710	203,302	196,829	165,986	157,359
Income tax expense (continuing operations)	24,339	22,210	44,502	18,784	5,064	11,763	17,104
Net (loss) income from discontinued operations	—	—	—	—	—	—	—
Net income	91,506	58,057	55,247	58,670	49,518	33,744	41,143
Dividends per common share	0.66	0.63	0.84	0.80	0.76	0.72	0.72
Basic earnings per common share	1.99	1.55	1.40	1.89	1.74	1.36	1.66
Diluted earnings per common share	1.98	1.54	1.39	1.88	1.73	1.36	1.65
Weighted average common shares outstanding – basic	46,009	37,547	39,456	30,988	28,393	24,730	24,802
Weighted average common shares outstanding – diluted	46,226	37,908	39,695	31,167	28,564	24,854	24,965

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Selected Operating Ratios and Other Data:
Per Common Share Data(1)
Net earnings diluted	$1.98	$1.54	$1.39	$1.88	$1.73	$1.36	$1.65
Adjusted earnings, diluted(2)	2.08	1.71	2.29	2.20	2.09	1.80	1.87
Total book value per share	32.84	31.78	32.14	30.65	28.64	28.17	27.08
Tangible book value per share(2)	20.68	21.38	19.83	18.81	17.84	17.19	16.27
Dividends	0.66	0.63	0.84	0.80	0.76	0.72	0.72
Market price at period end	40.70	38.75	36.60	36.85	29.11	26.66	27.27
Performance Ratios(1)(3):
Return on average assets	1.05%	0.85%	0.56%	0.74%	0.68%	0.55%	0.78%
Adjusted return on average assets(2)	1.10%	0.92%	0.93%	0.86%	0.82%	0.73%	0.88%
Return on average equity	7.96%	6.63%	4.45%	6.44%	6.14%	4.87%	6.09%
Adjusted return on average equity(2)	8.36%	7.37%	7.31%	7.51%	7.40%	6.46%	6.92%
Net interest margin, fully tax equivalent(4)	3.39%	3.35%	3.40%	3.31%	3.34%	3.30%	3.67%
Fee income/total net revenue	24.57%	30.38%	29.20%	23.01%	21.44%	23.60%	22.26%
Growth Ratios:
Total commercial loans	5.40%	8.94%	37.79%	18.39%	28.65%	14.80%	4.51%
Total loans	9.72%	8.09%	26.71%	14.41%	22.32%	11.96%	4.81%
Total deposits	0.25%	3.38%	32.13%	18.48%	20.08%	20.95%	(6.14)%
Total net revenue, (compared to prior year)	16.38%	37.16%	41.05%	11.18%	18.40%	(0.23)%	14.96%
Earnings per share, (compared to prior year)	28.57%	(1.90)%	(26.06)%	8.62%	27.21%	(17.58)%	10.74%
Adjusted earnings per share, (compared to prior year)(2)	21.64%	4.32%	4.09%	5.26%	16.11%	(3.74)%	(5.56)%
Asset Quality Ratios(5):
Net loans charged-offs (annualized/average total loans)	0.19%	0.20%	0.19%	0.21%	0.25%	0.29%	0.29%
Allowance for loan losses/total loans	0.66%	0.71%	0.62%	0.67%	0.69%	0.76%	0.80%
Capital and Liquidity Ratios(1):
Tier 1 capital to average assets – Company	9.09%	9.46%	9.01%	7.88%	7.71%	7.01%	N/A
Total capital to risk-weighted assets – Company	12.99%	14.27%	12.43%	11.87%	11.91%	11.38%	N/A
Tier 1 capital to average assets – Bank	9.08%	7.91%	8.32%	7.84%	7.66%	7.18%	7.99%
Total capital to risk-weighted assets – Bank	12.20%	11.69%	11.17%	11.21%	11.16%	10.78%	11.62%
Shareholders’ equity/total assets	12.74%	13.15%	12.93%	11.93%	11.33%	10.91%	11.95%
Tangible common shareholders’ equity to tangible assets(2)	8.53%	9.25%	8.52%	7.68%	7.37%	6.96%	7.54%
Loans/deposits	102%	102%	95%	99%	102%	101%	109%

(1)
Adjusted measurements are non-GAAP financial measures that are adjusted to exclude certain revenue and expense items primarily related to acquisitions and restructuring activities. Refer to the Berkshire Hills Bancorp Reconciliation of Non-GAAP Financial Measures and discussion of Non-GAAP financial measures for additional information.

(2)
Non-GAAP financial measure.

(3)
All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(4)
Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

(5)
Generally accepted accounting principles require that loans acquired in a business combination be recorded at fair value, whereas loans from business activities are recorded at cost. The fair value of loans acquired in a business combination includes expected loan losses, and there is no loan loss allowance recorded for these loans at the time of acquisition. Accordingly, the ratio of the loan loss allowance to total loans is reduced as a result of the existence of such loans, and this measure is not directly comparable to prior periods. Similarly, net loan charge-offs are normally reduced for loans acquired in a business combination since these loans are recorded net of expected loan losses. Therefore, the ratio of net loan charge-offs to average loans is reduced as a result of the existence of such loans, and this measure is not directly comparable to prior periods. Other institutions may have loans acquired in a business combination, and therefore there may be no direct comparability of these ratios between and among other institutions.

BERKSHIRE HILLS BANCORP NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with Berkshire Hills Bancorp’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to Berkshire Hills Bancorp’s results for any particular quarter or year. Berkshire Hills Bancorp’s non-GAAP adjusted earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by Berkshire Hills Bancorp in this report as supplemental financial data should be considered in conjunction with Berkshire Hills Bancorp’s GAAP financial information.
Berkshire Hills Bancorp utilizes the non-GAAP measure of adjusted earnings in evaluating operating trends, including components for adjusted revenue and expense. These measures exclude amounts which Berkshire Hills Bancorp views as unrelated to its normalized operations, including securities gains/losses, gains on the sale of business operations and assets, losses recorded for hedge terminations, merger costs, restructuring costs, legal settlements, and systems conversion and contract restructuring costs. Securities gains/losses include gains/losses on equity securities beginning in the first quarter of 2018. In 2017, there was a large adjustment for the write-down of the deferred tax asset at year-end due to the passage of federal tax reform. There was also an adjustment for investments in employees and communities which were made by Berkshire Hills Bancorp in recognition of the future benefits of federal tax reform. Berkshire Hills Bancorp also measures adjusted revenues and adjusted expenses which result from the above adjustments. An adjustment is also calculated to adjust for the difference between tax expense calculated for adjusted earnings and for GAAP earnings.
Berkshire Hills Bancorp calculates certain profitability measures based on its adjusted revenue, expenses, and earnings. Berkshire Hills Bancorp also calculates adjusted earnings per share based on its measure of adjusted earnings and based on diluted common shares. Berkshire Hills Bancorp views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating Berkshire Hills Bancorp’s performance. Management also believes that the computation of non-GAAP adjusted earnings and adjusted earnings per share may facilitate the comparison of Berkshire Hills Bancorp to other companies in the financial services industry.
Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, system conversion costs, variable compensation expenses, and professional fees. Systems conversion costs relate primarily to Berkshire Hills Bancorp’s core systems conversion and related systems conversions costs, and core systems contract restructuring. Restructuring costs primarily consist of Berkshire Hills Bancorp’s continued effort to create efficiencies in operations through calculated adjustments to the branch banking footprint. Expense adjustments include variable rate compensation related to non-operating items.
Berkshire Hills Bancorp also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

BERKSHIRE HILLS BANCORP RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
		At or for the Nine Months Ended		At or For the Years Ended December 31,
(in thousands)		September 30, 2018	September 30, 2017	2017	2016	2015	2014	2013
Net income (GAAP)		$91,506	$58,057	$55,247	$58,670	$49,518	$33,744	$41,143
Adj: Securities (gains) losses and other revenue adjustments		696	(5,939)	(5,969)	551	(2,110)	9,691	(6,045)
Adj: Net gains on sale of business operations		(460)	(296)	(296)	(1,085)	—	—	—
Adj: Merger, acquisition, restructuring, conversion related and other expense adjustments		6,138	16,005	34,958	15,761	17,611	8,492	15,348
Adj: Deferred tax asset impairment			—	18,145	—	—	—	—
Adj: Income taxes		(1,678)	(3,314)	(11,277)	(5,455)	(5,409)	(7,185)	(3,750)
Total adjusted income (non-GAAP)	(A)	$96,202	$64,513	$90,808	$68,442	$59,610	$44,742	$46,696
Total revenue (GAAP)		$354,763	$304,820	$420,484	$298,118	$268,137	$226,461	$226,984
Adj: Securities (gains) losses and other revenue adjustments		696	(5,939)	(5,969)	551	(2,110)	9,691	(6,045)
Adj: Net gains on sale of business operations		(460)	(296)	(296)	(1,085)	—	—	—
Total operating revenue (non-GAAP)	(B)	$354,999	$298,585	$414,219	$297,584	$266,027	$236,152	$220,939
Total non-interest expense (GAAP)		$220,183	$209,669	$299,710	$203,302	$196,830	$165,986	$157,359
Less: Total non-operating expense (see above)		(6,138)	(16,005)	(34,958)	(15,761)	(17,611)	(8,492)	(15,348)
Adjusted non-interest expense (non-GAAP)	(C)	$214,045	$193,664	$264,752	$187,541	$179,219	$157,494	$142,011
(in millions, except per share data)
Total average assets	(D)	$11,687	$9,369	$9,815	$7,958	$7,249	$6,171	$5,306
Total average shareholders’ equity	(E)	1,534	1,167	1,244	911	805	693	675
Total average tangible shareholders’ equity	(F)	978	746	793	563	494	415	403
Total average tangible common shareholders’ equity(2)	(G)	937	746	784	563	494	415	403
Total tangible shareholders’ equity, period-end(2)	(H)	979	864	939	671	553	433	407
Total tangible common shareholders’ equity, period-end(2)	(I)	939	864	898	671	553	433	407
Total tangible assets, period-end(2)	(J)	11,477	9,346	11,013	8,740	7,496	6,226	5,402
Total common shares outstanding, period-end (thousands)	(K)	45,420	40,424	45,290	35,673	30,974	25,183	25,036
Average diluted shares outstanding (thousands)	(L)	46,226	37,708	39,695	31,167	28,564	24,854	24,965
GAAP earnings per share, diluted		$1.98	$1.54	$1.39	$1.88	$1.73	$1.36	$1.65
Adjusted earnings per share, diluted	(A/L)	2.08	1.71	2.29	2.20	2.09	1.80	1.87
Book value per share, period-end		32.84	31.78	32.14	30.65	28.64	28.17	27.08
Tangible book value per share, period-end	(I/K)	20.68	21.38	19.83	18.81	17.84	17.19	16.27
Total shareholders’ equity/total assets		12.74	13.15	12.93	11.93	11.33	10.91	11.95
Total tangible shareholders’ equity/total tangible assets	(H)/(J)	8.53	9.25	8.52	7.68	7.37	6.95	7.54
Performance ratios(1)
GAAP return on assets		1.05%	0.83%	0.56%	0.74%	0.68%	0.55%	0.78%
Adjusted return on assets	(A/D)	1.10	0.92	0.93	0.86	0.82	0.73	0.88
GAAP return on equity		7.96	6.63	4.45	6.44	6.15	4.87	6.09
Adjusted return on equity	(A/E)	8.36	7.37	7.31	7.51	7.40	6.46	6.92

(1)
Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(2)
Non-GAAP financial measure.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF SI FINANCIAL
	At September 30,		At December 31,
(In thousands, except per share data)	2018	2017	2017	2016	2015	2014	2013
Selected Financial Data:
Total assets	$1,607,135	$1,585,000	$1,580,956	$1,550,890	$1,481,834	$1,350,533	$1,346,379
Loans(1)	1,291,968	1,241,533	1,250,343	1,233,536	1,177,039	1,053,408	1,056,090
Allowance for loan losses	14,227	12,217	12,334	11,820	9,863	7,797	6,916
Securities	147,576	168,545	154,053	159,367	175,132	173,040	170,220
Total deposits	1,250,093	1,214,089	1,208,047	1,130,685	1,058,017	1,010,713	984,749
Borrowings(2)	161,028	175,063	178,342	226,007	242,843	156,525	184,520
Total stockholders’ equity	170,012	171,002	168,481	164,727	154,330	157,739	152,842
	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Selected Operating Data:
Total interest income	$42,672	$40,349	$53,987	$52,911	$48,126	$47,521	$38,192
Total interest expense	9,215	8,305	11,081	10,083	8,901	8,243	8,454
Net interest income	33,457	32,044	42,906	42,828	39,225	39,278	29,738
Service charges and fee income	5,240	5,704	7,460	7,662	7,930	8,185	6,923
All other non-interest income	3,392	2,959	3,701	7,932	2,391	1,981	1,382
Total non-interest income	8,632	8,663	11,161	15,594	10,321	10,166	8,305
Total net revenue	51,304	49,012	65,148	68,505	58,447	57,687	46,497
Provision for loan losses	2,022	501	661	2,190	2,509	1,539	1,319
Total non-interest expense	29,856	30,023	39,795	39,998	40,585	41,506	37,677
Income tax expense (benefit)	2,147	3,378	8,369	4,924	2,104	1,988	(98)
Net income (loss)	$8,064	$6,805	$5,242	$11,310	$4,348	$4,411	$(855)

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Selected Operating Ratios and Other Data:
Performance Ratios:
Return on average assets(3)	0.68%	0.58%	0.33%	0.75%	0.31%	0.33%	(0.08)%
Return on average equity(4)	6.34%	5.39%	3.09%	7.09%	2.79%	2.82%	(0.63)%
Net interest rate spread(5)	2.77%	2.68%	2.69%	2.85%	2.82%	2.97%	2.74%
Net interest margin(6)	3.00%	2.88%	2.89%	3.01%	2.97%	3.11%	2.93%
Non-interest income/total net revenue	16.83%	17.68%	17.13%	22.76%	17.66%	17.62%	17.86%
Non-interest expense/average assets	2.51%	2.54%	2.51%	2.64%	2.87%	3.06%	3.48%
Capital Ratios:
Stockholders’ equity/total assets	10.58%	10.79%	10.66%	10.62%	10.41%	11.68%	11.35%
Tier 1 capital to average assets – Savings Institute Bank and Trust	9.61%	9.52%	9.40%	9.41%	9.38%	9.37%	8.94%
Total capital to risk-weighted assets – Savings Institute Bank and Trust	14.27%	15.65%	15.02%	15.40%	15.37%	15.87%	15.65%

	At or For the Nine Months Ended September 30,		At or For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Asset Quality Ratios:
Net loans charged-off/average total loans	0.01%	0.01%	0.01%	0.02%	0.04%	0.06%	0.10%
Allowance for loan losses/total loans	1.10%	0.99%	0.99%	0.96%	0.84%	0.74%	0.66%
Share Data:
Basic earnings per common share	0.68	0.57	0.44	0.96	0.36	0.36	(0.08)
Diluted earnings per common share	0.68	0.57	0.44	0.95	0.36	0.36	(0.08)
Dividends per common share	0.18	0.15	0.20	0.16	0.16	0.12	0.12
Tangible book value per share(7)	12.76	12.59	12.38	12.06	11.15	10.88	10.41
Market price at (period) year end	14.00	14.95	14.70	15.40	13.65	11.33	12.05
Weighted average common shares outstanding – basic	11,832,723	11,850,229	11,859,401	11,806,927	11,976,291	12,313,549	10,434,191
Weighted average common shares outstanding – diluted	11,917,026	11,939,719	11,926,519	11,868,122	12,005,987	12,347,129	10,434,191

Note: All quarter to date information is annualized where applicable.
(1)
Includes loans held for sale and deferred loan costs.

(2)
Includes Federal Home Loan Bank advances and junior subordinated debt owed to unconsolidated trust.

(3)
Net income (loss) divided by average total assets.

(4)
Net income (loss) divided by average total equity.

(5)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(6)
Net interest margin represents net interest income as a percentage of average interest-earning assets for the period.

(7)
Non-GAAP financial measure.

SI FINANCIAL NON-GAAP FINANCIAL MEASURES
This document contains a non-GAAP financial measure in addition to results presented in accordance with GAAP. Non-GAAP measures are intended to provide the reader with additional supplemental perspectives on SI Financial’s financial performance, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with SI Financial’s GAAP financial information. Non-GAAP measures used by SI Financial in this proxy statement/prospectus as supplemental financial data should be considered in conjunction with SI Financial’s GAAP financial information.
SI Financial adjusts its book value measure to exclude intangible assets due to the importance of equity-related measures to the investment community. A reconciliation of the tangible book value per share, a non-GAAP measure, to book share value per share, a GAAP measure, is provided below.
SI FINANCIAL RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	September 30,		December 31,
	2018	2017	2017	2016	2015	2014	2013
Book value per share	$14.13	$13.98	$13.76	$13.49	$12.63	$12.35	$11.94
Effect of intangible assets per share	(1.37)	(1.39)	(1.38)	(1.43)	(1.48)	(1.47)	(1.53)
Tangible book value per share	$12.76	$12.59	$12.38	$12.06	$11.15	$10.88	$10.41

UNAUDITED COMPARATIVE PRO FORMA PER SHARE DATA
The following table summarizes selected common share and per common share information about Berkshire Hills Bancorp and SI Financial giving effect to the merger (which is referred to as “pro forma” information). The data in the table is based on and should be read together with the financial information and the financial statements of Berkshire Hills Bancorp and SI Financial presented in or incorporated by reference in this document.
The pro forma information is based on available information and certain assumptions that Berkshire Hills Bancorp and SI Financial management believe are reasonable. The pro forma information about book value per common share assumes that the merger took place as of September 30, 2018. The pro forma information about dividends per common share and net income per common share assumes that the merger took place as of January 1, 2017. The pro forma information in the table assumes that the merger is accounted for under the acquisition method of accounting.
Pro forma amounts per common share were calculated based on Berkshire Hills Bancorp’s actual common shares outstanding for the periods presented together with an estimate of Berkshire Hills Bancorp common shares to be issued as consideration for the merger utilizing SI Financial share information and Berkshire Hills Bancorp common stock price information as of December 10, 2018. It is further assumed that Berkshire Hills Bancorp’s cash dividend to common shares is based on an annual rate of  $0.84 per share for 2017 and $0.88 for 2018. The actual payment of dividends is subject to numerous factors, and no assurance can be given that Berkshire Hills Bancorp will pay dividends following the completion of the merger or that dividends will not be reduced in the future.
This information is presented for illustrative purposes only. You should not rely on the pro forma amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.
	Berkshire Hills Bancorp Historical	SI Financial Historical	Pro Forma Combined(1)(2)	Per Equivalent SI Financial Share(4)
Book value per common share(3):
At September 30, 2018	$32.84	$14.13	$32.39	$15.55
Cash dividends declared to common stockholders per share:
Nine months ended September 30, 2018	0.66	0.18	0.66	0.32
Year ended December 31, 2017	0.84	0.20	0.84	0.40
Basic earnings per common share:
Nine months ended September 30, 2018	1.99	0.68	2.00	0.96
Year ended December 31, 2017	1.40	0.44	1.48	0.71
Diluted earnings per common share:
Nine months ended September 30, 2018	1.98	0.68	2.00	0.96
Year ended December 31, 2017	1.39	0.44	1.47	0.71

(1)
The pro forma combined basic and diluted net income per share of Berkshire Hills Bancorp common stock is based on the pro forma combined net income for the merged entities divided by total pro forma weighted average basic and diluted common shares of the combined entities. The net income for the merged entities includes fair value adjustments, net of tax effects, totaling $6.1 million and $4.6 million for the year ended December 31, 2017 and the nine months ended September 30, 2018, respectively.

(2)
Pro forma dividends per share represent Berkshire Hills Bancorp’s historical dividends per share.

(3)
The pro forma combined book value per share is based on the pro forma common shareholder’s equity divided by total pro forma common shares.

(4)
Represents the pro forma combined information multiplied by the 0.48 exchange ratio.

MARKET PRICE AND DIVIDEND INFORMATION
Berkshire Hills Bancorp common stock is listed on the New York Stock Exchange under the symbol “BHLB.” SI Financial common stock is listed on the Nasdaq Global Market under the symbol “SIFI.” The following table lists the high and low closing prices per share for Berkshire Hills Bancorp common stock and SI Financial common stock and the cash dividends declared by each company for the periods indicated.
	Berkshire Hills Bancorp Common Stock			SI Financial Common Stock
	High	Low	Dividends	High	Low	Dividends
Quarter Ended
March 31, 2019 (through February 19, 2019)	$30.59	$26.86	$0.23	$14.42	$12.81	$0.06
December 31, 2018	41.00	26.09	0.22	14.29	12.60	0.06
September 30, 2018	43.15	40.35	0.22	15.15	13.65	0.06
June 30, 2018	43.55	37.40	0.22	15.30	14.20	0.06
March 31, 2018	39.75	36.35	0.22	15.10	13.90	0.06
December 31, 2017	39.65	35.95	0.21	15.60	14.25	0.05
September 30, 2017	38.75	33.15	0.21	16.30	14.05	0.05
June 30, 2017	37.95	33.65	0.21	16.15	14.05	0.05
March 31, 2017	36.80	34.20	0.21	15.35	13.55	0.05
You should obtain current market quotations for Berkshire Hills Bancorp and SI Financial common stock, as the market price of Berkshire Hills Bancorp common stock will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations on the Internet, from a newspaper or by calling your broker.
As of February 19, 2019, there were approximately 3,522 holders of record of Berkshire Hills Bancorp common stock. As of February 19, 2019, there were approximately 1,138 holders of record of SI Financial common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or “street name” through brokerage firms.
Following the merger, the declaration of dividends will be at the discretion of Berkshire Hills Bancorp’s board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of Berkshire Hills Bancorp, applicable state law and government regulations and other factors deemed relevant by Berkshire Hills Bancorp’s board of directors.

SPECIAL MEETING OF SI FINANCIAL STOCKHOLDERS
This document is being provided to holders of SI Financial common stock as SI Financial’s proxy statement in connection with the solicitation of proxies by and on behalf of its board of directors to be voted at the special meeting and at any adjournment or postponement of the special meeting. This document is also being provided to holders of SI Financial common stock as Berkshire Hills Bancorp’s prospectus in connection with the issuance by Berkshire Hills Bancorp of its shares of common stock as consideration in the proposed merger.
Date, Time and Place of Meeting
The special meeting is scheduled to be held as follows:
Date:
April 2, 2019

Time:
9:00 a.m., local time

Place:
Savings Institute Bank and Trust Company Financial Center, 579 North Windham Road, North Windham, Connecticut 06256

Purpose of the Meeting
At the special meeting, SI Financial’s stockholders will be asked to:
•
Approve the merger proposal, pursuant to which SI Financial will merge with and into Berkshire Hills Bancorp, with Berkshire Hills Bancorp surviving the merger, and each share of SI Financial common stock outstanding immediately prior to the completion of the merger will be converted into the right to receive 0.48 shares of Berkshire Hills Bancorp common stock.

•
Approve the merger-related compensation proposal.

•
Approve the adjournment proposal, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement or to approve the merger-related compensation.

Who Can Vote at the Meeting
You are entitled to vote if the records of SI Financial showed that you held shares of SI Financial common stock as of the close of business on February 19, 2019, which is the record date for the special meeting. As of the close of business on the record date, 12,059,783 shares of SI Financial common stock were outstanding. Each share of SI Financial common stock has one vote on each matter presented to stockholders. If your shares are held in “street name” by your broker, bank or other nominee and you wish to vote in person at the special meeting, you will have to obtain a “legal proxy” from your broker, bank or other nominee entitling you to vote at the special meeting.
Quorum; Vote Required
The special meeting will conduct business only if holders of record of shares of SI Financial common stock entitled to cast a majority of votes are represented in person or by proxy at the meeting to constitute a quorum. If you submit valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. If you fail to provide voting instructions to your broker, bank or other nominee with respect to a proposal, that broker, bank or other nominee will not vote your shares with respect to that proposal.
Approval of the merger proposal requires the affirmative vote of holders of a majority of the shares of SI Financial common stock outstanding and entitled to vote thereon. Failure to submit valid proxy instructions or to vote in person will have the same effect as a vote against the merger proposal. Broker non-votes and abstentions from voting will have the same effect as voting against the merger proposal.
Approval of the merger-related compensation proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. The failure to vote in person or submit valid proxy instructions, broker non-votes and abstentions will have no effect on the voting on the proposal.

Approval of the adjournment proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. The failure to vote in person or submit valid proxy instructions, broker non-votes and abstentions will have no effect on the voting on the proposal.
Shares Held by SI Financial Senior Executive Officers and Directors and by Berkshire Hills Bancorp
As of February 19, 2019, directors and senior executive officers of SI Financial had sole or shared voting power over 395,977 shares of SI Financial common stock. This equals 3.3% of the outstanding shares of SI Financial common stock outstanding and entitled to vote as of February 19, 2019. Each of SI Financial’s directors and certain senior executive officers, solely in his or her capacity as a SI Financial stockholder, have entered into a separate voting agreement with Berkshire Hills Bancorp, pursuant to which each such director and officer has agreed to vote all shares of SI Financial common stock over which he or she exercises sole disposition and voting rights in favor of the approval of the merger agreement and the merger and certain related matters and against alternative transactions. As of February 19, 2019, the SI Financial directors and certain senior executive officers that are party to these voting agreements exercised sole disposition and voting rights with respect to 351,882 shares of SI Financial common stock, representing 2.9% of the outstanding shares of SI Financial common stock. As of February 19, 2019, Berkshire Hills Bancorp did not own any shares of SI Financial common stock.
Voting and Revocability of Proxies
You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, SI Financial recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.
If you are a “stockholder of record,” you can vote your shares:
•
via internet at www.envisionreports.com/SIFI;

•
via telephone by calling (800) 652-8683 within the United States, U.S. territories and Canada;

•
by completing and mailing in the proxy card that is enclosed; or

•
by voting in person at the special meeting.

Please refer to the specific instructions set forth on the proxy card. We encourage you to vote via the internet or by telephone.
SI Financial stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the internet. If your shares are held in “street name” and you wish to vote in person at the special meeting, you will have to obtain a “legal proxy” from your broker, bank or other nominee entitling you to vote at the special meeting.
If you are a holder of record of SI Financial common stock, voting instructions are included on the enclosed proxy card. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against or abstain with respect to each matter. If you are the holder of record of your shares of SI Financial common stock and submit your proxy without specifying a voting instruction, your shares of SI Financial common stock will be voted “FOR” the merger proposal, “FOR” the approval of the merger-related compensation proposal, and “FOR” the adjournment proposal. If your shares are held in street name and you return an incomplete instruction card to your broker, bank or other nominee, that broker, bank or other nominee will not vote your shares with respect to any matter.
You may revoke your proxy at any time before it is voted at the special meeting by:
•
filing with the Corporate Secretary of SI Financial a duly executed revocation of proxy;

•
submitting a new proxy with a later date;

•
voting again via the internet or by telephone not later than 1:00 a.m., Eastern Time, on April 2, 2019; or

•
voting in person at the special meeting.

If your shares are held in “street name,” you should contact your broker, bank or other nominee to change your vote.
Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:
SI Financial Group, Inc.
803 Main Street
Willimantic, Connecticut 06226
Attention: Laurie L. Gervais, Corporate Secretary
If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares of SI Financial common stock. SI Financial does not know of any other matters to be presented at the special meeting.
Participants in the Savings Institute ESOP and 401(k) Plan and the SI Financial Equity Incentive Plan
If you participate in the Savings Institute ESOP or if you hold shares of SI Financial common stock through the Savings Institute 401(k) Plan, you will receive a voting instruction card for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the Savings Institute ESOP, the Savings Institute ESOP trustee votes all allocated shares of SI Financial common stock held by the Savings Institute ESOP as directed by the plan participants. The Savings Institute ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of SI Financial common stock held by the Savings Institute ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.
Under the terms of the Savings Institute 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of SI Financial common stock held in the SI Financial Stock Fund and credited to his or her Savings Institute 401(k) Plan account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions.
The deadline for returning your voting instruction cards is March 26, 2019.
Solicitation of Proxies
SI Financial will pay for the solicitation of proxies from SI Financial stockholders. In addition to soliciting proxies by mail, Morrow Sodali LLC, a proxy solicitation firm, will assist SI Financial in soliciting proxies for the special meeting. SI Financial will pay $7,000 for these services plus certain additional charges related to these services. Additionally, directors, officers and employees of SI Financial and Savings Institute Bank and Trust may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. SI Financial will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

SI FINANCIAL PROPOSALS
Proposal 1: Merger Proposal
At the special meeting, SI Financial stockholders will consider and vote on a proposal to approve the merger agreement and the transactions contemplated thereby, including the merger. Details about the merger agreement, including each party’s reasons for the merger, the effect of approval and adoption of the merger agreement and the timing of effectiveness of the merger, are discussed in the section entitled “The Merger”.
SI Financial’s board of directors unanimously recommends that SI Financial stockholders vote “FOR” the merger proposal.
Proposal 2: Merger-Related Compensation Proposal
In accordance with the requirements of the Dodd-Frank Act and the rules of the SEC adopted thereunder, SI Financial’s board of directors is providing stockholders with the opportunity to cast a non-binding advisory vote on the compensation that may become payable to the “named executive officers” of SI Financial in connection with the merger, as summarized in the table under the caption “The Merger — Interests of SI Financial’s Directors and Executive Officers in the Merger that are Different From Yours — Merger-Related Executive Compensation for SI Financial’s Named Executive Officers.”
Accordingly, at the special meeting, SI Financial is asking its stockholders to approve, in a non-binding advisory vote, the compensation that may become payable to its named executive officers in connection with the merger through the adoption of the following resolution:
“RESOLVED, that the compensation that may become payable to its named executive officers in connection with the merger, as disclosed in the table under the caption “The Merger — Interests of SI Financial’s Directors and Executive Officers in the Merger that are Different From Yours —  Merger-Related Executive Compensation for SI Financial’s Named Executive Officers” in the proxy statement/prospectus in accordance with Item 402(t) of Regulation S-K, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”
The vote on this merger-related compensation proposal is a vote separate and distinct from the vote on the merger proposal. Because the vote is advisory in nature only, it will not be binding on either SI Financial or Berkshire Hills Bancorp, regardless of whether the merger agreement and the merger are approved. Accordingly, as the compensation to be paid in connection with the merger is a contractual obligation to the named executive officers of SI Financial, regardless of the outcome of this advisory vote, such compensation will be payable if the merger agreement and the merger are approved and the merger is completed, subject only to the contractual conditions applicable to such payments.
SI Financial’s board of directors unanimously recommends a vote “FOR” the merger-related compensation proposal.
Proposal 3: Adjournment Proposal
If there are insufficient proxies at the time of the special meeting to approve the merger proposal, SI Financial stockholders may be asked to vote on a proposal to adjourn the meeting to a later date to allow additional time to solicit additional proxies. SI Financial’s board of directors does not currently intend to propose adjournment at the special meeting if there are sufficient votes to approve the merger proposal (Proposal No. 1).
If, at the special meeting, there is an insufficient number of shares of SI Financial common stock present in person or represented by proxy and voting in favor of the merger proposal, SI Financial will move to adjourn the special meeting in order to enable the SI Financial board of directors to solicit additional proxies for approval of the merger proposal. If the SI Financial stockholders approve the adjournment proposal, SI Financial may adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from SI Financial stockholders who have previously voted. If the date of the adjournment is not announced at the special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.
SI Financial’s board of directors unanimously recommends a vote “FOR” approval of the adjournment proposal.

THE MERGER
The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.
General
The merger agreement provides for the merger of SI Financial with and into Berkshire Hills Bancorp, with Berkshire Hills Bancorp continuing as the surviving entity. Following the merger of SI Financial with and into Berkshire Hills Bancorp, Berkshire Hills Bancorp will merge Savings Institute Bank and Trust with and into Berkshire Bank, with Berkshire Bank continuing as the surviving bank.
Background of the Merger
The SI Financial board of directors has regularly reviewed and discussed SI Financial’s business strategy, performance and prospects in the context of the national and local economic environment, developments in the regulation of financial institutions and the competitive landscape. Among other things, these reviews and discussions have included possible strategic initiatives available to SI Financial, such as capital management strategies, potential acquisitions, and business combinations involving other financial institutions. These reviews and discussions included review of the merger and acquisitions environment, including multiples and premiums being paid, and an assessment of potential partners for SI Financial.
On March 23, 2016, the SI Financial board of directors held a meeting that was attended by representatives of Keefe Bruyette & Woods, Inc. (which we refer to as KBW). At the board’s request, KBW provided the board with input regarding the challenging market conditions for achieving growth and increased profitability, valuations and trends in mergers and acquisitions among financial institutions, strengths and weaknesses of SI Financial’s market position and franchise, and SI Financial’s prospects. At the board’s request, KBW also reviewed with the board a potential process for engaging in a business combination and 12 potential partners for a business combination that the board might wish to consider authorizing KBW to contact in the event that the board determined to seek a partner for a business combination. Among other considerations with respect to each potential partner, KBW discussed with the board each company’s apparent financial ability to pay.
On April 27, 2016, the SI Financial board of directors approved the engagement of KBW to provide financial advisory and investment banking services to SI Financial in connection with a possible business combination with another company. Thereafter, management of SI Financial, with KBW’s assistance, selected seven financial institutions from the 12 previously reviewed with the SI Financial board of directors by KBW to contact with respect to a possible business combination with SI Financial, one of which was Berkshire Hills Bancorp. These institutions were considered by SI Financial to have the highest likelihood of engaging in a transaction with SI Financial, taking into account capacity to pay, strategic rationale and perceived ability to obtain required regulatory approvals.
In June 2016, at the direction of SI Financial, KBW contacted the seven financial institutions on SI Financial’s behalf. Of the seven, six signed non-disclosure agreements, of which four requested and received a confidential information memorandum regarding SI Financial. The non-disclosure agreements did not contain any standstill provisions that would preclude the other party from making an unsolicited offer to acquire SI Financial in the future. All four of the financial institutions that received the confidential information memorandum elected not to proceed with a business combination with SI Financial at that time. Berkshire Hills Bancorp, which executed the non-disclosure agreement but did not receive the confidential information memorandum, indicated that it needed time to integrate its recently announced acquisition of First Choice Bank, but would be interested in discussing a transaction at a later date.
On August 2, 2016, Rheo A. Brouillard, President and Chief Executive Officer of SI Financial, encountered the chief executive officer of one of the financial institutions that had been contacted by KBW (which we refer to as Company A) at an industry event, where they agreed to meet subsequently to discuss a possible business combination between SI Financial and Company A.

Over the following months, SI Financial made due diligence materials available to Company A, and SI Financial, Company A and their respective financial advisors conducted discussions regarding a potential business combination. These discussions culminated in Company A submitting a non-binding indication of interest on December 1, 2016, with respect to the acquisition of SI Financial in a 100% stock transaction with a fixed exchange ratio.
On December 8, 2016, the SI Financial board of directors approved the negotiation of a definitive agreement with Company A on the terms reflected in Company A’s indication of interest letter, and on December 14, 2016, SI Financial and Company A entered into a letter agreement pursuant to which SI Financial agreed to negotiate exclusively with Company A until January 31, 2017.
From mid-December 2016 until late January 2017, SI Financial and Company A continued their respective due diligence investigations and negotiated the terms of a definitive merger agreement. In late January 2017, discussions slowed pending resolution of certain due diligence matters.
On January 24, 2017, SI Financial and Company A executed an extension of their exclusivity agreement until March 15, 2017. No further extensions were requested after that date.
In late April 2017, following resolution of the outstanding due diligence matters, SI Financial contacted Company A to restart discussions regarding a business combination. Company A communicated that it was unlikely to be able to achieve the cost savings on which its original proposal was premised and, accordingly, that it would not be able to proceed with a transaction.
In July 2017, a financial institution that was not among the seven previously contacted by KBW (which we refer to as Company B) contacted SI Financial regarding a possible business combination. Company B signed a non-disclosure agreement and received access to detailed financial information regarding SI Financial. The non-disclosure agreements did not contain any standstill provisions that would preclude the other party from making an unsolicited offer to acquire SI Financial in the future. In September 2017, after evaluating a possible transaction, Company B declined to proceed with a business combination with SI Financial.
In early January 2018, the chief executive officer of a financial institution that was not among the seven previously contacted by KBW (which we refer to as Company C) contacted Mr. Brouillard about meeting to discuss a possible business combination. On January 10, 2018, Mr. Brouillard met with the chief executive officer of Company C, who provided a non-binding indication of interest letter with respect to a business combination with SI Financial. Company C proposed a 100% stock transaction in which shares of SI Financial common stock would be converted into shares of Company C common stock with a value of $14.05, with the exchange ratio to be fixed at the time of signing a definitive agreement.
On January 17, 2018, the SI Financial board of directors met to consider the proposal from Company C. It was the consensus of the directors that the indicated value of the transaction was too low. This was communicated to Company C, which verbally agreed to consider increasing the value of the merger consideration.
On February 9, 2018, Company C and SI Financial entered into a mutual non-disclosure agreement. The mutual non-disclosure agreement contains customary standstill provisions that obligate Company C to refrain for a period of 18 months from pursuing various actions that relate to acquisition of control of SI Financial, such as making proposals to acquire SI Financial, buying shares of SI Financial common stock, and commencing a proxy contest. The non-disclosure agreement also contains a provision stating that Company C is not permitted to ask for a waiver of the standstill provisions. Under the terms of the non-disclosure agreement, the standstill provisions become inoperative if any other person acquires or enters into a definitive agreement to acquire more than 50% of the outstanding voting securities of SI Financial.
Over the following weeks, SI Financial and Company C exchanged detailed financial information and met to discuss the terms of a potential transaction.

On April 24, 2018, the chief executive officer of Company C verbally communicated that Company C would increase the value of the merger consideration to $14.40.
The SI Financial board of directors concluded that the indicated value of the transaction with Company C was insufficient and discontinued discussions with Company C.
On October 19, 2018, Michael Daly, the former President and Chief Executive Officer of Berkshire Hills Bancorp, contacted Mr. Brouillard to express interest in a possible combination between Berkshire Hills Bancorp and SI Financial. That same day, the chief executive officer of another financial institution that was not among the seven previously contacted by KBW (which we refer to as Company D) contacted Mr. Brouillard to express interest in a possible combination between Company D and SI Financial.
On October, 23, 2018, Berkshire Hills Bancorp delivered a draft indication of interest letter that proposed the acquisition of SI Financial by Berkshire Hills Bancorp in a 100% stock transaction with a fixed exchange ratio of between 0.43 and 0.45 shares of Berkshire Hills Bancorp common stock for each share of SI Financial common stock.
On October 24, 2018, at its regular meeting, the SI Financial board of directors discussed Berkshire Hills Bancorp’s draft indication of interest letter and authorized management to commence discussions with Berkshire Hills Bancorp.
Over the following days, SI Financial provided Berkshire Hills Bancorp with comments on Berkshire Hills Bancorp’s draft indication of interest letter and representatives of SI Financial and Berkshire Hills Bancorp negotiated the terms of a mutual non-disclosure agreement and exclusivity agreement.
On October 31, 2018, representatives of Company D met with Mr. Brouillard to discuss a potential business combination between their respective companies. Mr. Brouillard informed them that the SI Financial board of directors planned to meet on November 2, 2018, to discuss an indication of interest from another company and that Company D would need to provide an indication of interest before that date in order to be considered as a possible partner for a business combination.
Also on October 31, 2018, representatives of SI Financial and Berkshire Hills Bancorp finalized the form of exclusivity agreement and Berkshire Hills Bancorp provided an updated draft of its indication of interest letter, which continued to reflect an exchange ratio of 0.43 to 0.45 shares of Berkshire Hills Bancorp common stock for each share of SI Financial common stock.
On the afternoon of November 1, 2018, Company D delivered an indication of interest letter that proposed a 100% stock transaction valued at $15.50 per share, with a fixed exchange ratio established at the time of signing a definitive merger agreement. Company D’s indication of interest letter indicated that Company D would select and appoint two members of the SI Financial board of directors to the board of directors of Company D’s bank subsidiary. Company D’s indication of interest letter did not provide that any of SI Financial’s executive officers would join Company D’s executive management team.
That same evening, Mr. Daly and Mr. Brouillard, together with the parties’ respective financial advisors, discussed Berkshire Hills Bancorp’s indication of interest letter. Later that evening, Berkshire Hills Bancorp delivered a revised indication of interest letter that proposed a 100% stock transaction with a fixed exchange ratio of 0.46 shares of Berkshire Hills Bancorp common stock, which had an indicated value of $15.51 based on the closing price of Berkshire Hills Bancorp common stock on November 1, 2018. Berkshire Hills Bancorp’s revised indication of interest letter indicated that Berkshire Hills Bancorp would offer one seat on its board of directors to a current director of SI Financial. Berkshire Hills Bancorp’s revised indication of interest letter did not provide that any of SI Financial’s executive officers would join Berkshire Hills Bancorp’s executive management team.
On November 2, 2018, the SI Financial board of directors met to discuss the non-binding indication of interest letters from Berkshire Hills Bancorp and Company D. The meeting was attended by a representative of KBW and a representative of Kilpatrick Townsend & Stockton LLP, legal counsel to SI Financial (which we refer to as Kilpatrick Townsend). The directors reviewed the group of seven companies that had previously been contacted by KBW and concluded that none of them, other than Berkshire Hills Bancorp, were viable parties for a business combination with SI Financial, as one of those companies had been acquired, one had recently announced the acquisition of another, and the remaining three had given reasons as to why they were not interested in a transaction with SI Financial that continued to be applicable. KBW reviewed and compared the terms of the transactions proposed by Berkshire Hills Bancorp and Company D, provided an overview of Berkshire Hills Bancorp and Company D and their respective financial performance, reviewed the market performance of SI Financial, Berkshire Hills Bancorp and Company D and reviewed financial aspects of each of the proposed transactions. After considering the risks and benefits of each of the proposed transactions, including the proposed consideration to be received by holders of SI Financial common stock, the perceived prospects for each of Berkshire Hills Bancorp and Company D, and the perceived impact of each transaction on the employees of and communities served by SI Financial, as well as that both Berkshire Hills Bancorp and Company D required SI Financial to agree to negotiate exclusively with them, the SI Financial board of directors authorized management to negotiate a definitive agreement with Berkshire Hills Bancorp on the terms set forth in Berkshire Hills Bancorp’s indication of interest letter and to enter into non-disclosure and exclusivity agreements with Berkshire Hills Bancorp. Because Berkshire Hills Bancorp does not currently have branches located in the markets served by SI Financial, the SI Financial board of directors instructed management to request that Berkshire Hills Bancorp agree to form an advisory board comprised of the current directors of SI Financial for the purpose of providing support and continuity to the combined company.
Later that same day, SI Financial and Berkshire Hills Bancorp executed a mutual non-disclosure agreement and an exclusivity agreement. The mutual non-disclosure agreement contains a customary standstill provision that obligates Berkshire Hills Bancorp to refrain for a period of 12 months from pursuing various actions that relate to acquisition of control of SI Financial, such as making proposals to acquire SI Financial, buying shares of SI Financial common stock, and commencing a proxy contest. The non-disclosure agreement also contains a provision stating that Berkshire Hills Bancorp is not permitted to publicly request a waiver or termination of the standstill provision. The exclusivity agreement required SI Financial to negotiate exclusively with Berkshire Hills Bancorp for a period of 30 days.
Following execution of the mutual non-disclosure agreement, SI Financial provided Berkshire Hills Bancorp and its representatives with access to an electronic data room that contained non-public information, including information regarding SI Financial’s loans, investments and deposits, credit quality, vendor contracts, and operating expenses.
On November 14, 2018, Berkshire Hills Bancorp provided SI Financial and its representatives with access to an electronic data room that contained non-public information regarding Berkshire Hills Bancorp.
On November 16, 2018, Luse Gorman, PC, counsel for Berkshire Hills Bancorp (which we refer to as Luse Gorman), delivered a draft of the merger agreement to Kilpatrick Townsend.
On November 21, 2018, Kilpatrick Townsend provided Luse Gorman with a revised draft of the merger agreement. Between November 21, 2018 and December 10, 2018, Luse Gorman and Kilpatrick Townsend exchanged drafts of the merger agreement and Luse Gorman provided drafts of other transaction documents, including voting agreements to be entered into by the SI Financial directors and certain senior executive officers, and the two firms worked towards finalizing the terms and conditions of the transaction.
On November 26, 2018, following the announcement that Mr. Daly had resigned from his positions with Berkshire Hills Bancorp. Mr. Brouillard spoke with Richard M. Marotta, who had been appointed to succeed Mr. Daly as President and Chief Executive Officer of Berkshire Hills Bancorp. Mr. Marotta confirmed to Mr. Brouillard Berkshire Hills Bancorp’s continuing interest in a business combination with SI Financial. Mr. Brouillard contacted one of Berkshire Hills Bancorp’s directors to inquire about Mr. Daly’s departure and to confirm Berkshire Hills Bancorp’s continued interest in a business combination with SI Financial. Mr. Brouillard asked for and received an assessment of the perceived risks surrounding Mr. Daly’s departure and was provided confirmation of Berkshire’s indication of interest in a business combination with SI Financial.
On November 27, 2018, the chief executive officer of Company D attempted to contact Mr. Brouillard to determine whether SI Financial would be interested in discussing a business combination between their respective companies. Mr. Brouillard informed a representative of KBW of the call from Company D and directed the KBW representative to inform the chief executive officer of Company D that SI Financial remained subject to an agreement to negotiate exclusively with another company.

On November 28, 2018, at the regular meeting of the SI Financial board of directors, Mr. Brouillard updated the board members on the status of the transaction and his discussions with representatives of Berkshire Hills Bancorp regarding Berkshire Hills Bancorp’s recent management change.
On November 30, 2018, Mr. Brouillard spoke with the Chairman of the Berkshire Hills Bancorp board of directors regarding Berkshire Hills Bancorp’s recent management change and the strategic direction of Berkshire Hills Bancorp.
Also on November 30, 2018, Mr. Brouillard met with Mr. Marotta, where they discussed Berkshire Hills Bancorp’s recent management change and Berkshire Hills Bancorp’s continued interest in a business combination with SI Financial.
On December 1, 2018, SI Financial and Berkshire Hills Bancorp extended their exclusivity agreement to December 16, 2018.
On December 4, 2018, several executives of SI Financial met with several executives of Berkshire Hills Bancorp and engaged in detailed discussions regarding all major areas of their respective business operations. Representatives of KBW, Berkshire Hills Bancorp’s financial advisor, Piper Jaffray & Co. (which we refer to as Piper Jaffray), and Kilpatrick Townsend attended this meeting.
On December 5, 2018, Luse Gorman delivered drafts of agreements to be entered into between certain executive officers of SI Financial, Berkshire Hills Bancorp and SI Financial simultaneously with the execution of the definitive merger agreement. Berkshire Hills Bancorp requested that the executives enter into these agreements in order to implement measures to prevent any payments or benefits under the executives’ respective employment or change in control agreements with SI Financial from triggering adverse tax consequences to Berkshire Hills Bancorp and such executives. Between December 5, 2018 and December 10, 2018, Luse Gorman and Kilpatrick Townsend exchanged drafts of the executive agreements.
On December 5, 2018, Company D delivered to SI Financial an unsolicited non-binding indication of interest letter that proposed a 100% stock transaction valued at $16.00 per share, with a fixed exchange ratio established at the time of signing a definitive merger agreement. Company D expressed a willingness to provide up to 30% of the merger consideration in the form of cash should SI Financial prefer. Consistent with its original indication of interest letter, Company D’s updated indication of interest letter stated that Company D would select and appoint two members of the SI Financial board of directors to the board of directors of Company D’s bank subsidiary and did not provide that any of SI Financial’s executive officers would join Company D’s executive management team. Company D’s updated indication of interest letter stated that consummation of a transaction would be subject to completion of due diligence in a manner satisfactory to Company D and required that SI Financial agree to negotiate exclusively with Company D. At SI Financial’s direction, representatives of KBW communicated the financial terms of Company D’s indication of interest (without identifying Company D) to representatives of Piper Jaffray.
On December 6, 2018, Berkshire Hills Bancorp verbally communicated that it would increase the exchange ratio in the merger to 0.48 shares of Berkshire Hills Bancorp common stock for each share of SI Financial common stock, which had an indicated value of  $15.48, based on the closing price of Berkshire Hills Bancorp common stock on that date. Berkshire Hills Bancorp also communicated that it had completed its due diligence and was ready to approve and execute the merger agreement and that the exchange ratio of 0.48 was the most that Berkshire Hills Bancorp would offer. Berkshire Hills Bancorp indicated its intention to pursue other strategic alternatives should SI Financial allow the exclusivity period with Berkshire Hills Bancorp to lapse and thereafter commence discussions with Company D.
On December 7, 2018, the SI Financial board of directors held a telephonic board meeting to discuss the unsolicited indication of interest letter from Company D and the increased exchange ratio offered by Berkshire Hills Bancorp. Representatives of KBW and Kilpatrick Townsend participated in the meeting. A representative of Kilpatrick Townsend reviewed with the board members their fiduciary duties to the stockholders of SI Financial. Representatives of KBW reviewed and compared the terms of the latest transactions proposed by Berkshire Hills Bancorp and Company D, provided an overview of Berkshire Hills Bancorp and Company D and their respective financial performance, reviewed the market performance of SI Financial, Berkshire Hills Bancorp and Company D, and reviewed financial aspects of each of the proposed transactions. The SI Financial board of directors discussed the execution risks of the proposed transaction with Berkshire Hills Bancorp compared to the proposed transaction with Company D and concluded that the execution risks of an immediately actionable transaction with Berkshire Hills Bancorp were significantly less than the risks associated with a transaction with Company D, which remained subject to negotiation of definitive transaction documents and reciprocal due diligence. Following discussion of the merits and risks of each transaction, including consideration of the prospects of Berkshire Hills Bancorp as compared to Company D, the SI Financial board of directors approved continuing to finalize the transaction with Berkshire Hills Bancorp under the terms of its revised proposal.
On December 11, 2018, the SI Financial board of directors met to discuss the proposed transaction with Berkshire Hills Bancorp. Members of SI Financial’s executive management team, as well as representatives of Kilpatrick Townsend and KBW, were also in attendance as the SI Financial board of directors considered the approval of the merger agreement and the transactions contemplated by the merger agreement. The board members had been provided with a set of meeting materials in advance of the meeting, including the merger agreement and a summary of the material terms of the merger agreement prepared by Kilpatrick Townsend. Kilpatrick Townsend discussed the terms of the merger agreement, the voting agreements and related transaction documents with the SI Financial board of directors. Kilpatrick Townsend also discussed the terms of the executive agreements. At the meeting, KBW reviewed the financial aspects of the proposed merger and KBW rendered to the SI Financial board of directors an opinion, which was initially rendered verbally and confirmed by delivery of a written opinion dated December 11, 2018, to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio of 0.48 in the merger was fair, from a financial point of view, to the holders of SI Financial common stock. After considering the proposed terms of the merger agreement and related transaction documents, and taking into consideration the matters discussed during that meeting and prior meetings of the SI Financial board of directors, including the strategic alternatives discussed at those meetings and the factors described under the section of this proxy statement/prospectus entitled “— Recommendation of the SI Financial Board of Directors and Reasons for the Merger,” the SI Financial board of directors unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement were in the best interests of SI Financial and its stockholders, and SI Financial board of directors unanimously approved and adopted the merger agreement and the transactions contemplated by it and unanimously determined to recommend that SI Financial stockholders approve the merger agreement.
On December 11, 2018, the Berkshire Hills Bancorp. board of directors held a special meeting at which representatives of Piper Jaffray & Co. and Luse Gorman participated. After a discussion of the legal and financial terms of the transaction, Berkshire Hills Bancorp’s board of directors unanimously approved the merger agreement. Following the conclusion of the meeting of the Berkshire Hills Bancorp board of directors on December 11, 2018, SI Financial and Berkshire Hills Bancorp executed the merger agreement, the directors and certain executive officers of SI Financial executed the voting agreements with Berkshire Hills Bancorp, and certain executive officers of SI Financial executed their letter agreements with Berkshire Hills Bancorp and SI Financial. Later on December 11, 2018, Berkshire Hills Bancorp and SI Financial issued a joint press release announcing the execution of the merger agreement.
SI Financial’s Reasons for the Merger and Recommendation of the SI Financial Board of Directors
In reaching its decision to approve the merger agreement and recommend that SI Financial stockholders approve the merger agreement, the SI Financial board of directors evaluated the merger and the merger agreement in consultation with SI Financial’s senior management and outside financial and legal advisors and reviewed various financial data and due diligence information. After such consultation and review, and after considering SI Financial’s future prospects as an independent company and its strategic alternatives, the SI Financial board of directors concluded that the merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of SI Financial and its stockholders.

In evaluating the merger agreement and reaching its decision to approve the merger agreement and recommend that SI Financial stockholders approve the merger agreement, the SI Financial board of directors considered a number of factors, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
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its knowledge of SI Financial’s business, operations, regulatory and financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization and as a part of a combined company with Berkshire Hills Bancorp;

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its understanding of Berkshire Hills Bancorp’s business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects;

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the anticipated earnings per share and dividend accretion for SI Financial stockholders as a result of the merger;

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the SI Financial board of directors’ views with respect to other potential strategic alternatives, including remaining independent, making acquisitions, pursuing other similarly-sized merger partners and pursuing larger merger partners;

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the SI Financial board of directors’ views with respect to the value of the merger consideration to SI Financial’s stockholders, including the implied net present value of the merger consideration compared to the implied net present value of SI Financial’s common stock if SI Financial were to remain an independent company and as compared to recent Berkshire Hills Bancorp share trading prices;

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the results of SI Financial’s exploration of possible merger partners other than Berkshire Hills Bancorp;

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the ability of current SI Financial stockholders, as Berkshire Hills Bancorp stockholders following the merger of SI Financial with Berkshire Hills Bancorp, to participate in the financial benefits of the combined company;

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that the merger is expected to qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code and that, as a result, SI Financial stockholders will not recognize gain or loss with respect to their receipt of Berkshire Hills Bancorp common stock in the merger;

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that the exchange ratio is fixed, which the SI Financial board of directors believes is consistent with market practice for transactions of this type and with the strategic purpose of the transaction;

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that SI Financial stockholders would own approximately 11% of the combined company;

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that Mr. Brouillard would be appointed to the Berkshire Hills Bancorp board of directors;

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the geographical diversity of the combined company, including Berkshire Hills Bancorp expanding into Rhode Island;

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that the more active trading market in Berkshire Hills Bancorp common stock would give SI Financial stockholders greater liquidity for their investment;

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that none of the other companies that had been contacted by KBW on behalf of SI Financial or with whom SI Financial had conducted discussions regarding a possible business combination are subject to any standstill provisions that would prevent them from making a proposal, or taking any other action, to acquire SI Financial;

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the benefits to SI Financial and its customers of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

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the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments that significantly impact industry competitive conditions;

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the expected social and economic impact of the merger on the constituencies served by SI Financial, including its borrowers, customers, depositors, employees, and communities;

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the effects of the merger on SI Financial employees, including the prospects for continued employment in a larger organization;

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the financial presentation, dated December 11, 2018, of KBW to the SI Financial board of directors and the opinion, dated December 11, 2018, of KBW to the SI Financial board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of SI Financial common stock of the exchange ratio in the merger, as more fully described below under “Opinion of SI Financial’s Financial Advisor;

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the perceived ability of Berkshire Hills Bancorp to obtain the required regulatory approvals for the transaction; and

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the review of the SI Financial board of directors with Kilpatrick Townsend, its outside legal counsel, of the material terms of the merger agreement, including (i) the board’s ability, under certain circumstances, to consider an unsolicited acquisition proposal, (ii) the board’s ability to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal (subject to payment of a $7,400,000 termination fee) and (iii) the board’s ability to terminate the merger agreement if the average closing price of Berkshire Hills Bancorp common stock both declined by more than 20% during a measurement period prior to the closing and underperformed the Nasdaq Bank Index by more than 20 percentage points, as well as the nature of the covenants, representations and warranties and other termination provisions in the merger agreement.

The SI Financial board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:
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the risk that the consideration to be paid to SI Financial stockholders could be adversely affected by a decrease in the trading price of Berkshire Hills Bancorp common stock during the pendency of the merger;

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the potential risk of diverting management attention and resources from the operation of SI Financial’s business and towards the completion of the merger;

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the fact that the merger agreement restricts the conduct of SI Financial’s business prior to the completion of the merger which, subject to specific exceptions, could delay or prevent SI Financial from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of SI Financial absent the pending merger;

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the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating SI Financial’s business, operations and workforce with those of Berkshire Hills Bancorp;

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the fact that the interests of certain of SI Financial’s directors and executive officers may be different from, or in addition to, the interests of SI Financial’s other stockholders;

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that, while SI Financial expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or SI Financial stockholder approval might not be obtained and, as a result, the merger may not be consummated;

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the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

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certain anticipated merger-related costs;

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the fact that: (i) SI Financial would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (ii) SI Financial would be obligated to pay to Berkshire Hills Bancorp a termination fee of  $7,400,000 if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with SI Financial from pursuing such a transaction; and

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the possibility of litigation challenging the merger, and its belief that any such litigation would be without merit.

For the reasons set forth above, the SI Financial board of directors approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that the SI Financial stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Each of the members of the SI Financial board of directors and certain executive officers of SI Financial, in their capacities as SI Financial stockholders, have entered into voting agreements with Berkshire Hills Bancorp pursuant to which they have agreed to vote “FOR” the SI Financial merger proposal and “FOR” any other matters required to be approved by the SI Financial stockholders in furtherance of the SI Financial merger proposal. For more information regarding the voting agreements, please see the section entitled “The Merger Agreement — Voting Agreements.”
Opinion of SI Financial’s Financial Advisor
SI Financial engaged Keefe, Bruyette & Woods, Inc. (“KBW”) to render financial advisory and investment banking services to SI Financial, including an opinion to the SI Financial board of directors as to the fairness, from a financial point of view, to the holders of SI Financial common stock of the exchange ratio in the proposed merger of SI Financial with and into Berkshire Hills Bancorp. SI Financial selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended the meeting of the SI Financial board of directors held on December 11, 2018, at which the SI Financial board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the SI Financial board of directors an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of SI Financial common stock. The SI Financial board of directors approved the merger agreement at this meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the SI Financial board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of SI Financial common stock. It did not address the underlying business decision of SI Financial to engage in the merger or enter into the merger agreement or constitute a recommendation to the SI Financial board of directors in connection with the merger, and it does not constitute a recommendation to any holder of SI Financial common stock as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’, or affiliates’ agreement with respect to the merger.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of SI Financial and Berkshire Hills Bancorp and bearing upon the merger, including, among other things:
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a draft of the merger agreement received on December 8, dated December 11, 2018 (the most recent draft then made available to KBW);

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the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of SI Financial;

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the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 of SI Financial;

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the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Berkshire Hills Bancorp;

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the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 of Berkshire Hills Bancorp;

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certain regulatory filings of SI Financial and Berkshire Hills Bancorp and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2017 as well as the quarters ended March 31, 2018, June 30, 2018 and, in the case of Berkshire Hills Bancorp, September 30, 2018;

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certain other interim reports and other communications of SI Financial and Berkshire Hills Bancorp to their respective stockholders; and

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other financial information concerning the businesses and operations of SI Financial and Berkshire Hills Bancorp that was furnished to KBW by SI Financial and Berkshire Hills Bancorp or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
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the historical and current financial position and results of operations of SI Financial and Berkshire Hills Bancorp;

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the assets and liabilities of SI Financial and Berkshire Hills Bancorp;

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the nature and terms of certain other merger transactions and business combinations in the banking industry;

•
a comparison of certain financial and stock market information for SI Financial and Berkshire Hills Bancorp with similar information for certain other companies the securities of which were publicly traded;

•
financial and operating forecasts and projections of SI Financial that were prepared by, and provided to KBW and discussed with KBW by, SI Financial management and that were used and relied upon by KBW at the direction of such management and with the consent of the SI Financial board of directors;

•
publicly available consensus “street estimates” of Berkshire Hills Bancorp, as well as assumed long-term Berkshire Hills Bancorp growth rates provided to KBW by Berkshire Hills Bancorp management, all of which information was discussed with KBW by Berkshire Hills Bancorp management and used and relied upon by KBW based on such discussions, at the direction of SI Financial management and with the consent of the SI Financial board of directors; and

•
estimates regarding certain pro forma financial effects of the merger on Berkshire Hills Bancorp (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) that were prepared by, and provided to and discussed with KBW by, Berkshire Hills Bancorp management and that were used and relied upon by KBW based on such discussions, at the direction of SI Financial management and with the consent of the SI Financial board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of SI Financial and Berkshire Hills Bancorp regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by SI Financial, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with SI Financial.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of SI Financial as to the reasonableness and achievability of the financial and operating forecasts and projections of SI Financial referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of SI Financial, upon Berkshire Hills Bancorp management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Berkshire Hills Bancorp, the assumed long-term Berkshire Hills Bancorp growth rates, and the estimates regarding certain pro forma financial effects of the merger on Berkshire Hills Bancorp (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the Berkshire Hills Bancorp “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of Berkshire Hills Bancorp management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.
It is understood that the portion of the foregoing financial information of SI Financial and Berkshire Hills Bancorp that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of Berkshire Hills Bancorp referred to above, was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of SI Financial and Berkshire Hills Bancorp and with the consent of the SI Financial board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either SI Financial or Berkshire Hills Bancorp since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with SI Financial’s consent, that the aggregate allowances for loan and lease losses for SI Financial and Berkshire Hills Bancorp are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of SI Financial or Berkshire Hills Bancorp, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of SI Financial or Berkshire Hills Bancorp under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.
KBW assumed, in all respects material to its analyses:
•
that the merger and any related transactions (including the subsidiary bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above) with no adjustments to the exchange ratio and with no other consideration or payments in respect of SI Financial common stock;

•
that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•
that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•
that there were no factors that would delay, or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions (including the subsidiary bank merger) and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction (including the subsidiary bank merger), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of SI Financial, Berkshire Hills Bancorp or the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of SI Financial that SI Financial relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to SI Financial, Berkshire Hills Bancorp, the merger and any related transaction (including the subsidiary bank merger) and the merger agreement. KBW did not provide advice with respect to any such matters.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio in the merger to the holders of SI Financial common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the subsidiary bank merger and the termination by SI Financial of the Savings Institute ESOP prior to the closing date of the merger), including without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to SI Financial, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
•
the underlying business decision of SI Financial to engage in the merger or enter into the merger agreement;

•
the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by SI Financial or the SI Financial board of directors;

•
the fairness of the amount or nature of any compensation to any of SI Financial’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of SI Financial common stock;

•
the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of SI Financial (other than the holders of SI Financial common stock solely with respect to the exchange ratio as described in KBW’s opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Berkshire Hills Bancorp or any other party to any transaction contemplated by the merger agreement;

•
any adjustment (as provided in the merge agreement) to the exchange ratio assumed for purposes of KBW’s opinion;

•
the actual value of Berkshire Hills Bancorp common stock to be issued in the merger;

•
the prices, trading range or volume at which SI Financial common stock or Berkshire Hills Bancorp common stock would trade following the public announcement of the merger or the prices, trading range or volume at which Berkshire Hills Bancorp common stock would trade following the consummation of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to SI Financial, Berkshire Hills Bancorp, their respective stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction (including the subsidiary bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, SI Financial and Berkshire Hills Bancorp. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the SI Financial board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the SI Financial board of directors with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between SI Financial and Berkshire Hills Bancorp and the decision of SI Financial to enter into the merger agreement was solely that of the SI Financial board of directors.
The following is a summary of the material financial analyses presented by KBW to the SI Financial board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the SI Financial board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below includes information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of the financial analyses described below, KBW utilized an implied transaction value for the proposed merger of  $15.00 per outstanding share of SI Financial common stock, or $182.2 million in the aggregate (inclusive of the implied value of in-the-money SI Financial stock options), based on the 0.48 exchange ratio in the merger and the closing price of Berkshire Hills Bancorp common stock on December 10, 2018. In addition to the financial analyses described below, KBW reviewed with the SI Financial board of directors for informational purposes, among other things, implied transaction multiples for the proposed merger (based on the implied transaction value for the merger of  $15.00 per outstanding share of SI Financial common stock) of 17.8x SI Financial’s estimated 2018 core earnings per share (“EPS”) (which excluded pre-tax income resulting from the release of funds held in escrow related to the December 2016 sale of SI Financial’s ownership interest in Vantis Life Insurance Company) and 15.2x SI Financial’s estimated 2019 EPS, using financial forecasts and projections provided by SI Financial management.
Berkshire Hills Bancorp Selected Companies Analyses.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of Berkshire Hills Bancorp to eight selected publicly traded banks and thrifts which were headquartered in the Northeast region of the United States (defined as Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont by S&P Global Market Intelligence) and had total assets between $4 billion and $20 billion. Merger targets were excluded from the selected companies.
The selected companies were as follows:
Boston Private Financial Holdings, Inc.	Meridian Bancorp, Inc.
Independent Bank Corp.	Century Bancorp, Inc.
Brookline Bancorp, Inc.	Washington Trust Bancorp, Inc.
United Financial Bancorp, Inc.	Camden National Corporation
To perform this analysis, KBW used profitability and other financial information for the most recent completed fiscal quarter (“MRQ”) available or as of the end of such period and market price information as of December 10, 2018. KBW also used 2018, 2019, and 2020 EPS estimates taken from publicly available consensus “street estimates” for Berkshire Hills Bancorp (per S&P Global Market Intelligence based on Berkshire Hills Bancorp management’s guidance) and the seven selected companies for which consensus “street estimates” (per FactSet Research Systems) were publicly available. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Berkshire Hills Bancorp’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of Berkshire Hills Bancorp and the selected companies:
	Berkshire Hills Bancorp	Selected Companies
		25th Percentile	Median	Average	75th Percentile
MRQ Core Return on Average Assets(1)	1.12%	1.05%	1.22%	1.21%	1.36%
MRQ Core Return on Average Equity(1)	8.54%	10.22%	12.89%	12.39%	13.51%
MRQ Core Return on Average Tangible Common Equity(1)	13.82%	12.33%	13.98%	14.69%	17.46%
MRQ Net Interest Margin	3.37%	2.96%	3.02%	3.11%	3.28%
MRQ Fee Income/Revenue(2)	24.60%	13.80%	19.20%	20.10%	26.00%
MRQ Efficiency Ratio	57.80%	60.40%	55.40%	57.30%	52.90%

(1)
Core income excluded extraordinary items, gain/loss on sale of securities, nonrecurring revenue/expenses, and amortization of intangibles as calculated by S&P Global Market Intelligence.

(2)
Excluded gains/losses on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of Berkshire Hills Bancorp and the selected companies:
	Berkshire Hills Bancorp	Selected Companies
		25th Percentile	Median	Average	75th Percentile
Tangible Common Equity/Tangible Assets	8.18%	7.73%	8.07%	8.52%	9.53%
Common Equity Tier 1 Ratio	11.47%	11.14%	11.56%	11.54%	11.96%
Tier 1 Capital Ratio	11.61%	11.99%	12.51%	12.35%	12.88%
Total Capital Ratio	12.99%	12.90%	13.76%	13.75%	14.56%
Loans/Deposits	101.60%	92.80%	100.10%	98.00%	107.90%
Loan Loss Reserves/Loans	0.65%	0.87%	0.95%	0.96%	1.00%
Nonperforming Assets/Loans + OREO	0.53%	0.70%	0.59%	0.58%	0.36%
Net Charge-offs/Average Loans	0.18%	0.04%	0.01%	(0.01)%	(0.01)%
In addition, KBW’s analysis showed the following concerning the market performance of Berkshire Hills Bancorp and, to the extent publicly available, the selected companies:
	Berkshire Hills Bancorp	Selected Companies
		25th Percentile	Median	Average	75th Percentile
One-Year Stock Price Change	(17.50)%	(18.10)%	(10.30)%	(11.60)%	(6.80)%
Year-To-Date Stock Price Change	(14.60)%	(16.80)%	(9.20)%	(10.50)%	(5.80)%
Price/Tangible Book Value per Share	1.51x	1.46x	1.59x	1.77x	1.92x
Price/2018E EPS	11.90x	12.20x	12.90x	13.10x	13.80x
Price/2019E EPS	10.70x	11.40x	12.40x	12.00x	12.80x
Price/2020E EPS	10.10x	10.40x	11.10x	11.20x	12.00x
Dividend Yield	2.80%	2.00%	3.00%	2.70%	3.40%
2018 Dividend Payout Ratio	33.50%	34.40%	38.70%	38.30%	42.00%
No company used as a comparison in the above selected companies analysis is identical to Berkshire Hills Bancorp. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

SI Financial Selected Companies Analyses.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of SI Financial to 12 selected publicly traded banks and thrifts which were headquartered in the Northeast region of the United States and had total assets between $1 billion and $5 billion. Merger targets were excluded from the selected companies.
The selected companies were as follows:
Century Bancorp, Inc.	Western New England Bancorp, Inc.
Washington Trust Bancorp, Inc.	Cambridge Bancorp
Camden National Corporation	First Bancorp, Inc.
Bar Harbor Bankshares	Bankwell Financial Group, Inc.
Enterprise Bancorp, Inc. Hingham Institution for Savings	Northeast Bancorp Salisbury Bancorp, Inc.
To perform this analysis, KBW used profitability and other financial information for the most recent completed fiscal quarter or the latest 12 months (“LTM”) available or as of the end of such periods and market price information as of December 10, 2018. KBW used 2018 and 2019 EPS estimates taken from publicly available consensus “street estimates” for the six selected companies for which consensus “street estimates” (per FactSet Research Systems) were publicly available. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in SI Financial’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of SI Financial and the selected companies:
	SI Financial	Selected Companies
		25th Percentile	Median	Average	75th Percentile
MRQ Core Return on Average Assets(1)	0.71%	0.96%	1.16%	1.16%	1.37%
MRQ Core Return on Average Equity(1)	6.63%	10.87%	13.21%	12.74%	14.17%
MRQ Core Return on Average Tangible Common Equity(1)	7.34%	12.86%	13.72%	14.17%	16.40%
MRQ Net Interest Margin	3.06%	2.91%	3.10%	3.23%	3.32%
MRQ Fee Income/Revenue(2)	20.30%	11.60%	17.20%	17.60%	22.80%
MRQ Efficiency Ratio	67.10%	63.10%	58.50%	57.20%	55.80%

(1)
Core income excluded extraordinary items, gain/loss on sale of securities, nonrecurring revenue/expenses, and amortization of intangibles as calculated by S&P Global Market Intelligence.

(2)
Excluded gains/losses on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of SI Financial and the selected companies:
	SI Financial	Selected Companies
		25th Percentile	Median	Average	75th Percentile
Tangible Common Equity/Tangible Assets	9.65%	7.73%	7.99%	8.40%	8.92%
Total Capital Ratio	15.40%	12.91%	13.72%	14.12%	14.62%
Loans/Deposits	103.20%	86.50%	95.40%	93.90%	104.40%
Loan Loss Reserves/Loans	1.10%	0.71%	0.83%	0.91%	1.13%
Nonperforming Assets/Loans + OREO	1.46%	1.60%	0.95%	1.12%	0.47%
Net Charge-offs/Average Loans	0.01%	0.04%	0.01%	0.01%	—

In addition, KBW’s analysis showed the following, to the extent publicly available, concerning the market performance of SI Financial and the selected companies:
	SI Financial	Selected Companies
		25th Percentile	Median	Average	75th Percentile
One-Year Stock Price Change	(10.20)%	(15.70)%	(10.90)%	(10.00)%	(4.70)%
Year-To-Date Stock Price Change	(9.90)%	(14.10)%	(10.70)%	(8.40)%	2.20%
Price/Tangible Book Value per Share	1.04x	1.27x	1.55x	1.66x	2.00x
Price/LTM Core EPS(1)	15.10x(2)	11.30x	12.80x	13.30x	14.70x
Price/2018E EPS	—	11.30x	12.00x	12.60x	12.30x
Price/2019E EPS	—	11.50x	11.50x	12.50x	12.30x
Dividend Yield	1.80%	1.40%	2.10%	2.20%	3.30%
LTM Dividend Payout Ratio	27.40%	17.00%	32.30%	28.50%	37.80%

(1)
Core income excluded extraordinary items, gain/loss on sale of securities, nonrecurring revenue/expenses, and amortization of intangibles as calculated by S&P Global Market Intelligence; 2017Q4 earnings adjusted for charges in 2017 tax provision related to the Tax Cuts and Jobs Act per S&P Global Market Intelligence.

(2)
LTM core income for SI Financial excluded pre-tax income resulting from the release of funds held in escrow related to the December 2016 sale of SI Financial’s ownership interest in Vantis Life Insurance Company.

No company used as a comparison in the above selected companies analysis is identical to SI Financial. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Select Transactions Analysis.   KBW reviewed publicly available information related to 11 selected Northeast and Mid-Atlantic U.S. whole bank transactions announced since January 1, 2016 with announced transaction values between $100 million and $300 million. Merger-of-equals transactions and terminated transactions were excluded from the selected transactions.
The selected transactions were as follows:
Acquiror	Acquired Company
RBB Bancorp	First American International Corp.
HarborOne Bancorp, Inc. (MHC)	Coastway Bancorp, Inc.
Old Line Bancshares, Inc.	Bay Bancorp, Inc.
Howard Bancorp, Inc.	1st Mariner Bank
Berkshire Hills Bancorp, Inc.	Commerce Bancshares Corp.
Bryn Mawr Bank Corporation	Royal Bancshares of Pennsylvania, Inc.
OceanFirst Financial Corp.	Ocean Shore Holding Co.
Berkshire Hills Bancorp, Inc.	First Choice Bank
Bar Harbor Bankshares	Lake Sunapee Bank Group
Westfield Financial, Inc.	Chicopee Bancorp, Inc.
OceanFirst Financial Corp.	Cape Bancorp, Inc.
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial prior to the announcement of the respective transaction:

Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);
Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium; and
Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM earnings).
KBW also reviewed the price per common share paid for the acquired company for the eight selected transactions involving publicly traded acquired companies as a premium to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one day market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the proposed merger of  $15.00 per outstanding share of SI Financial common stock and using historical financial information for SI Financial as of or for the 12 month period ended September 30, 2018 and the closing price of SI Financial common stock on December 10, 2018.
The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiples for five of the selected transactions which multiples were considered to be not meaningful because they were greater than 30.0x or negative):
	Berkshire Hills Bancorp/SI Financial	Selected Transactions
		25th Percentile	Median	Average	75th Percentile
Price/Tangible Book Value per Share	1.18x	1.25x	1.40x	1.54x	1.75x
Core Deposit Premium	2.80%	5.10%	5.70%	8.50%	13.40%
Price/LTM EPS(1)	17.00x(2)	14.80x	15.50x	15.80x	15.70x
One-Day Market Premium	13.20%(1)	18.70%	24.00%	30.20%	36.70%

(1)
Adjusted for revaluation of deferred tax assets/deferred tax liabilities due to the Tax Cuts and Jobs Act per S&P Global Market Intelligence, where applicable.

(2)
Excluded pre-tax income resulting from the release of funds held in escrow related to the December 2016 sale of SI Financial’s ownership interest in Vantis Life Insurance Company.

KBW also compared the implied transaction statistics set forth in the table above to the following three different sets of implied transaction statistics for the proposed merger based on the 0.48 exchange ratio in the merger and the 30-day, 60-day and 90-day volume-weighted average prices (“VWAP”) of Berkshire Hills Bancorp common stock for the periods ended December 10, 2018:
	Berkshire Hills Bancorp/SI Financial Merger Based on:
	30-Day VWAP	60-Day VWAP	90-Day VWAP e
Price/Tangible Book Value per Share	1.26x	1.38x	1.43x
Core Deposit Premium	4.20%	5.90%	6.70%
Price/LTM EPS(1)	18.20x	19.90x	20.60x
One-Day Market Premium	21.70%	32.50%	37.30%

(1)
Excluded pre-tax income resulting from the release of funds held in escrow related to the December 2016 sale of SI Financial’s ownership interest in Vantis Life Insurance Company.

No company or transaction used as a comparison in the above selected transaction analysis is identical to SI Financial or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis.   KBW analyzed the relative standalone contribution of Berkshire Hills Bancorp and SI Financial to various pro forma balance sheet and income statement items and the combined market capitalization of the combined entity. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet and income statement data for Berkshire Hills Bancorp and SI Financial as of or for the 12 month period ended September 30, 2018, (ii) 2018, 2019, and 2020 net income consensus “street estimates” for Berkshire Hills Bancorp (per S&P Global Market Intelligence based on Berkshire Hills Bancorp management’s guidance), and (iii) financial forecasts and projections relating to the net income of SI Financial provided by SI Financial management. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Berkshire Hills Bancorp and SI Financial stockholders in the combined company based on the 0.48 exchange ratio in the merger:
	Berkshire Hills Bancorp % of Total	SI Financial % of Total
Pro Forma Ownership:
Based on 0.48 Exchange Ratio	89%	11%
Balance Sheet:
Total Assets	88%	12%
Gross Loans Held for Investments	87%	13%
Total Deposits	88%	12%
Common Equity	90%	10%
Tangible Common Equity	86%	14%
Income Statement:
LTM Core Net Income(1)	93%	7%
2018E GAAP Net Income	92%	8%
2019E GAAP Net Income	92%	8%
2020E GAAP Net Income	92%	8%
Market Capitalization:
12/10/2018 Closing Stock Prices	90%	10%

(1)
LTM core net income excluded extraordinary items, gain/loss on sale of securities, nonrecurring revenue/expense, amortization of intangibles, and revaluation of deferred tax assets in the fourth quarter of 2017 due to Tax Cuts and Jobs Act. SI Financial earnings also adjusted to exclude pre-tax income resulting from the release of funds held in escrow related to the December 2016 sale of SI Financial’s ownership interest in Vantis Life Insurance Company.

Forecasted Pro Forma Financial Impact Analysis.   KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Berkshire Hills Bancorp and SI Financial. Using (i) closing balance sheet estimates as of June 30, 2019 for Berkshire Hills Bancorp and SI Financial, extrapolated from historical data using growth rates provided by Berkshire Hills Bancorp management, (ii) publicly available consensus “street estimates” for Berkshire Hills Bancorp (per S&P Global Market Intelligence based on Berkshire Hills Bancorp management’s guidance), and (iii) pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger, certain accounting adjustments and restructuring charges assumed with respect thereto, and financial forecasts and projections relating to the net income of SI Financial) provided by Berkshire Hills Bancorp management, KBW analyzed the potential financial impact of the merger on certain projected financial results of Berkshire Hills Bancorp. This analysis indicated the merger could be accretive to Berkshire Hills Bancorp’s estimated 2019 EPS and estimated 2020 EPS and dilutive to Berkshire Hills Bancorp’s estimated tangible book value per share as of June 30, 2019. Furthermore, the analysis indicated that, pro forma for the merger, each of Berkshire Hills Bancorp’s tangible common equity to tangible assets ratio, Tier 1 Leverage Ratio, Common Equity Tier 1 Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk Based Capital Ratio as of June 30, 2019 could be lower. For all of the above analysis, the actual results achieved by Berkshire Hills Bancorp following the merger may vary from the projected results, and the variations may be material.
SI Financial Discounted Cash Flow Analysis.   KBW performed a discounted cash flow analysis of SI Financial to estimate a range for the implied equity value of SI Financial. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of SI Financial provided by SI Financial management, and assumed discount rates ranging from 12.0% to 15.0%. The range of values was derived by adding (i) the present value of the estimated excess cash flows that SI Financial could generate over the five-year period from 2019 to 2023 as a standalone company and (ii) the present value of SI Financial’s implied terminal value at the end of such period. KBW assumed that SI Financial would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of SI Financial, KBW applied a range of 11.0x to 15.0x SI Financial estimated 2024 net income. This discounted cash flow analysis resulted in a range of implied values per share of SI Financial common stock of  $12.13 per share to $16.29 per share.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analysis did not purport to be indicative of the actual values or expected values of SI Financial.
Berkshire Hills Bancorp Discounted Cash Flow Analysis.   KBW performed a discounted cash flow analysis of Berkshire Hills Bancorp to estimate a range for the implied equity value of Berkshire Hills Bancorp. In this analysis, KBW used publicly available consensus “street estimates” of Berkshire Hills Bancorp (per S&P Global Market Intelligence based on Berkshire Hills Bancorp management’s guidance) and assumed long-term growth rates for Berkshire Hills Bancorp provided by Berkshire Hills Bancorp management, and assumed discount rates ranging from 10.0% to 13.0%. The range of values was derived by adding (i) the present value of the estimated excess cash flows that Berkshire Hills Bancorp could generate over the five-year period from 2019 to 2023 as a standalone company, and (ii) the present value of Berkshire Hills Bancorp’s implied terminal value at the end of such period. KBW assumed that Berkshire Hills Bancorp would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Berkshire Hills Bancorp, KBW applied a range of 11.0x to 15.0x Berkshire Hills Bancorp estimated 2024 net income. This discounted cash flow analysis resulted in a range of implied values per share of Berkshire Hills Bancorp common stock of  $32.22 per share to $45.80 per share.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analysis did not purport to be indicative of the actual values or expected values of Berkshire Hills Bancorp or the pro forma combined company.
Miscellaneous.   KBW acted as financial advisor to SI Financial and not as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between KBW and each of SI Financial and Berkshire Hills Bancorp, as well as an existing sales and trading relationship between a KBW broker-dealer affiliate and Berkshire Hills Bancorp), may from time to time purchase securities from, and sell securities to, SI Financial and Berkshire Hills Bancorp. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of SI Financial or Berkshire Hills Bancorp for its and their own respective accounts and for the accounts of its and their respective customers and clients.

Pursuant to the KBW engagement agreement, SI Financial agreed to pay KBW a total cash fee equal to 1.00% of the aggregate merger consideration, $500,000 of which became payable to KBW with the rendering of its opinion and the balance of which is contingent upon the closing of the merger. SI Financial also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, during the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to SI Financial. During the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Berkshire Hills Bancorp. KBW may in the future provide investment banking and financial advisory services to SI Financial or Berkshire Hills Bancorp and receive compensation for such services.
Certain Prospective Financial Information
SI Financial and Berkshire Hills Bancorp do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, SI Financial and Berkshire Hills Bancorp are including in this proxy statement/prospectus certain unaudited prospective financial information that was made available by SI Financial and Berkshire Hills Bancorp in connection with the merger as described below. The inclusion of this information should not be regarded as an indication that any of SI Financial, Berkshire Hills Bancorp or KBW, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.
Except as otherwise indicated below, for purposes of the financial analyses performed by KBW in connection with KBW’s opinion, SI Financial management provided to KBW, and KBW used, projected earnings per share for SI Financial of  $0.99 for 2019 and $1.07 for 2020 and an estimated annual earnings growth rate of 8% per year for 2021 and thereafter, which resulted in estimated earnings per share of $1.45 for 2024. For purposes of the pro forma financial impact analysis performed by KBW, Berkshire Hills Bancorp management provided to KBW, and KBW used, projected earnings per share for SI Financial of $0.88 for 2019, $1.00 for 2020 and $1.20 for 2021.
In addition, for purposes of the financial analyses performed in connection with KBW’s opinion, Berkshire Hills Bancorp management discussed with KBW, and KBW used, publicly available median analyst estimates (per S&P Global Market Intelligence) of Berkshire Hills Bancorp’s earnings per share of $2.91 for 2019 and $3.10 for 2020, and Berkshire Hills Bancorp management also provided to KBW, and KBW used, an estimated annual earnings growth rate of 6% per year for 2021 and thereafter, which resulted in estimated earnings per share of  $3.91 for 2024.
This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to SI Financial’s and Berkshire Hills Bancorp’s respective business, all of which are difficult to predict and many of which are beyond SI Financial’s and Berkshire Hills Bancorp’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and therefore, is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth above, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to SI Financial’s and Berkshire Hills Bancorp’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The unaudited prospective financial information appearing above was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in SI Financial’s or Berkshire Hills Bancorp’s historical GAAP financial statements. Neither Berkshire Hills Bancorp’s nor SI Financial’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The independent registered public accountant reports included in this proxy statement/prospectus relate to historical financial information of each of Berkshire Hills Bancorp and SI Financial. They do not extend to the unaudited prospective financial information and should not be read to do so.
Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date prepared. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither SI Financial nor Berkshire Hills Bancorp intends to, and expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on Berkshire Hills Bancorp or SI Financial of the merger and does not attempt to predict or suggest future results of the combined company after giving effect to the merger. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with completing the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on Berkshire Hills Bancorp or SI Financial of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on Berkshire Hills Bancorp or SI Financial of any possible failure of the merger to occur. By inclusion of the unaudited prospective financial information in this document, none of SI Financial, Berkshire Hills Bancorp, KBW, or their respective affiliates, associates, officers, directors, advisors, agents or other representatives makes any representation to any stockholder of SI Financial or Berkshire Hills Bancorp or any other person regarding SI Financial’s or Berkshire Hills Bancorp’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The inclusion of the unaudited prospective financial information in this document should not be deemed an admission or representation by SI Financial or Berkshire Hills Bancorp that it is viewed as material information, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial information included above is not being included to influence your decision whether to vote for the merger agreement, but is being provided solely because it was made available by SI Financial and Berkshire Hills Bancorp to KBW as discussed above, in connection with the merger.
In light of the foregoing, and considering that the special meeting of the SI Financial stockholders will be held many months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, stockholders are cautioned not to place unwarranted reliance on such information, and Berkshire Hills Bancorp and SI Financial urge all stockholders to review

Berkshire Hills Bancorp’s and SI Financial’s financial statements and other information contained elsewhere in this document for a description of Berkshire Hills Bancorp’s and SI Financial’s respective businesses and reported financial results. See the section entitled “Where You Can Find More Information.”
Surrender of Stock Certificates
SI Financial stockholders will receive instructions from the transfer agent on where to surrender their SI Financial stock certificates after the merger is completed. SI Financial stockholders should not send their SI Financial stock certificates with their proxy cards.
Letter of Transmittal.   Not later than five business days after the effective time of the merger, the exchange agent will mail to each holder of record of SI Financial common stock a letter of transmittal and instructions on how to surrender certificates representing shares of SI Financial common stock in exchange for the merger consideration and cash in lieu of fractional shares that the holder is entitled to receive under the merger agreement.
After completion of the merger, there will be no further transfers on the stock transfer books of SI Financial of shares of SI Financial common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time of the merger, certificates representing such shares are presented for transfer to the exchange agent, they shall be exchanged for the merger consideration and cash in lieu of fractional shares and cancelled.
Withholding.   Berkshire Hills Bancorp or the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable, pursuant to the merger agreement or the transactions contemplated thereby, to any holder of SI Financial common stock such amounts as Berkshire Hills Bancorp or the exchange agent are required to deduct and withhold under the Internal Revenue Code of 1986, as amended, or any provision of federal, state, local or foreign tax law. If any such amounts are properly withheld, those amounts will be treated for all purposes of the merger agreement as having been paid to the stockholder in respect of whom such deduction and withholding were made.
Dividends and Distributions.   No dividends or other distributions declared after the effective time of the merger with respect to Berkshire Hills Bancorp common stock will be paid to the holder of any unsurrendered certificates of SI Financial common stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the shares of Berkshire Hills Bancorp common stock represented by such certificate.
Accounting Treatment of the Merger
In accordance with current accounting guidance, the merger will be accounted for using the acquisition method. The result of this is that the recorded assets and liabilities of Berkshire Hills Bancorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of SI Financial will be adjusted to fair value at the date of the merger. In addition, all identified intangible assets will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of the number of shares of Berkshire Hills Bancorp common stock to be issued to SI Financial stockholders at fair value, exceeds the fair value of the net assets including identifiable intangibles of SI Financial at the date of completion of the merger, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of SI Financial being included in the operating results of Berkshire Hills Bancorp beginning from the date of completion of the merger.
Material U.S. Federal Income Tax Consequences of the Merger
General.   The following discussion sets forth the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of SI Financial common stock. This discussion does not address any tax consequences arising under the laws of any state, locality, foreign jurisdiction or U.S. federal tax laws other than federal income tax law. This discussion is based upon the Internal Revenue Code, the regulations of the United States Department of the Treasury and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.
For purposes of this discussion, the term “U.S. holder” means:
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a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation created or organized under the laws of the United States or any of its political subdivisions;

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a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as United States person; or

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an estate that is subject to United States federal income tax on its income regardless of its source.

This discussion assumes that you hold your shares of SI Financial common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:
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a financial institution;

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a tax-exempt organization;

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an S corporation or other pass-through entity;

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an insurance company;

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a mutual fund;

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a dealer in securities or foreign currencies;

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a trader in securities who elects the mark-to-market method of accounting for your securities;

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a SI Financial stockholder whose shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code or who may otherwise be subject to the alternative minimum tax provisions of the Internal Revenue Code;

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a SI Financial stockholder who received SI Financial common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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a person who has a functional currency other than the U.S. dollar; or

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a SI Financial stockholder who holds SI Financial common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds SI Financial common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership.
This discussion is not intended to be tax advice to any particular holder of SI Financial common stock. Tax matters regarding the merger are complicated, and the tax consequences of the merger to you will depend on your particular situation. SI Financial stockholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of state, local, federal non-income and non-U.S. tax laws.
It is a condition to the closing of the merger that Berkshire Hills Bancorp receive the opinion of its legal counsel, Luse Gorman, PC, and SI Financial receive the opinion of its legal counsel, Kilpatrick Townsend & Stockton LLP, each dated as of the effective time of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in that opinion (including factual representations contained in certificates of officers of Berkshire Hills Bancorp and SI Financial), the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions are not binding on the Internal Revenue Service, or “IRS,” or any court. Berkshire Hills Bancorp and SI Financial have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
Based on the opinions that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the material U.S. federal income tax consequences of the merger are as follows:
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No gain or loss generally will be recognized by a U.S. holder of SI Financial stock upon the receipt of shares of Berkshire Hills Bancorp common stock in exchange therefor pursuant to the merger (except in respect of cash received in lieu of fractional shares, as discussed below);

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The aggregate adjusted tax basis of the shares of Berkshire Hills Bancorp common stock received by the U.S. holder in the merger will be the same as the aggregate adjusted tax basis of shares of SI Financial stock surrendered in exchange therefor, reduced by the tax basis allocable to any fractional share of Berkshire Hills Bancorp common stock for which cash is received;

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The holding period of Berkshire Hills Bancorp common stock received by a U.S. holder will include the holding period of the SI Financial stock exchanged therefor; and

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Although no fractional shares of Berkshire Hills Bancorp common stock will be issued in the merger, a U.S. holder who receives cash in lieu of such a fractional share of Berkshire Hills Bancorp common stock will generally be treated as having received the fractional share pursuant to the merger and then having sold that fractional share of Berkshire Hills Bancorp common stock for cash. As a result, a U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and the portion of the holder’s aggregate adjusted tax basis of the shares of SI Financial stock surrendered that is allocable to its fractional share. Any capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share (including the holding period of the shares of SI Financial stock surrendered therefor) is more than one year. Long-term capital gains of individuals generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

For purposes of the above discussion of the bases and holding periods for shares of SI Financial stock and Berkshire Hills Bancorp common stock, SI Financial stockholders who acquired different blocks of SI Financial stock at different times or at different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged or received in the merger.
Backup Withholding.   Payments of cash (including cash in lieu of a fractional share, if any) to a U.S. holder of SI Financial stock may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 24% for 2019) unless such holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a U.S. holder of SI Financial stock under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against such holder’s federal income tax liability provided that the holder timely furnishes the required information to the IRS.
Reporting Requirements.   U.S. holders of SI Financial stock who receive Berkshire Hills Bancorp common stock pursuant to the merger will be required to retain records pertaining to the merger, and any such holder who, immediately before the merger, holds at least 5% (by vote or value) of the outstanding SI Financial stock, or securities of SI Financial with a basis for federal income tax purposes of at least $1 million, will be required to file with its U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger. U.S. holders are urged to consult with their tax advisors with respect to these and other reporting requirements applicable to the merger.

The preceding discussion is a summary of the material U.S. federal income tax consequences of the merger to a U.S. holder of SI Financial stock and does not address all potential tax consequences that apply or that may vary with, or are contingent on, individual circumstances, and should not be construed as tax advice. Moreover, the discussion does not address any U.S. federal non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated and, accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local and foreign income and other tax consequences to you of the merger.
Regulatory Matters Relating to the Merger
Completion of the merger and the bank merger are subject to the receipt of all required approvals and consents from regulatory authorities. Berkshire Hills Bancorp intends to file the required applications and notifications and seek an application waiver from the Federal Reserve.
Bank Merger.   The bank merger is subject to the approval of the FDIC under the Bank Merger Act. In granting its approval under the Bank Merger Act, the FDIC must generally consider the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, competitive factors, any risk to the stability of the United States banking or financial system and the effectiveness of the institutions involved in combating money laundering activities.
The bank merger is also subject to approval by the Massachusetts Commissioner of Banks and the Connecticut Department of Banking under the bank merger provisions of the respective states’ banking laws. The Rhode Island Department of Business Regulation’s Banking Division must approve Berkshire Bank’s acquisition of the Rhode Island branches of Savings Institute Bank and Trust.
Holding Company Merger.   The merger of SI Financial with and into Berkshire Hills Bancorp, with Berkshire Hills Bancorp as the surviving bank holding company, requires the approval or non-objection of the Federal Reserve. The Federal Reserve is required to consider factors similar to those required to be considered by the FDIC in evaluating the application for the bank merger. The Federal Reserve’s regulations establish a procedure whereby a waiver of a holding company application may be granted for certain acquisitions where the acquired bank is being immediately merged into the acquiring holding company’s subsidiary bank pursuant to a Bank Merger Act application approved by a federal bank regulator, such as the FDIC. Berkshire Hills Bancorp intends to seek such a waiver, but will file the required application if the waiver is not forthcoming.
Anti-Competitive Matters.   In addition, a period of 15 to 30 days must expire following approval by the FDIC before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While Berkshire Hills Bancorp and SI Financial believe that the likelihood of objection to the merger by the Department of Justice is remote, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger, or that the Attorney General of the Commonwealth of Massachusetts will not challenge the merger, or if any proceeding is instituted or challenge is made, what the result of such challenge or proceeding would be.
The merger cannot proceed in the absence of the requisite regulatory approvals. See “The Merger Agreement — Conditions to Completing the Merger” and “— Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There also can be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy one or more conditions set forth in the merger agreement and described under “The Merger Agreement — Conditions to Completing the Merger.”
The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the exchange ratio for converting SI Financial common stock to Berkshire Hills Bancorp common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation with respect to the merger.

Interests of SI Financial’s Directors and Executive Officers in the Merger that are Different From Yours
In considering the recommendations of the SI Financial board of directors, SI Financial stockholders should be aware that SI Financial’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the SI Financial stockholders generally. These interests are described below. The SI Financial board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement and in determining to recommend to the SI Financial stockholders that they vote to approve the merger agreement.
For purposes of this compensation-related disclosure, SI Financial’s executive officers are Rheo A. Brouillard, President and Chief Executive Officer, Laurie L. Gervais, Executive Vice President, Chief Operating Officer, Jonathan S. Wood, Executive Vice President, Retail Banking Officer, Lauren L. Murphy, Executive Vice President, Chief Financial Officer, Paul R. Little, Senior Vice President, Chief Credit Officer, and Kenneth B. Martin, Senior Vice President and Chief Lending Officer.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
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the relevant price per share of SI Financial common stock is $13.25, which is the average closing price per share of SI Financial common stock as quoted on Nasdaq Global Market over the first five business days following the first public announcement of the merger on December 11, 2018;

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the effective time of the merger is January 30, 2019, which is the assumed date of the closing solely for purposes of the disclosure in this section; and

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the employment of each executive officer of SI Financial is terminated without cause or due to resignation for good reason (as such terms are defined in the relevant agreements), in each case immediately following the assumed effective time of the merger of January 30, 2019.

Rollover of Stock Options
Under the merger agreement, at the effective time of the merger, each SI Financial stock option outstanding and unexercised immediately prior to the effective time of the merger, will become fully vested and be converted into an option to purchase Berkshire Hills Bancorp common stock, on the same terms and conditions applicable to the SI Financial stock option. The number of shares of Berkshire Hills Bancorp common stock subject to each converted SI Financial option will be equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of shares of SI Financial common stock subject to the option multiplied by (ii) 0.48. The exercise price of each converted SI Financial stock option will be equal to the quotient obtained by dividing (i) the exercise price of the SI Financial stock option by (ii) the 0.48 (rounded up to the nearest whole cent).
For the in-the-money value of the unvested stock options held by each of SI Financial’s named executive officers, see the section entitled “— Merger-Related Compensation for SI Financial’s Named Executive Officers” below. Based on the assumptions described above under “— Certain Assumptions,” the aggregate in-the-money value of the unvested SI Financial stock options held by SI Financial’s non-employee directors is $44,480. Mr. Martin, who is not a named executive officer, does not have any unvested SI Financial stock options that are in-the-money.
Employment and Change in Control Agreements with SI Financial and Savings Institute Bank and Trust
SI Financial and Savings Institute Bank and Trust are parties to an employment agreement with Mr. Brouillard. Under the employment agreement, if, within the period ending two years after a change in control, SI Financial or Savings Institute Bank and Trust terminate Mr. Brouillard’s employment without cause (as defined in the agreement) or Mr. Brouillard voluntarily terminates his employment with good reason (upon circumstances specified in the agreement), Mr. Brouillard would be entitled to receive a lump sum severance payment equal to 2.99 times the average annual compensation (as defined in the agreement) earned over the five most recently completed calendar years ending with the year immediately prior to the change in control. In addition, Mr. Brouillard would also be entitled to a lump sum cash payment equal to the benefits he would have received during the 36-month period following his termination of employment under any retirement programs in which he participated prior to termination, with the amount determined by reference to the amount received by him or accrued on his behalf during the 12 months preceding the change in control, and to continue to participate in the benefit plans of SI Financial that provide medical, dental, life or disability insurance coverage for 36 months following termination of employment. If SI Financial is unable to provide such coverage by reason of Mr. Brouillard no longer being an employee, SI Financial shall provide Mr. Brouillard with comparable coverage on an individual policy.
SI Financial and Savings Institute Bank and Trust are parties to change in control agreements with Ms. Gervais, Ms. Murphy, Mr. Little, Mr. Wood and Mr. Martin. Under the change in control agreements, if, within two years after a change in control (or in the case of Mr. Martin, within one year after a change in control), the executive is involuntarily terminated without just cause (as defined in the agreement) or voluntarily terminates employment with good reason (as defined in the agreement) he or she would be entitled to receive a lump sum severance payment equal to three times (in the case of Ms. Murphy, Ms. Gervais and Mr. Little) or two times (in the case of Mr. Wood) the executive’s average annual taxable compensation over the five calendar years preceding the change in control. Mr. Martin would be entitled to receive a lump sum severance payment equal to two times his base salary as of the time of termination. In addition, each executive would also be entitled to continued coverage under the health and welfare plans he or she participated in for 36 months (in the case of Ms. Gervais, Ms. Murphy and Mr. Little) or 24 months (in the case of Mr. Wood and Mr. Martin) following termination of employment or, in the event any benefit plans do not permit coverage for such executive, Savings Institute Bank and Trust would enter into alternative arrangements to provide the executive with comparable benefits.
Under each of the employment or change in control agreements with Mr. Brouillard, Ms. Gervais, Ms. Murphy and Mr. Little, if the payments provided to the executive would be considered “parachute payments” under Section 280G of the Internal Revenue Code, then such payments would be limited to the greatest amount that may be paid to the executive without causing any loss of deduction to SI Financial under Section 280G of the Code, but only if, by reason of the reduction of such payments, the net after tax benefit to the executive exceeds the net after tax benefit if no reduction were made. Under the agreements with Mr. Wood and Mr. Martin, if payments pursuant to the agreement or other compensation arrangements would be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, payments will be reduced to an amount that may be paid to the executive without causing any loss of deduction to SI Financial under Section 280G of the Internal Revenue Code.
For quantification of the amounts that would be payable to each of SI Financial’s named executive officers under his or her respective employment or change in control agreement in connection with a qualifying termination following the merger, see the section entitled “— Merger-Related Compensation for SI Financial’s Named Executive Officers” below. Based on the assumptions described above under “— Certain Assumptions,” the severance benefit that would be payable to Mr. Martin, who is not a named executive officer, in connection with a qualifying termination following the merger is $450,000 and the projected present value of the continuation of insurance benefits for a period of 24 months is $13,825.
Individual Supplemental Executive Retirement Plans
Savings Institute Bank and Trust maintains individual supplemental executive retirement plans with Mr. Brouillard, Ms. Murphy and Ms. Gervais. Participants in the plans would receive an annual benefit (the normal retirement benefit) upon termination of employment after having met the age and years of service requirements described in the plans. The normal retirement benefit is equal to a specified percentage of final average compensation as calculated under the plans, payable in the form of a single life annuity with 15 annual payments guaranteed. A reduced benefit is payable if the executive retires prior to meeting the age and years of service requirements.
If a participant terminates employment following a change in control, the participant will be entitled to the normal retirement benefit available under their plan, without regard to whether the participant has met the requirements for obtaining the normal retirement benefit. Ms. Murphy has not met the requirements to receive the normal retirement benefit in the event of early retirement. As such, the merger will entitle her to an increased benefit if her employment is terminated after the merger. Mr. Brouillard and Ms. Gervais will not be entitled to an increased benefit in connection with a change in control since both executives have satisfied the requirements to receive the normal retirement benefit under their respective individual supplemental executive retirement plans.
For quantification of the amounts that would be payable to Ms. Murphy under her individual supplemental executive retirement plan pursuant to a qualifying termination following the merger, see the section entitled “— Merger-Related Compensation for SI Financial’s Named Executive Officers” below.
Amended and Restated Supplemental Executive Retirement Plan
Mr. Brouillard, Ms. Murphy and Ms. Gervais are the sole participants in Savings Institute Bank and Trust’s Amended and Restated Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan provides for (i) an annual benefit to participants who are prevented from receiving full benefits under the Savings Institute ESOP and the Savings Institute 401(k) Plan and (ii) a change in control benefit. The annual benefit is equivalent to the number of shares that cannot be allocated under the ESOP or the matching contribution that cannot be allocated under the 401(k) Plan due to the legal limitations on tax qualified plans.
The plan provides a benefit if a change in control occurs prior to the completion of the scheduled repayments of the ESOP acquisition loans. The amount of the benefit equals the total number of shares of SI Financial common stock that would have been allocated to the participant under the ESOP and the Supplemental Executive Retirement Plan had the participant remained employed through the last scheduled payment on all outstanding ESOP acquisition loans, minus the number of shares allocated to the participant as of the date of the change in control.
For quantification of the amounts that would be payable to SI Financial’s named executive officers under the Supplemental Executive Retirement Plan following the merger, see the section entitled “— Merger-Related Compensation for SI Financial’s Named Executive Officers” below.
Indemnification and Insurance of Directors and Officers.
The merger agreement provides that, for six years after the effective time of the merger, Berkshire Hills Bancorp will maintain SI Financial’s existing directors’ and officers’ liability insurance policy or a comparable policy. Berkshire Hills Bancorp and the surviving corporation will indemnify, defend and hold harmless each current and former director, officer or employee of SI Financial or its subsidiaries against any costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that such person is or was a director, officer or employee of SI Financial or any of its subsidiaries, or was serving at SI Financial’s request as a director, officer, employee or in certain other capacities on behalf of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or pertaining to (ii) matters in connection with the transactions contemplated by the merger agreement (in each case arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent such person would have been indemnified pursuant to SI Financial’s articles of incorporation and bylaws and as permitted by applicable law). Berkshire Hills Bancorp or the surviving corporation will also advance expenses as incurred to the fullest extent permitted under applicable law.
Appointment of New Director
Pursuant to the merger agreement, immediately after the effective time of the merger, Berkshire Hills Bancorp and Berkshire Bank boards of directors will consist of the current members of the Berkshire Hills Bancorp board of directors and Rheo A. Brouillard, current President and Chief Executive Officer of SI Financial and Savings Institute Bank and Trust. The fees paid to Mr. Brouillard will be the same as the fees paid to similarly situated board members of Berkshire Hills Bancorp and Berkshire Bank.
In addition, the merger agreement provides that following the completion of the merger, Berkshire Bank will establish an advisory board and will invite those individuals who serve on the SI Financial board of directors as of the date of the merger agreement, other than Mr. Brouillard, to join the advisory board.

The function of the advisory board will be, among other things, to provide support and continuity to the combined company. It is anticipated that the advisory board will meet as requested by the board of directors of Berkshire Bank from and after the effective time of the merger for a term of one year, and each member of the advisory board will be paid an annual retainer fee of  $10,000.
Agreements with Berkshire Hills Bancorp
On December 11, 2018, in connection with execution of the merger agreement, Mr. Brouillard entered into an agreement with SI Financial, Savings Institute Bank and Trust and Berkshire Hills Bancorp. On that same date, Ms. Murphy and Ms. Gervais entered into similar agreements with SI Financial, Savings Institute Bank and Trust, Berkshire Hills Bancorp and Berkshire Bank.
Under the terms of each agreement, in order to prevent compensation payable to each executive from becoming an “excess parachute payment” (as defined in Section 280G(b) of the Internal Revenue Code), the executive agreed to exercise all of his or her vested SI Financial stock options and dispose of all common stock acquired due to the exercise of incentive stock options prior to January 1, 2019. Each executive has agreed that the compensation income resulting from the exercise of the stock options and disposition of related SI Financial common stock will be excluded from the calculation of severance or other benefits payable to the executive under his or her existing employment agreement or change in control agreement, as applicable, with SI Financial and Savings Institute Bank and Trust and under certain other benefit plans of SI Financial. In addition, if any payment or benefit that the executive would receive from SI Financial or Savings Institute Bank and Trust, or any affiliate or successor thereto, in connection with the merger would constitute an excess parachute payment, such payment shall be reduced to the minimum extent necessary to ensure that no portion of such payment will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. If a reduction in payments constituting “parachute payments” is necessary, reduction shall occur in the following order: (1) reduction of cash payments due under the executive’s existing employment agreement and/or change in control agreement with SI Financial and Savings Institute Bank and Trust; (2) reduction of the supplemental stock ownership benefit payable under the Savings Institute Bank and Trust’s Supplemental Executive Retirement Plan; and (3) reduction of other benefits paid to the executive.
Ms. Murphy’s agreement further provides that, prior to December 31, 2018, Savings Institute Bank and Trust shall make a lump-sum cash payment to Ms. Murphy in the amount of  $280,000, less applicable taxes and withholding. This payment is in partial satisfaction of the cash severance payment that would otherwise be payable under Ms. Murphy’s change in control agreement with SI Financial and Savings Institute Bank and Trust.
Ms. Gervais’s agreement provides that, for six months following the closing of the merger, or at Berkshire Hills Bancorp’s discretion, an earlier date, Ms. Gervais shall provide integration and transition planning consulting services related to the merger and such other services as may reasonably requested by Berkshire Hills Bancorp. Berkshire Bank will pay Ms. Gervais a consulting fee of  $5,450.00 monthly in exchange for her availability for up to thirty-two (32) hours per month. Under her agreement, for one year after the closing of the merger, Ms. Gervais shall be subject to non-competition and non-solicitation restrictions with respect to the business and the employees of Berkshire Bank or any of their respective subsidiaries or affiliates. During this period, Berkshire Bank will pay Ms. Gervais $8,333.33 per month for a total of  $100,000 over twelve months.
Amended and Restated Director Retirement Agreements
Savings Institute Bank and Trust is a party to amended and restated director retirement agreements with directors Mark Alliod, Roger Engle, Donna Evan, Michael Garvey and Robert Gillard. Under the agreements, directors are entitled to an annual benefit equal to 70% of the average compensation for services as a director of Savings Institute Bank and Trust during the three calendar years preceding their separation from service, payable in monthly installments for a period of 120 months. If a director retires after attaining age 75, payment will commence on the month following retirement. If a director elects early retirement (prior to age 75 but after completion of 15 years of service as a director), payment will commence on the month following the director attaining age 72.

If a director terminates service following a change of control, he or she will be entitled to the annual retirement benefit regardless of the director’s age or years of service. The benefit will be payable in monthly installments for a period of 120 months beginning on the first day of the month following the director’s separation from service. Mr. Engle, Ms. Evan and Mr. Gillard have satisfied the service requirements under their respective retirement agreements and, therefore, are entitled to their retirement benefit without regard to a change in control. Mr. Alliod and Mr. Garvey have not attained the age or years of service required to receive the annual retirement benefit absent a change of control and, therefore, the merger will entitle them to an enhanced benefit if they terminate service following the merger. Based on the assumptions described above under “— Certain Assumptions,” the annual benefit payable under the director retirement agreements with Mr. Alliod and Mr. Garvey would be $25,573 and $17,290, respectively.
Merger-Related Compensation for SI Financial’s Named Executive Officers
The information set forth in the following table is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each of SI Financial’s named executive officers that is based on, or otherwise relates to, the merger, which we refer to in this section as merger-related compensation. The merger-related compensation payable to these individuals is the subject of a non-binding advisory vote of SI Financial stockholders, as described above in “SI Financial Proposals — Proposal 2: Merger-Related Compensation Proposal.”
The following table sets forth the amount of payments and benefits that each of SI Financial’s named executive officers would receive in connection with the merger, assuming: (i) that the effective time of the merger is January 30, 2019, which is the assumed date of the closing solely for purposes of the disclosure in this section; a per share price of SI Financial common stock of  $13.25, which is the average closing price per share over the first five business days following the announcement of the merger agreement; and (iii) that the employment of each named executive officer of SI Financial is terminated without cause or due to resignation with good reason (as such terms are defined in the relevant SI Financial agreement) immediately following the assumed effective time of the merger of January 30, 2019. This table does not include the value of benefits in which the named executive officers are vested without regard to the occurrence of a change in control. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, and as a result of the foregoing assumptions, the actual amounts to be received by a named executive officer may differ materially from the amounts shown below.
Named Executive Officers	Cash(1) ($)	Equity(2) ($)	Pension/ NQDC(3) ($)	Perquisites/ Benefits(4) ($)	Total ($)
Rheo A. Brouillard	1,980,045	—	193,314	61,883	2,235,242
Laurie L. Gervais	987,535	—	136,758	26,650	1,150,943
Paul R. Little	808,765	5,560	—	62,398	876,723
Lauren L. Murphy	400,702	—	1,047,283	62,398	1,510,383
Jonathan S. Wood	498,622	—	—	31,717	530,339

(1)
Cash.   The amounts in this column reflect cash severance payments to which the named executive officers are entitled in connection with the merger under the executive’s employment or change in control agreement, as applicable, as described above under “— Employment and Change in Control Agreements with SI Financial and Savings Institute Bank and Trust.” The amounts in this column have been reduced to reflect the reduction in benefits that may be applicable under the terms of the agreements with Berkshire Hills Bancorp to avoid any loss of deductibility under Section 280G of the Internal Revenue Code and imposition of excise taxes on the named executive officer under Section 4999 of the Internal Revenue Code. The cash severance payable to the executives is considered a “double trigger” benefit since the severance amounts are payable upon a change in control of SI Financial followed by termination of employment without cause or due to resignation with good reason. The potential payments for consulting services and for agreeing to abide by certain restrictive covenants payable by Berkshire Hills Bancorp under the agreement with Ms. Gervais are not included in the table. The prior payment to Ms. Murphy of  $280,000 under the terms of the agreement with Berkshire Hills Bancorp is included in the table.

(2)
Equity.   The amounts in this column reflects the in-the-money value of unvested SI Financial stock options (which is equal to the difference, if positive, between $13.25 and the exercise price of each unvested SI Financial stock option) that will vest as a result of the merger. The amounts under this column are considered a “single trigger” benefit since all unvested stock options will vest upon completion of the merger without regard to termination of employment.

(3)
Pension and nonqualified deferred compensation.   The amount in the table reflects the aggregate dollar value of pension and nonqualified deferred compensation benefit enhancements. Set forth below are (a) the benefit enhancement under Ms. Murphy’s individual supplemental executive retirement plan (Individual SERP), which is the difference between the present value of the early retirement benefit payable under the individual supplemental executive retirement plan with Ms. Murphy and the present value of the change in control benefit that would be payable if Ms. Murphy terminates employment following the completion of the merger, in each case using a discount rate of 6.0%, and (b) the supplemental stock ownership benefit for the named executive officers under the supplemental executive retirement plan, calculated as 24,839 shares of SI Financial common stock for Mr. Brouillard, 11,593 shares for Ms. Gervais, and 9,624 shares for Ms. Murphy, valued at $13.25 per share. The enhanced benefit under Ms. Murphy’s individual supplemental executive retirement plan is “double-trigger” and the supplemental stock ownership benefit under the supplemental executive retirement plan is “single-trigger.”

	Individual SERP ($)	Supplemental Executive Retirement Plan ($)
Rheo A. Brouillard	—	193,314
Laurie L. Gervais	—	136,758
Paul R. Little	—	—
Lauren L. Murphy	933,619	113,664
Jonathan S. Wood	—	—
(4)
Perquisites/Benefits.   The amount in the table reflects the estimated present value of SI Financial’s cost of continuation of coverage under SI Financial’s medical, dental and life insurance plans for a period of 36 months following termination of employment for Ms. Brouillard, Ms. Murphy, Ms. Gervais and Mr. Little and for a period of 24 months following termination of employment for Mr. Wood. These benefits are considered a “double trigger” benefit since the executive is entitled to the benefit upon a change in control of SI Financial followed by termination of employment without cause or due to resignation with good reason.

Employee Matters
Each person who is an employee of Savings Institute Bank and Trust as of the effective time of the merger (whose employment is not specifically terminated on or prior to the merger date) will become an employee of Berkshire Bank and will be eligible to participate in employee benefit plans and compensation opportunities that are substantially comparable to the employee benefit and compensation opportunities that are generally made available to similarly situated employees of Berkshire Bank; provided, however, that continuing employees will not be eligible to participate in any frozen plans of Berkshire Bank. With respect to any Berkshire Bank health plans, Berkshire Bank will cause any preexisting condition limitations or eligibility waiting periods to be waived and credit each continuing employee for any co-payments or deductibles incurred by such continuing employee under a SI Financial health plan for the plan year in which coverage commences under Berkshire Bank’s health plan. Terminated Savings Institute Bank and Trust employees that do not continue as employees of Berkshire Bank following the effective time of the merger, and their qualified beneficiaries, will have the right to continued coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).
Continuing employees will receive prior service credit for purposes of eligibility and vesting provided that such recognition of service will not (1) apply to unused vacation time, to the extent, at Berkshire Bank’s discretion, the cash value of unused vacation time is paid to continuing employees, or (2) operate to duplicate any benefits with respect to the same period of service.

Each Savings Institute Bank and Trust employee whose employment is involuntarily terminated by Berkshire Hills Bancorp (other than for cause) at or within twelve months following the effective time of the merger and who is not covered by a separate severance, change in control or employment agreement shall receive a severance payment pursuant to the Savings Institute Bank and Trust’s severance plan or policy in effect as of the date hereof, as applicable, or Berkshire Hills Bancorp’s severance plan or policy, as applicable, if such payments would be more favorable to such employee; provided, however, that in no event shall such severance payments exceed twelve month’s pay.
Resale of Shares of Berkshire Hills Bancorp Common Stock
All shares of Berkshire Hills Bancorp common stock issued to SI Financial’s stockholders in connection with the merger will be freely transferable. This proxy statement/prospectus does not cover any resales of the shares of Berkshire Hills Bancorp common stock to be received by SI Financial’s stockholders upon completion of the merger, and no person may use this proxy statement/prospectus in connection with any resale.
No Dissenters’ or Appraisal Rights
Appraisal or dissenters’ rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in that extraordinary transaction. Under the MGCL and pursuant to SI Financial’s articles of incorporation, holders of SI Financial common stock are not entitled to appraisal rights in the merger with respect to their shares of SI Financial common stock because SI Financial common stock is listed on a national securities exchange and SI Financial’s articles of incorporation do not provide for appraisal rights unless specifically granted by SI Financial’s board of directors.
Litigation Related to the Merger
On February 8, 2019, one purported SI Financial stockholder filed a putative class action lawsuit against SI Financial, Berkshire Hills Bancorp and the members of the SI Financial board of directors in the United States District Court for the District of Connecticut, captioned Karp v. SI Financial Group, Inc. et al., Docket No. 3:19-cv-00199. The plaintiff, on behalf of himself and similarly-situated SI Financial stockholders, generally alleges that the registration statement filed with the SEC on February 4, 2019 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.
On February 15, 2019, one purported SI Financial stockholder filed a lawsuit against SI Financial and the members of the SI Financial board of directors in the United States District Court for the District of Connecticut, captioned McHugh v. SI Financial Group, Inc. et al., Docket No. 3:19-cv-00236. The plaintiff generally alleges that the registration statement filed with the SEC on February 4, 2018 contains materially misleading omissions or misrepresentations in violation of Section 14(a) and Section 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder. The plaintiff seeks injunctive relief, unspecified damages, and an award of attorneys’ fees and expenses.

THE MERGER AGREEMENT
The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Appendix A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Structure of the Merger
Under the terms and subject to the conditions of the merger agreement, among other things, (i) SI Financial will merge with and into Berkshire Hills Bancorp with Berkshire Hills Bancorp continuing as the surviving corporation in the merger and (ii) immediately following the merger, Savings Institute Bank and Trust will merge with and into Berkshire Bank, with Berkshire Bank continuing as the surviving bank.
Consideration to be Received in the Merger
Each share of SI Financial common stock issued and outstanding immediately prior to the completion of the merger, except for specified shares of SI Financial common stock held in the treasury of SI Financial or by Berkshire Hills Bancorp, will be converted into the right to receive 0.48 shares of Berkshire Hills Bancorp common stock.
If the number or kind of shares of Berkshire Hills Bancorp common stock outstanding or SI Financial common stock is changed as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the merger consideration will be adjusted proportionately to account for such change.
SI Financial stockholders will not receive fractional shares of Berkshire Hills Bancorp common stock. Instead, SI Financial stockholders will receive a cash payment for any fractional shares in an amount equal to the product of  (i) the fraction of a share of Berkshire Hills Bancorp common stock to which such stockholder otherwise would be entitled, multiplied by (ii) the average of the daily closing sales prices of Berkshire Hills Bancorp common stock as reported on the New York Stock Exchange for the ten consecutive trading days ending of the third business day preceding the closing date of the merger.
Rollover of SI Financial Stock Options
At the effective time of the merger, each SI Financial stock option outstanding and unexercised immediately prior to the effective time of the merger, will become fully vested and be converted into an option to purchase Berkshire Hills Bancorp common stock, on the same terms and conditions applicable to the SI Financial stock option. The number of shares of Berkshire Hills Bancorp common stock subject to each converted SI Financial option will be equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of shares of SI Financial common stock subject to the option multiplied by (ii) 0.48. The exercise price of each converted SI Financial stock option will be equal to the quotient obtained by dividing (i) the exercise price of the SI Financial stock option by (ii) the 0.48 (rounded up to the nearest whole cent).
Savings Institute ESOP
At least five business days prior to the effective time of the merger, the ESOP indebtedness will be repaid by the ESOP by delivering a sufficient number of unallocated shares of SI Financial common stock to SI Financial. Not later than the effective time of the merger, the ESOP will be terminated and all shares of SI Financial common stock held by the ESOP will be converted into the right to receive the merger consideration, and the balance of any assets remaining in the ESOP but not allocated to the account of a participant will be allocated as provided in the merger agreement. The ESOP assets will be distributed to the participants as soon as practicable following the receipt of a favorable determination letter from the IRS. Savings Institute Bank and Trust and, following the effective time, Berkshire Hills Bancorp has agreed to adopt any amendments to the ESOP necessary to effect the foregoing matters.

Operations of Berkshire Bank after the Merger
The merger agreement provides for the merger of SI Financial with and into Berkshire Hills Bancorp, with Berkshire Hills Bancorp as the surviving entity. Following the merger of SI Financial with and into Berkshire Hills Bancorp, Berkshire Hills Bancorp intends to merge Savings Institute Bank and Trust with and into Berkshire Bank, with Berkshire Bank as the surviving bank. The executive officers of Berkshire Bank will remain the same following the Merger, and Rheo A. Brouillard will be added to the Berkshire Bank board of directors.
Time of Completion
Unless the parties agree otherwise and unless the merger agreement has otherwise been terminated, the closing of the merger will take place on a date designated by Berkshire Hills Bancorp that is no later than thirty (30) business days following the date on which all of the conditions to the merger contained in the merger agreement are satisfied or (to the extent permitted by applicable law) waived. See “— Conditions to Completing the Merger.” On the closing date, Berkshire Hills Bancorp will file a Certificate of Merger with the Delaware Secretary of State and Articles of Merger with the Maryland State Department of Assessments and Taxation to merge SI Financial into Berkshire Hills Bancorp. The merger will become effective at the time stated in the Certificate of Merger.
It is currently expected that the merger will be completed early in the second quarter of 2019. However, because completion of the merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing of the completion of the merger.
Conditions to Completing the Merger
Berkshire Hills Bancorp’s and SI Financial’s obligations to consummate the merger are conditioned on the following:
•
approval of the merger agreement by SI Financial stockholders;

•
no party to the merger agreement shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental entity or bank regulator, that enjoins or prohibits the consummation of the transactions contemplated by the merger agreement;

•
receipt of all required regulatory approvals and the expiration of all statutory waiting periods;

•
receipt of all third party consents;

•
the registration statement, of which this document forms a part, being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state securities laws approvals;

•
the additional shares of Berkshire Hills Bancorp common stock to be issued in the merger being approved for listing on the New York Stock Exchange upon notice of issuance; and

•
receipts by Berkshire Hills Bancorp and SI Financial of an opinion from their respective legal counsel to the effect that the merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

In addition, Berkshire Hills Bancorp’s obligations to consummate the merger are conditioned on the following:
•
the representations and warranties of SI Financial contained in the merger agreement will be true and correct as of the closing date of the merger (except to the extent such representations and warranties speak as of an earlier date and subject to materiality and material adverse effect standards described in the merger agreement), and the receipt by Berkshire Hills Bancorp of a written certificate from SI Financial’s Chief Executive Officer and Chief Financial Officer to that effect;

•
SI Financial’s performance in all material respects of all of its obligations and covenants required to be performed prior to the effective time of the merger, and Berkshire Hills Bancorp’s receipt of a written certificate from SI Financial’s Chief Executive Officer and Chief Financial Officer to that effect;

•
no material adverse effect (as defined in the merger agreement) having occurred with respect to SI Financial as of the date of the merger agreement; and

•
none of the regulatory approvals, consents or waivers necessary to consummate the merger and the transactions contemplated by the merger agreement includes any condition or requirement that would so materially and adversely impact the economic or business benefits to Berkshire Hills Bancorp of the transactions contemplated by the merger agreement that, had such condition or requirement been known, Berkshire Hills Bancorp would not, in its reasonable judgment, have entered into the merger agreement.

In addition, SI Financial’s obligations to consummate the merger are conditioned on the following:
•
the representations and warranties of Berkshire Hills Bancorp contained in the merger agreement will be true and correct as of the closing date of the merger (except to the extent such representations and warranties speak as of an earlier date and subject to materiality and material adverse effect standards described in the merger agreement), and SI Financial’s receipt of a written certificate from Berkshire Hills Bancorp’s Chief Executive Officer and Chief Financial Officer to that effect;

•
Berkshire Hills Bancorp’s performance in all material respects of all of its obligations and covenants required to be performed prior to the effective time of the merger, and SI Financial’s receipt of a written certificate from SI Financial’s Chief Executive Officer and Chief Financial Officer to that effect; and

•
no material adverse effect (as defined in the merger agreement) having occurred with respect to Berkshire Hills Bancorp as of the date of the merger agreement.

Berkshire Hills Bancorp and SI Financial cannot guarantee that all of the conditions to the merger will be satisfied or waived by the party permitted to do so.
Conduct of Business Before the Merger
SI Financial has agreed that, until completion of the merger and unless consented to by Berkshire Hills Bancorp, or to the extent required by law or regulation of any governmental entity, neither SI Financial nor its subsidiaries will, among other things:
General Business
•
conduct its business other than in the regular, ordinary and usual course consistent with past practice;

•
fail to use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

•
take any action that would adversely affect or materially delay the ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

Indebtedness
•
incur, modify, extend or renegotiate any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any person, other than deposits in the ordinary course of business consistent with past practice and advances from the FHLB with a maturity of not more than one year;

•
prepay any indebtedness or other similar arrangements to cause SI Financial to incur any prepayment penalty;

•
purchase any brokered certificate of deposits, other than in the ordinary course of business;

Capital Stock
•
adjust, split, combine or reclassify its capital stock;

•
make, declare or pay any dividends or make any other distribution on its capital stock, except regular quarterly cash dividends on SI Financial common stock of no greater than $0.06 per share with record and payment dates consistent with past practice and dividends paid by Savings Institute Bank and Trust to SI Financial to enable SI Financial to pay such regular quarterly cash dividends;

•
grant any person any right to acquire any shares of its capital stock or make any grant or award under the SI Financial’s equity plans;

•
issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of stock options outstanding as of the date of the merger agreement;

•
redeem or otherwise acquire any shares of its capital stock other than a security interest or as a result of the enforcement of a security interest and other than provided in the merger agreement;

Dispositions
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sell, transfer, mortgage, encumber or otherwise dispose of any of its real property or other assets to any person other than to its subsidiary or cancel, release or assign any indebtedness to any such person or claims held by any such person, other than in the ordinary course of business consistent with past practice;

Investments
•
make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person, or form any new subsidiary;

•
purchase any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities of less than one year;

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enter into any futures contract, option, swap agreement, interest rate cap, interest rate floor, interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest, other than in the ordinary course of business consistent with past practice;

Contracts
•
enter into, renew, amend or terminate any material contract or make any change in its leases or material contracts, other than in the ordinary course of business consistent with past practice;

Loans
•
except as specifically provided below, and except for commitments issued prior to the date of the merger agreement which have not yet expired and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) (i) in an amount in excess of  $8.0 million for commercial loans, $1.0 million for residential loans and $100,000 for home equity loans or lines of credit, (ii) that involves an exception to policy or (iii) with respect to one- to four-family residential real estate loans, that is not underwritten to Fannie Mae or Freddie Mac standards; provided that Berkshire Hills Bancorp shall have been deemed to have consented to any loan in excess of such amount or otherwise not permitted by this section if Berkshire Hills Bancorp does not object to any such proposed loan within three business days of receipt by Berkshire Hills Bancorp of a request by SI Financial to exceed such limit along with all financial or other data that Berkshire Hills Bancorp may reasonably request in order to evaluate such loan;
•
make any new loan, or commit to make any new loan, to any director or executive officer of SI Financial or Savings Institute Bank and Trust, or, except for in accordance with Regulation O of the Federal Reserve regulations, amend or renew any existing loan, or commit to do so, with any director or executive officer of SI Financial or Savings Institute Bank and Trust;

•
purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

Benefit Plans
•
increase the compensation, bonuses or other fringe benefits payable to any employee or director other than in the ordinary course of business consistent with past practice and pursuant to policies then in effect or grant or pay any bonus, pension, retirement allowance or contribution except for cash bonuses that are fully accrued for and to be paid for 2018 and on a pro rata basis for 2019 for performance through the closing of the merger pursuant to and in accordance with past practice;

•
become a party to, renew, amend, extend or commit to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance, or change in control agreement with or for the benefit of any employee or director, except for amendments to any plan or agreement that are required by law;

•
amend, modify or revise the terms of any outstanding stock option or voluntarily accelerate the vesting of, or lapsing of restrictions with respect to, any stock options or other stock-based compensation; make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice; or make any contribution to the SI Financial ESOP, forgive any indebtedness with respect to the SI Financial ESOP loan or take any action that would cause a release of any suspense shares, except as required by operation of the SI Financial ESOP or in the ordinary course of business consistent with past practice, but in no event more than the minimum amount required pursuant to the SI Financial ESOP loan amortization schedules as in effect on September 30, 2018;

•
elect any person to office with the title of Senior Vice President or higher who does not currently hold such office or elect any person who is not currently a board of director as of the date of the merger agreement;

•
hire any employee whose annual salary would be greater than $100,000, except as may be necessary to replace any non-officer employee whose employment is terminated, whether voluntarily or involuntarily;

•
take any action that would entitle any individual to a severance benefit under any employment agreement or change in control agreement; and

•
take any action that would give rise to an acceleration of the right to payment of any individual under any SI Financial benefit plans;

Settling Claims
•
commence any action or proceeding other than to enforce any obligation owed to SI Financial and in accordance with past practice, or settle any claim, action or proceeding against it involving payment of money damages in excess of  $100,000, or that would impose any material restrictions on SI Financial’s operations or that would create any negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

Governing Documents
•
amend SI Financial’s articles of incorporation or bylaws;

Deposits
•
increase or decrease the rate of interest paid on time deposits or on certificate of deposits, except in the ordinary course of business;

Capital Expenditures
•
make any capital expenditures in excess of  $100,000 other than existing binding commitments as of the date of the merger agreement and expenditures reasonably necessary to maintain existing assets in good repair;

Branches
•
establish or commit to establish any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

Policies
•
make any changes in policies in any material respect in existence on the date of the merger agreement with regard to: the extension of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service, loans; its hedging practices and policies; or other material banking policies, in each case except as may be required by changes in applicable law or regulations, GAAP, or at the direction of a governmental entity;

Communications
•
issue any communication relating to the merger: (i) to SI Financial employees (including general communications relating to benefits and compensation) without prior consultation with Berkshire Hills Bancorp and, to the extent relating to post-closing employment, benefit or compensation information, without the prior consent of Berkshire Hills Bancorp; or (ii) to customers without the prior approval of Berkshire Hills Bancorp;

Environmental Assessments
•
except with respect to foreclosures in process as of the date of the merger agreement, foreclose upon or take a deed or title to any commercial real estate (i) without providing prior notice to Berkshire Hills Bancorp and conducting a Phase I environmental assessment of the property, or (ii) if the Phase I environmental assessment reflects the presence of any hazardous material or underground storage tank;

Taxes
•
make, change or rescind any material tax election concerning SI Financial’s taxes or tax returns, file any amended SI Financial tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim or assessment, or surrender any right to claim a tax refund or obtain any tax ruling;

Accounting
•
implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory guidelines;

New Lines of Business
•
enter into any new lines of business;

Merger or Liquidation
•
merge or consolidate SI Financial or any of its subsidiaries with any other third party; sell or lease all or any substantial portion of the assets or business of SI Financial or of its subsidiaries; make any acquisition of all or any substantial portion of the business or assets of any other person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection or any loan or credit arrangement between Savings Institute Bank and Trust and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities;

Tax-Free Reorganization
•
take any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization under the Internal Revenue Code;

Other Agreements
•
agree to take, commit to take or adopt any resolutions in support of any of the actions prohibited by the section in the merger agreement governing SI Financial’s conduct of business until the completion of the merger.

Berkshire Hills Bancorp has agreed that, until the completion of the merger and unless permitted by SI Financial, or to the extent required by laws or regulation of any governmental entity, or as expressly contemplated or permitted by the merger agreement or as required by law, it will not:
•
conduct its business other than in the regular, ordinary and usual course consistent with past practice;

•
fail to use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

•
take any action that would adversely affect or materially delay the ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

•
make, declare or pay any dividend that materially exceeds its current quarterly dividend or materially exceeds (on a percentage basis) any increase to Berkshire Hills Bancorp’s quarterly dividend paid to its stockholders;

•
take any action that is intended or expected to result in any of Berkshire Hills Bancorp’s representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the closing conditions not being satisfied or in a violation of any provision of the merger agreement;

•
knowingly take action that would prevent or impede the merger from qualifying as a reorganization under the Internal Revenue Code;

•
enter into an agreement to acquire another depository institution;

•
agree to take, commit to take or adopt any resolutions in support of any of the actions prohibited by the section in the merger agreement governing Berkshire Hills Bancorp’s conduct of business until the completion of the merger; or

•
amend, repeal or modify any provision of its certificate of incorporation or bylaws in a manner that would adversely affect SI Financial, any SI Financial stockholder, or the merger.

Additional Covenants of SI Financial and Berkshire Hills Bancorp in the Merger Agreement
Agreement Not to Solicit Other Proposals.   From the date of the merger agreement until the closing of the merger, SI Financial will not, and will cause its subsidiaries and their officers, directors and representatives not to, directly or indirectly: (1) solicit, initiate, induce or encourage any inquiry with respect to or the making of any proposal that constitutes or could reasonably be expected to lead to, an acquisition proposal by a third party; (2) participate in any negotiations regarding an acquisition proposal with, or furnish any nonpublic information relating to an acquisition proposal to, any person that has made, or to SI Financial’s knowledge, is considering making an acquisition proposal; or (3) engage in discussions regarding an acquisition proposal with any person that has made, or to SI Financial’s knowledge, is considering making, an acquisition proposal, except to notify such person of the provisions of the merger agreement regarding acquisition proposals.
An acquisition proposal is a proposal or offer, whether or not in writing, with respect to the following types of acquisition transactions:
•
any merger, consolidation, share exchange, business combination or other similar transaction or series of transactions involving SI Financial or its subsidiaries;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the consolidated assets of SI Financial in a single transaction or series of transactions;

•
any tender offer or exchange offer for 20% or more of the outstanding shares of SI Financial capital stock or the filing of a registration statement under the Securities Act in connection therewith; and

•
any transaction that is similar in form, substance or purpose to any of the foregoing transactions; or

•
any public announcement, notice or regulatory filing or a proposal, plan or intention to do any of the foregoing transactions or any agreement to engage in any of the foregoing transactions.

Despite the agreement of SI Financial not to solicit other acquisition proposals, SI Financial may negotiate or have discussions with, or provide information to, a third party who makes a bona fide unsolicited written acquisition proposal prior to the adoption and approval of the merger agreement by the SI Financial stockholders at the meeting to vote on the merger agreement, provided that the SI Financial board of directors determines in its good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary obligations to SI Financial’s stockholders under applicable law and that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal. A “superior proposal” is an unsolicited, bona fide written acquisition proposal made by a third party to consummate an acquisition proposal by a third party that: (i) SI Financial’s board of directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of SI Financial than the transactions contemplated by the merger agreement; (ii) is for 50% of the outstanding shares of SI Financial common stock or all or substantially all of the assets of SI Financial; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such acquisition proposal, and (iv) for which financing, to the extent required, is then committed pursuant to a written commitment letter.
If SI Financial receives an acquisition proposal or any inquiry that is reasonably likely to lead to an acquisition proposal, SI Financial must notify Berkshire Hills Bancorp within forty-eight hours of the receipt of the acquisition proposal and any inquiry that is reasonably likely to lead to an acquisition proposal and provide Berkshire Hills Bancorp with information about the third party and its proposal or inquiry.
If SI Financial receives a superior proposal prior to the date of the special meeting that was not a result of a breach of the merger agreement, SI Financial’s board of directors may (1) make a change in recommendation to the SI Financial stockholders, or (2) terminate the merger agreement and concurrently enter into a definitive agreement with respect to the superior proposal, provided in each case that the SI Financial board of directors has determined in good faith, after consultation with its legal counsel, that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. SI Financial’s board of directors must also notify Berkshire Hills Bancorp prior to terminating the merger agreement of the material terms of the superior proposal and negotiate with Berkshire Hills Bancorp for a term of four business days. SI Financial’s board of directors must then determine that the superior proposal continues to constitute a superior proposal after taking into account any amendments that Berkshire Hills Bancorp has agreed to during the notice period.
Certain Other Covenants.   The merger agreement also contains other agreements relating to the conduct of Berkshire Hills Bancorp and SI Financial before consummation of the merger, including the following:
•
each party will promptly advise the other party of  (i) any representation or warranty made by it contained in the merger agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement unless expressly waived in writing by the other party;

•
Berkshire Hills Bancorp and SI Financial will provide each other reasonable access during normal business hours to its books, records, contracts, properties, personnel, information technology systems and such other information relating to the other party as may be reasonably requested;

•
SI Financial will provide Berkshire Hills Bancorp with a copy of each report filed with a governmental entity (other than confidential supervisory information), each periodic report furnished to its senior management, each annual, interim or special audit of the financial statements of SI Financial and its subsidiaries made by their accountants and copies of all internal control reports submitted to SI Financial by its accountants, any additional financial data of SI Financial as Berkshire Hills Bancorp may reasonably request, each press release and all other information concerning its business, properties and personnel as Berkshire Hills Bancorp may reasonably request;

•
Following the receipt of all regulatory approvals, SI Financial shall give notice, and shall cause Savings Institute Bank and Trust to give notice, to a designee of Berkshire Hills Bancorp, and shall invite such person to attend all regular and special meetings of the boards of directors of SI Financial and Savings Institute Bank and Trust; provided, however, that such designee shall have no right to vote and shall not attend sessions of the boards of directors or committees thereof during which there is being discussed (i) matters involving the merger agreement, (ii) pending or threatened litigation or investigations if, in the opinion of counsel to SI Financial, the presence of such designees would or might adversely affect the confidential nature of, or any privilege relating to, the matters being discussed, or (iii) matters involving a third party acquisition proposal regarding SI Financial;

•
SI Financial will meet with Berkshire Hills Bancorp on a regular basis to discuss and plan for the conversion of SI Financial’s data processing and related electronic information systems;

•
Berkshire Hills Bancorp and SI Financial will cooperate with each other and use their reasonable best efforts to prepare and file all necessary applications, notices and other filings with any governmental entity, the approval of which is required to complete the merger and related transactions;

•
Berkshire Hills Bancorp and SI Financial, and their respective subsidiaries, will use their reasonable best efforts to obtain all third party consents that are required to consummate the merger, the bank merger and the other transactions contemplated by the merger agreement;

•
SI Financial will take all steps required to exempt Berkshire Hills Bancorp, the merger agreement and the merger from any provisions of an anti-takeover nature in SI Financial’s articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state anti-takeover laws;

•
Berkshire Hills Bancorp and SI Financial will use their reasonable efforts to take promptly all actions and to do promptly all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement;

•
Berkshire Hills Bancorp and SI Financial will consult with one another before issuing any press release or otherwise making public statements with respect to the merger and making any filings with any governmental entity;

•
SI Financial will take all actions necessary to convene a meeting of its stockholders to vote on the merger agreement and any other matters required to be approved or adopted by its stockholders to carry out the terms of the merger agreement;

•
SI Financial’s board of directors will recommend at its stockholders meeting that the stockholders vote to approve the merger agreement and the merger and will use its commercially reasonable efforts to obtain stockholders approval (provided, however, that, prior to the special meeting, SI Financial’s board of directors may, if it concludes in good faith (after consultation with its outside legal advisors) that the failure to do so would be reasonably likely to result in a violation of its fiduciary duties under applicable law, withdraw, modify or change its recommendation that SI Financial’s stockholders approve the merger agreement in a manner adverse to Berkshire Hills Bancorp provided SI Financial has not breached its obligation not to solicit other acquisition proposals and, SI Financial provided Berkshire Hills Bancorp with an opportunity to revise the merger agreement in light of the third party acquisition proposal in accordance with the merger agreement);

•
Berkshire Hills Bancorp will take any action required to be taken under applicable state securities laws;

•
before completion of the merger, Berkshire Hills Bancorp will notify the New York Stock Exchange of the additional shares of Berkshire Hills Bancorp common stock that Berkshire Hills Bancorp will issue in exchange for shares of SI Financial common stock;

•
during the pendency of the merger, each party will notify the other of  (1) any event of default of any material contract, and (2) any event, condition, change or occurrence that individually or in the aggregate is reasonably likely to result in a material adverse effect;

•
Berkshire Hills Bancorp will indemnify SI Financial’s and its subsidiaries’ current and former directors, officers and employees to the fullest extent as would have been permitted under Maryland law and the SI Financial articles of incorporation or the SI Financial bylaws and advance expenses as incurred to the fullest extent permitted under applicable law;

•
Berkshire Hills Bancorp will maintain for a period of six years after completion of the merger SI Financial’s current directors’ and officers’ liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are no less favorable than the current policy, with respect to facts or events occurring at or prior to the effective time of the merger;

•
SI Financial will give Berkshire Hills Bancorp the opportunity to participate in the defense or settlement of any stockholder litigation against SI Financial and/or its directors relating to the transactions contemplated by the merger agreement, and no such settlement will be agreed to without Berkshire Hills Bancorp’s prior written consent;

•
Berkshire Hills Bancorp shall, and shall cause Berkshire Bank to, (i) increase the size of its board of directors by one member and (ii) appoint Rheo A. Brouillard to the boards of directors of Berkshire Hills Bancorp and Berkshire Bank, effective immediately following the effective time of the merger;

•
Berkshire Hills Bancorp will appoint the directors of SI Financial as of the closing of the merger, other than Mr. Brouillard, to an advisory board of Berkshire Bank. The advisory board will meet as requested by the board of directors of Berkshire Bank and will have a term of one year. Each member of the advisory board will be paid an annual retainer of  $10,000. Berkshire Bank will consider, at its reasonable discretion, the composition, compensation and need for the advisory board after the completion of the one year term;

•
SI Financial agrees to recommend to the board of directors of SI Financial Group Foundation, Inc. (which we refer to as the “SI Financial foundation”) that the current board of directors of the foundation resign as of the closing of the merger and that the foundation board consist of the same individuals that currently serve on the board of directors of the Berkshire Bank Foundation, Inc. and one (1) serving member of the advisory board selected by SI Financial and Berkshire Hills Bancorp. Promptly following the closing of the merger, Berkshire Hills Bancorp will recommend to the SI Financial foundation that, for at least two years following the closing of the merger, the SI Financial foundation allocate $250,000 on an annual basis to charitable organizations serving SI Financial’s market area; and

•
Berkshire Hills Bancorp will take all steps required to cause any acquisitions of Berkshire Hills Bancorp common stock in the merger by persons subject to the reporting requirements of Section 16(a) of the Securities Act to be exempt from liability under the Exchange Act.

Representations and Warranties Made by Berkshire Hills Bancorp and SI Financial in the Merger Agreement
Berkshire Hills Bancorp and SI Financial have made certain customary representations and warranties to each other in the merger agreement relating to their businesses. The representations and warranties contained in the merger agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by Berkshire Hills Bancorp or SI Financial, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from the standard of materiality that an investor may apply when reviewing statements of factual information.
Each of Berkshire Hills Bancorp and SI Financial has made representations and warranties to the other regarding, among other things:
•
corporate matters, including due organization, qualification and the organizational structure;

•
capitalization, including total outstanding shares and classes of stock;

•
authority relative to execution and delivery of the merger agreement and the absence of conflicts with, violations of, or a default under organizational documents or other obligations as a result of the merger;

•
governmental filings and consents necessary to complete the merger;

•
the filing of regulatory and securities reports;

•
financial statements;

•
undisclosed liabilities;

•
securities filings;

•
financial statements;

•
absence of undisclosed liabilities;

•
litigation matters;

•
tax matters;

•
the absence of any event or action that would, or reasonably be expected to, constitute a material adverse effect since September 30, 2018;

•
legal proceedings;

•
the absence of regulatory actions;

•
compliance with applicable laws;

•
intellectual property and IT systems;

•
labor and employee benefit matters;

•
real and personal property;

•
fairness opinion of financial advisor;

•
brokers or financial advisor fees;

•
compliance with applicable environmental laws;

•
anti-takeover provisions;

•
insurance matters;

•
corporate documents and records;

•
indemnification;

•
community reinvestment act and regulatory compliance matters;

•
internal controls; and

•
tax treatment of the merger.

In addition, SI Financial has made other representations and warranties about itself to Berkshire Hills Bancorp as to:
•
investment portfolio matters;

•
the existence, performance and legal effect of certain contracts;

•
its subordinated indentures and trust preferred securities;

•
loan portfolio matters;

•
related party transactions; and

•
trust accounts.

The representations and warranties of each of Berkshire Hills Bancorp and SI Financial will expire upon the effective time of the merger.
Terminating the Merger Agreement
The merger agreement may be terminated by mutual written consent of Berkshire Hills Bancorp and SI Financial at any time prior to the completion of the merger. Additionally, subject to conditions and circumstances described in the merger agreement, either Berkshire Hills Bancorp or SI Financial may terminate the merger agreement if, among other things, any of the following occur:
•
SI Financial stockholders do not approve the merger agreement at the special meeting, provided SI Financial has complied with certain obligations pursuant to the merger agreement;

•
any required regulatory approval has been denied and such denial has become final and non-appealable, or a governmental authority or court has issued a final, unappealable order prohibiting consummation of the transactions contemplated by the merger agreement;

•
the merger has not been consummated by December 31, 2019, unless the failure to complete the merger by that time was due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements provided in the merger agreement; or

•
there is a breach by the other party of any covenant or agreement contained in the merger agreement, or any representation or warranty of the other party becomes untrue, in each case such that the conditions to closing would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within 30 days after the giving of written notice to such party of such breach.

As further descripted in the merger agreement, Berkshire Hills Bancorp may also terminate the merger agreement if SI Financial breaches its obligations in any material respect regarding the solicitation of other acquisition proposals or submission of the merger agreement to SI Financial’s stockholders or if the SI Financial board of directors does not publicly recommend in this document that SI Financial stockholders approve the merger agreement or withdraws or revises its recommendation in a manner adverse to Berkshire Hills Bancorp.
SI Financial may also terminate the merger agreement prior to adoption and approval of the merger agreement by its stockholders, if SI Financial receives an acquisition proposal and (1) the SI Financial board of directors, in compliance with the terms of the merger agreement, concludes in good faith that the acquisition proposal is a superior proposal, (2) the SI Financial board of directors concurrently approves a definitive agreement with respect to the superior proposal and the termination of the merger agreement, and (3) SI Financial pays the termination fee of  $7.4 million.
Additionally, SI Financial may terminate the merger agreement within the five day period commencing with the tenth day prior to the closing date of the merger (which we refer to as the “determination date”), if both of the following conditions have been satisfied, (1) the average of the daily closing sale prices of a share of Berkshire Hills Bancorp common stock as reported on the New York Stock Exchange for the 20 consecutive trading days immediately preceding the determination date is less than $24.99 (80% of the closing sale price of Berkshire Hills Bancorp common stock on the last trading date before the date of the first public announcement of the merger agreement); and (2) Berkshire Hills Bancorp common stock underperforms the Nasdaq Bank Index by more than 20 percentage points during the same period.
However, if SI Financial chooses to exercise this termination right, Berkshire Hills Bancorp has the option, within five business days of receipt of notice from SI Financial, to adjust the merger consideration and prevent termination under this provision.
Termination Fee
The merger agreement requires SI Financial to pay Berkshire Hills Bancorp a fee of  $7.4 million (which we refer to as the “termination fee”) if SI Financial terminates the merger agreement to enter into an agreement with respect to an acquisition proposal. Additionally, SI Financial must pay the termination fee if Berkshire Hills Bancorp terminates the merger agreement as a result of a breach by SI Financial of its covenants regarding acquisition proposals or its obligation to submit the merger agreement to its stockholders, or if SI Financial’s board of directors fails to recommend approval of the merger agreement or, after recommending the approval of the merger agreement, it withdraws, modifies or changes its recommendation, so long as at the time of such termination Berkshire Hills Bancorp is not in material breach of any representation, warranty, or material covenant contained in the merger agreement.
If  (i) Berkshire Hills Bancorp terminates the merger agreement because SI Financial breaches a covenant or agreement or if any representation or warranty of SI Financial has become untrue and such breach or untrue representation or warranty has not been or cannot be cured within 30 days following written notice to SI Financial and such breach giving rise to such termination was knowing and intentional, (ii) either party terminates the merger agreement because SI Financial’s stockholders fail to approve and adopt the merger agreement, or (iii) either party terminates the merger agreement because the merger has not been consummated by December 31, 2019, then SI Financial must pay the termination fee of $7.4 million if  (1) an acquisition proposal was publicly announced after December 11, 2018, or the SI Financial board of directors changed its recommendations to stockholders before the special meeting to approve the merger and merger agreement, and (2) within 12 months after termination of the merger agreement, SI Financial enters into a definitive agreement with respect to an acquisition transaction (as defined in the merger agreement), the SI Financial board of directors recommends any acquisition transaction, or SI Financial consummates any acquisition transaction (whether or not such acquisition transaction resulted from or related to the acquisition proposal during the pendency of the merger).
Expenses
Each of Berkshire Hills Bancorp and SI Financial will pay its own costs and expenses incurred in connection with the merger.

Changing the Terms of the Agreement and Plan of Merger
Before the completion of the merger, Berkshire Hills Bancorp and SI Financial may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by SI Financial stockholders, Berkshire Hills Bancorp and SI Financial can make no amendment or modification that would reduce the amount or alter or change the kind of consideration to be received by SI Financial’s stockholders or that would contravene any provisions of the DGCL or applicable state and federal banking laws, rules and regulations.
Voting Agreements
Certain of SI Financial’s senior executive officers and each of its directors, in his or her capacity as a SI Financial stockholder, has entered into a separate voting agreement with Berkshire Hills Bancorp, pursuant to which each such director or officer has agreed to vote all shares of SI Financial common stock over which he or she exercises sole disposition and voting rights in favor of the approval of the merger agreement and the merger and certain related matters and against alternative transactions. Under the voting agreements, SI Financial’s directors and officers may not, without the prior written consent of Berkshire Hills Bancorp, transfer any of their shares of SI Financial common stock except for certain limited purposes described in the voting agreements. These voting agreements will terminate if the merger agreement is terminated. As of the record date, shares constituting 2.9% of the voting power of SI Financial common stock were subject to the voting agreements.

DESCRIPTION OF BERKSHIRE HILLS BANCORP CAPITAL STOCK
The following summary describes the material terms of Berkshire Hills Bancorp’s capital stock and is subject to, and qualified by, Berkshire Hills Bancorp’s certificate of incorporation and bylaws and the Delaware General Corporation Law (“DGCL”). See “Where You Can Find More Information” as to how to obtain a copy of Berkshire Hills Bancorp’s certificate of incorporation and bylaws.
General
Berkshire Hills Bancorp is authorized to issue 100,000,000 shares of common stock having a par value of  $0.01 per share, and 2,000,000 shares of preferred stock having a par value of  $0.01 per share. At February 19, 2019, 45,542,049 shares of common stock were outstanding and 521,607 shares of preferred stock were outstanding.
Common Stock
Voting Rights.   The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors. However, Berkshire Hills Bancorp’s certificate of incorporation provides that a record owner of Berkshire Hills Bancorp’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of Berkshire Hills Bancorp’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.
No Preemptive or Conversion Rights.   The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Berkshire Hills Bancorp before such securities are offered to others. The absence of preemptive rights increases Berkshire Hills Bancorp’s flexibility to issue additional shares of common stock in connection with Berkshire Hills Bancorp’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.
Dividends.   Holders of common stock are entitled to receive dividends ratably when, as and if declared by Berkshire Hills Bancorp’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under the DGCL, Berkshire Hills Bancorp may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by Berkshire Bank have historically been the primary operating source of funds available to Berkshire Hills Bancorp, and historic financing sources have included senior debt and the issuance of trust preferred securities, preferred stock and common stock. Berkshire Hills Bancorp expects to use these sources of funds in the future, as well as proceeds it may obtain from the offering of common stock, preferred stock and/or debt securities for payment of dividends to its stockholders, the repurchase of its common stock and for other needs. Berkshire Hills Bancorp’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Berkshire Hills Bancorp’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Berkshire Hills Bancorp’s board of directors deems relevant.
Berkshire Hills Bancorp’s principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities.
Liquidation.   Upon liquidation, dissolution or the winding up of the affairs of Berkshire Hills Bancorp, holders of common stock are entitled to receive their pro rata portion of the remaining assets of Berkshire Hills Bancorp after the holders of Berkshire Hills Bancorp’s preferred stock, if any, have been paid in full any sums to which they may be entitled.
Preferred Stock
Berkshire Hills Bancorp’s certificate of incorporation authorizes its board of directors, without stockholder action, to issue preferred stock in one or more series and to establish the designations, dividend rates and rights, dissolution or liquidation rights, preferences, price and terms and conditions on which shares may be redeemed, terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in Berkshire Hills Bancorp’s control.
Certain Certificate of Incorporation and Bylaw Provisions Affecting Stock
Berkshire Hills Bancorp’s certificate of incorporation and bylaws contain several provisions that may make Berkshire Hills Bancorp a less attractive target for an acquisition of control by anyone who does not have the support of Berkshire Hills Bancorp’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a vote limitation provision and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to Berkshire Hills Bancorp’s certificate of incorporation and bylaws.
Restrictions on Ownership
Under the federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve if any person (including a company), or group acting in concert, seeks to acquire “control” of a bank holding company or savings association. An acquisition of  “control” can occur upon the acquisition of 10% or more of the voting stock of a bank holding company or depository institution or as otherwise defined by the Board of Governors of the Federal Reserve System. Under the Change in Bank Control Act, the Board of Governors of the Federal Reserve System has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a bank holding company.
Transfer Agent and Registrar
The Transfer Agent and Registrar for Berkshire Hills Bancorp’s common stock is Broadridge Corporate Issuer Solutions, Inc., Brentwood, New York.

COMPARISON OF RIGHTS OF STOCKHOLDERS
The rights of stockholders of Berkshire Hills Bancorp are currently governed by Berkshire Hills Bancorp’s certificate of incorporation, bylaws and applicable provisions of the DGCL. The rights of stockholders of SI Financial are currently governed by SI Financial’s articles of incorporation, bylaws and applicable provisions of the Maryland General Corporation Law. If the merger is completed, SI Financial stockholders who receive Berkshire Hills Bancorp common stock will become Berkshire Hills Bancorp stockholders and their rights will thereafter be governed by Berkshire Hills Bancorp’s certificate of incorporation and bylaws and the DGCL.
The following is a summary of the material differences between the rights of a SI Financial stockholder and the rights of a Berkshire Hills Bancorp stockholder. This summary is not a complete statement of the differences between the rights of SI Financial stockholders and the rights of Berkshire Hills Bancorp stockholders and is qualified in its entirety by reference to the governing law of each corporation, the certificate of incorporation or articles of incorporation, as applicable, and bylaws of each corporation. Copies of Berkshire Hills Bancorp’s certificate of incorporation and bylaws are on file with the Securities and Exchange Commission and are also available upon written request addressed to Corporate Secretary, Berkshire Hills Bancorp, Inc., 60 State Street, Boston, Massachusetts 02109.
Authorized Stock
Berkshire Hills Bancorp	SI Financial

•
The Berkshire Hills Bancorp certificate of incorporation authorizes 102,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

•
As of February 19, 2019, there were 45,542,049 shares of Berkshire Hills Bancorp common stock issued and outstanding.

•
As of February 19, 2019, there were 521,607 shares of preferred stock issued and outstanding.

•
The SI Financial articles of incorporation authorizes 36,000,000 shares of capital stock, consisting of 35,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $0.01 par value.

•
As of February 19, 2019, there were 12,054,785 shares of SI Financial common stock issued and outstanding.

•
As of February 19, 2019, there were no shares of preferred stock issued and outstanding.

Voting Rights
Berkshire Hills Bancorp	SI Financial

•
The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock and the limited voting rights of the Series B Non-Voting Preferred stockholders.

•
The Series B Non-Voting Preferred stock is not be entitled to vote on any matter except as required by Delaware law. As to all matters for which voting by class is specifically required by Delaware law, each outstanding share of Series B Non-Voting Preferred Stock is entitled to one vote.

•
Each share of common stock is entitled to one vote. Beneficial owners of 10% or more of the outstanding stock are subject to voting limitations.

•
The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock

•
Each share of common stock is entitled to one vote. Beneficial owners of 10% or more of the outstanding stock are subject to voting limitations.

•
Under SI Financial’s articles of incorporation, holders of common stock may not cumulate their votes.

Voting Rights
Berkshire Hills Bancorp	SI Financial
• Holders of common stock may not cumulate their votes for the election of directors.
Preemptive Rights
Berkshire Hills Bancorp	SI Financial
• Stockholders do not have a preemptive right to acquire Berkshire Hills Bancorp’s issued shares.	• Stockholders do not have a preemptive right to acquire SI Financial’s issued shares.
Required Vote for Authorization of Certain Actions
Berkshire Hills Bancorp	SI Financial

•
At least 80% of the outstanding shares of voting stock must approve certain business combinations involving an interested stockholder or any affiliate of an interested stockholder. However, if a majority of directors not affiliated with the interested stockholder approves the business combination or certain pricing criteria are satisfied, a majority vote of the outstanding shares is sufficient to approve a business combination.

•
Under Maryland law, a two-thirds vote is generally required for approval of mergers, consolidations, share exchange or certain transfers of all or substantially all of the assets of a corporation not in the ordinary course of business, unless otherwise provided in a company’s articles of incorporation. SI Financial’s articles of incorporation provide that such transactions can be approved by the affirmative vote of the holders of a majority of the total shares outstanding and entitled to vote thereon.

Dividends
Berkshire Hills Bancorp	SI Financial

•
Holders of common stock are entitled, when declared by the Berkshire Hills Bancorp board of directors, to receive dividends, subject to the rights of holders of preferred stock. No dividend may be declared or paid on the common stock unless a dividend equal to two hundred percent (200%) of the amount declared or paid on the common stock is also concurrently declared or paid, as applicable, on the Series B Non-Voting Preferred Stock.

• Holders of common stock are entitled, when declared by the Board of Directors, to receive dividends out of legally available funds.
Stockholders’ Meetings
Berkshire Hills Bancorp	SI Financial

•
Berkshire Hills Bancorp must deliver written notice of a meeting and, in the case of a special meeting, a description of its purpose no fewer than ten days and no more than 60 days before the meeting to each stockholder entitled to vote.

•
Subject to the rights of any holders of preferred stock, special meetings may be called only by the board of directors.

•
For purposes of determining stockholders entitled to vote at a meeting, the board of directors may fix a record date that is not less than ten days and not more than 60 days before the meeting.

•
Notice of a meeting must be delivered and, in the case of a special meeting, a description of its purpose, no fewer than 10 days and no more than 90 days before the meeting of each stockholder entitled to vote.

•
The chairman of the board, president, two-thirds of the board of directors or the secretary, upon the written request of the holders of not less than a majority of all shares outstanding and entitled to vote at the meeting, may call a special meeting.

•
For purposes of determining stockholders entitled to vote at a meeting, the board of

Stockholders’ Meetings
Berkshire Hills Bancorp	SI Financial

•
The board of directors or any stockholder entitled to vote may nominate directors for election or propose new business.

•
To nominate a director or propose new business, stockholders must give written notice to the Secretary of Berkshire Hills Bancorp not less than 90 days before the meeting. However, if Berkshire Hills Bancorp gives less than 100 days’ notice or prior public disclosure of the meeting, written notice of the stockholder proposal or nomination must be delivered to the Secretary not later than ten days following the date notice of the meeting was mailed to stockholders or public disclosure of the meeting was made. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

directors may fix a record date that is not more than 90 days nor less than 10 days before the meeting.

•
To nominate a director or propose new business at an annual meeting, stockholders must give written notice to the Secretary of SI Financial not less than 90 days before the meeting. However, if less than 100 days’ notice of the meeting is provided, written notice of the nomination or stockholder proposal must be delivered to the secretary not less than 10 days following the date notice of the meeting was mailed to stockholders or public disclosure was made. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

Action by Stockholders without a Meeting
Berkshire Hills Bancorp	SI Financial
• Action required or permitted to be taken at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be effected by written consent of stockholders.
•
Maryland law permits any action required or permitted to be taken at a meeting of stockholders to be taken without a meeting if unanimous consent is given in writing by each stockholder entitled to vote on the matter. In addition, if authorized by the charter, the holders of common stock of a Maryland corporation that are entitled to vote generally in the election of directors may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action not later than 10 days after the effective date of the action to each holder of the class of common stock and to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. SI Financial’s governing documents are silent on the rights of stockholders to conduct a vote in the absence of a meeting.

Board of Directors
Berkshire Hills Bancorp	SI Financial

•
The bylaws provide that the number of directors, to be designated by the board of directors, shall not exceed 15.

•
Beginning with the 2020 annual meeting of stockholders, the full board of directors will be elected at the annual meeting of stockholders.

•
Vacancies on the board of directors will be filled by a vote of a majority of the remaining directors.

•
Directors may be removed only for cause by the vote of 80% of the outstanding shares entitled to vote at an annual or special meeting called for that purpose.

•
The bylaws provide that the number of directors may be fixed from time to time by vote of the Board of Directors pursuant to the bylaws, but shall never be less than the minimum number permitted by Maryland law

•
The Board of Directors is divided into three classes as equal as possible and approximately one-third of the directors are elected at each meeting

•
Vacancies on the board of directors will be filled by a vote of a majority of the remaining directors. Any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

•
Any director or the entire Board of Directors may be removed, at any time, but only for cause and only by the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote in the election of directors.

Amendment of the Bylaws
Berkshire Hills Bancorp	SI Financial

•
The bylaws may be amended, altered or repealed either by the board of directors at any meeting of the board, provided that notice of the proposed change was given not less than two days before the meeting, or by the vote of 80% of the outstanding shares entitled to vote, provided that notice of the proposed change was given in the notice of the meeting of stockholders.

• The bylaws may be amended or repealed either by the approval of a majority of the board of directors or by the vote of 75% of the voting stock pursuant to the articles of incorporation.
Amendment of the Certificate of Incorporation/Articles of Incorporation
Berkshire Hills Bancorp	SI Financial

•
The certificate of incorporation may be amended or repealed upon approval of a majority of the shares entitled to vote on the matter, unless otherwise provided under Delaware law or in the certificate of incorporation, which requires the vote of at least 80% of outstanding shares to amend certain provisions.

•
The articles of incorporation may be amended upon the affirmative vote of two-thirds of all the votes entitled to be cast.

•
Section C of Article Sixth (Limitation of Voting on Common Stock), Section B of Article Seventh (Classification of Directors), Sections F and J of Article Eight (Amendment of Bylaws and Directors Liability) and Article Tenth (Amendment of Articles of Incorporation) of the articles of incorporation may only be amended upon the approval of the affirmative vote of the holders of not less than 75% of the issued and outstanding shares of capital stock entitled to vote.

Limitation on Directors’ and Officers’ Liability
Berkshire Hills Bancorp	SI Financial

•
Berkshire Hills Bancorp’s certificate of incorporation limits liability of directors for monetary damages, except a director may be liable (i) for a breach of duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

•
The articles of incorporation provide that an officer or director of SI Financial shall not be liable to SI Financial or its stockholders for money damages except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (c) to the extent otherwise provided by Maryland law. If Maryland law is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of SI Financial shall be eliminated or limited to the fullest extent permitted by the Maryland law, as so amended.

Indemnification
Berkshire Hills Bancorp	SI Financial

•
Berkshire Hills Bancorp indemnifies its current and former directors and officers to the fullest extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its directors, officers, and employees against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in proceedings arising because of the person’s relationship to the company, so long as the individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the company (and, in the case of a criminal proceeding, so long as the individual had no reasonable cause to believe his conduct was unlawful). To the extent a person eligible for indemnification is successful on the merits or otherwise in defense in such an action, indemnification for expenses actually and reasonably incurred is mandatory. Delaware law provides that a company may pay expenses incurred in advance of the final disposition of the proceeding provided the company receives from the individual a written undertaking to repay the advanced amounts if it is ultimately determined that the individual was not entitled to be indemnified. A similar standard for

•
SI Financial indemnifies (a) its directors and officers to the fullest extent permitted by Maryland law, including the advance of expenses, and (b) its other employees and agents to such extent as authorized by the board of directors, its bylaws and permitted by law. Under Maryland law, SI Financial may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (A) was committed in bad faith, or (B) was the result of active and deliberate dishonesty, or (ii) the director actually received an improper personal benefit in money, property, or services, or (iii) in the case of any criminal proceeding, the director has reasonable cause to believe that the act or omission was unlawful. Maryland law provides that indemnification may be against judgment, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding. However, if the proceeding was by or in the right of SI Financial, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be

Indemnification
Berkshire Hills Bancorp	SI Financial

indemnification applies in a stockholder “derivative” claim (i.e., an action by or in the right of the company) except that indemnification only extends to expenses incurred in defense of such a proceeding and except that, where the individual has been found liable to the company, indemnification must be approved by the court.

liable to SI Financial. Furthermore, a director may not be indemnified if the proceeding charging improper personal benefit to the director if the director is adjudged to be liable on the basis that personal benefit was improperly received. SI Financial must indemnify a director for any reasonable expenses incurred (i) who has successfully defended a claim, or (ii) where the court orders indemnification. SI Financial may also advance payments to a director who is a party to a proceeding, provided the director affirm in writing his or her good faith belief that the standard of conduct necessary for indemnification by SI Financial has been met and an undertaking in writing to reimburse SI Financial if it is ultimately determined that the standard of conduct has not been met.

Dissenters’ Rights
Berkshire Hills Bancorp	SI Financial

•
Delaware law permits stockholders to dissent from a merger or consolidation transaction and obtain payment of the fair value of their shares, if they follow statutorily defined procedures. However, appraisal rights do not apply if  (i) the shares are listed on a national securities exchange or held of record by more than 2,000 holders, or (ii) the shares are being exchanged for shares of a surviving corporation, which shares are listed on a national securities exchange or held of record by more than 2,000 holders.

•
Maryland law permits stockholders to object to a merger transaction and obtain payment of the fair value of their shares if they follow statutorily defined procedures. However, rights of an objecting stockholder do not apply where: (i) the stock is listed on a national securities exchange, and (ii) the charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder. SI Financial’s articles of incorporation provide that holders of shares of stock are not entitled to exercise any rights of an objecting stockholder unless the SI Financial board of directors adopts a resolution to permit such objection.

Right to Inspect Stockholder List
Berkshire Hills Bancorp	SI Financial

•
Delaware law provides that any stockholder generally has the right to inspect a company’s stock ledger and list of stockholders, provided the stockholder has a proper purpose for doing so and satisfies certain procedural requirements.

•
Maryland law provides that any stockholder may inspect the bylaws, minutes of any stockholder meeting, annual statements of affairs, and voting trust agreements. Further, the stockholder may request an inspection of all stock issued by SI Financial during a specified period of not more than 12 months before the date of the request.

MANAGEMENT AFTER THE MERGER
Board of Directors
After completion of the Merger, the board of directors of Berkshire Hills Bancorp will consist of the current directors of Berkshire Hills Bancorp and Rheo A. Brouillard will be added as a director of Berkshire Hills Bancorp and Berkshire Bank, respectively.
Information regarding the current directors and executive officers of Berkshire Hills Bancorp, executive compensation and relationships and related transactions is included in Berkshire Hills Bancorp’s proxy statement for its 2018 annual meeting of stockholders, which is incorporated by reference in this proxy statement/prospectus.
Management
The existing senior executive officers of Berkshire Hills Bancorp and Berkshire Bank will not change as a result of the Merger.

SI FINANCIAL GROUP, INC. STOCK OWNERSHIP
Set forth below is certain information about beneficial ownership of SI Financial common stock as of February 19, 2019. The tables below show information for:
(1)
Each person, or group of affiliated person, who is known to SI Financial to beneficially own more than 5% of SI Financial’s common stock;

(2)
Each of SI Financial’s directors;

(3)
Each of SI Financial’s senior executive officers; and

(4)
All of SI Financial’s directors and senior executive officers as a group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all shares of common stock beneficially owned by them. The address of all directors and executive officers of SI Financial is c/o SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226.
The following table provides information with respect to persons and entities known to SI Financial to be the beneficial owner of more than 5% of SI Financial’s outstanding common stock.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	739,576(1)	6.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	679,055(2)	5.6%
Savings Institute Bank & Trust Company Employee Stock Ownership Plan 803 Main Street Willimantic, Connecticut 06226	676,837(3)	5.6%

(1)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 6, 2019.

(2)
Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2019.

(3)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 11, 2019.

The following table provides information about the shares of SI Financial common stock that may be considered to be owned by each SI Financial director, each senior executive officer and all of SI Financial’s directors and senior executive officers as a group.
Name	Number of Shares Owned(1)	Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Total	Percent of Common Stock Outstanding
Directors
Mark D. Alliod	14,091(2)	6,000	20,091	*%
Rheo A. Brouillard	82,333(3)	—	82,333	*%
Roger Engle	21,360(4)	6,000	27,360	*%
Donna M. Evan	23,390	6,000	29,390	*%
Michael R. Garvey	9,903	14,981	24,884	*%
Robert O. Gillard	25,429(5)	6,000	31,429	*%
Kevin M. McCarthy	80,093	6,000	86,093	*%
Kathleen A. Nealon	6,281	6,000	12,281	*%
Dennis Pollack	3,930	6,000	9,930	*%
Named Executive Officers Who Are Not Also Directors
Laurie L. Gervais	64,576(6)	—	64,576	*%
Paul R. Little	14,552	—	14,552	*%
Lauren L. Murphy	31,768(7)	—	31,768	*%
Jonathan S. Wood	18,271	20,000	38,271	*%
All Directors and Executives Officers as a group (13 persons)	395,977	76,981	472,958	3.9%

*
Less than 1% of the Company’s outstanding common stock.

(1)
This column includes the following:

	Allocated Shares Held in ESOP Trust	Shares Held in Trust in 401(k) Plan
Mr. Brouillard	11,861	19,618
Ms. Gervais	7,863	22,194
Mr. Little	4,787	—
Ms. Murphy	6,998	2,758
Mr. Wood	4,097	5,867
(2)
Includes 1,212 shares held by Mr. Alliod’s daughter, 250 shares held by the individual retirement account of Mr. Alliod’s daughter and 2,229 shares held by the individual retirement account of Mr. Alliod’s spouse.

(3)
Includes 898 shares held by Mr. Brouillard’s spouse and 2,659 shares held by the individual retirement account of Mr. Brouillard’s spouse.

(4)
Includes 22 shares and 43 shares held in a custodian account for Mr. Engle’s two children, under which Mr. Engle’s spouse has voting and investment power.

(5)
Includes 3,959 shares held by the individual retirement account of Mr. Gillard’s spouse.

(6)
Includes 449 shares held in custodian accounts for each of Ms. Gervais’ two children.

(7)
Includes 22 shares held in custodian accounts for each of Ms. Murphy’s two children.

LEGAL MATTERS
The validity of Berkshire Hills Bancorp common stock to be issued in the proposed merger has been passed upon for Berkshire Hills Bancorp by Luse Gorman, PC, Washington, D.C. Luse Gorman, PC and Kilpatrick Townsend & Stockton LLP will deliver opinions to Berkshire Hills Bancorp and SI Financial, respectively, as to certain federal income tax consequences of the Merger. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”
EXPERTS
The consolidated financial statements of Berkshire Hills Bancorp as of and for the year ended December 31, 2017 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated in this registration statement by reference. Such consolidated financial statements have been so incorporated in reliance upon their authority as experts in accounting and auditing.
The financial statements of Berkshire Hills Bancorp as of December 31, 2016 and for each of the two years in the period ended December 31, 2016 incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of SI Financial as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this document have been so incorporated in reliance on the reports of Wolf  & Company, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
STOCKHOLDER PROPOSALS
SI Financial will hold its 2019 annual meeting of stockholders only if the merger is not completed. Any proposal that a SI Financial stockholder wishes to have included in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders under Rule 14a-8 of the SEC must be received by the Secretary of SI Financial at SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226 by a reasonable time before SI Financial begins to print and mail its proxy solicitation materials for such meeting. The bylaws of SI Financial provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the 2019 annual meeting of stockholders, although not included in the proxy statement, a stockholder must deliver notice of such nomination and/or proposals to the Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the SI Financial bylaws may be obtained from SI Financial and can be found on the SEC’s website at www.sec.gov.
WHERE YOU CAN FIND MORE INFORMATION
Berkshire Hills Bancorp and SI Financial file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the internet at the SEC’s website at www.sec.gov.
Berkshire Hills Bancorp filed with the SEC a registration statement on Form S-4 under the Securities Act to register the shares of Berkshire Hills Bancorp common stock to be issued to SI Financial stockholders in the Merger. This document is a part of that registration statement and constitutes a prospectus of Berkshire Hills Bancorp in addition to being a proxy statement of SI Financial for its special meeting and of Berkshire Hills Bancorp for its special meeting. As permitted by the SEC rules, this document does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

All information in this document concerning Berkshire Hills Bancorp and its subsidiaries has been furnished by Berkshire Hills Bancorp and all information in this document concerning SI Financial and its subsidiaries has been furnished by SI Financial.
Each SI Financial stockholder will receive a separate copy of this document, regardless of whether such stockholder is residing at a shared address with one or more other SI Financial stockholders.
You should rely only on the information contained in this document when evaluating the merger agreement and the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated February 25, 2019. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to stockholders of SI Financial or Berkshire Hills Bancorp nor the issuance of shares of Berkshire Hills Bancorp common stock as contemplated by the merger agreement shall create any implication to the contrary.
Berkshire Hills Bancorp and SI Financial incorporate by reference additional documents that each company may file with the SEC between the date of this document and the later of the date of the special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.
Berkshire Hills Bancorp, INC. FILINGS (File No 001-15781)
Filings	Period of Report or Date Filed
• Annual Report on Form 10-K	Year ended December 31, 2017
• Quarterly Report on Form 10-Q	Periods Ended March 31, 2018, June 30, 2018 and September 30, 2018
• Current Reports on Form 8-K	January 4, 2018, March 23, 2018, May 14, 2018, May 18, 2018, May 31, 2018, November 26, 2018, December 4, 2018, and December 11, 2018 (other than the portions of those documents not deemed to be filed)
SI FINANCIAL GROUP, INC. FILINGS (File No. 000-54241)
Filings	Period of Report or Date Filed
• Annual Report on Form 10-K	Year ended December 31, 2017
• Quarterly Report on Form 10-Q	Periods Ended March 31, 2018, June 30, 2018 and September 30, 2018
• Current Reports on Form 8-K	January 3, 2018, January 24, 2018, January 26, 2018, May 9, 2018, May 10, 2018, and December 11, 2018 (other than the portions of those documents not deemed to be filed)
Documents incorporated by reference are available from Berkshire Hills Bancorp and SI Financial without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following address:
Berkshire Hills Bancorp, Inc. 60 State Street Boston, Massachusetts 02109 Attention: Investor Relations Manager Telephone: (800) 773-5601 ext. 133773	SI Financial Group, Inc. 803 Main Street Willimantic, Connecticut 06226 Attention: Investor Relations Telephone: (860) 456-6514
If you would like to request documents from Berkshire Hills Bancorp and/or SI Financial, please do so by March 26, 2019 to receive them before each company’s meeting of stockholders. If you request any incorporated documents, Berkshire Hills Bancorp and/or SI Financial will mail them to you by first-class mail, or other equally prompt means, within one business day of its receipt of your request.

Neither Berkshire Hills Bancorp nor SI Financial has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

APPENDIX A
AGREEMENT AND PLAN OF MERGER

DATED AS OF DECEMBER 11, 2018

BY AND BETWEEN

BERKSHIRE HILLS BANCORP, INC.

AND

SI FINANCIAL GROUP, INC.

EXHIBITS
Exhibit A	Form of SI Financial Group, Inc. Voting Agreement
Exhibit B	Plan of Bank Merger

Agreement and Plan of Merger
This is an Agreement and Plan of Merger, dated as of the 11th day of December, 2018 (“Agreement”), by and between Berkshire Hills Bancorp, Inc., a Delaware corporation (“Purchaser”), and SI Financial Group, Inc., a Maryland corporation (the “Company”).
Introductory Statement
The board of directors of each of Purchaser and the Company have determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of Purchaser and the Company, as the case may be, and in the best interests of their respective stockholders.
The parties hereto intend that the Merger (as defined herein) shall qualify as a reorganization under the provisions of Section 368(a) of the IRC (as defined herein) for federal income tax purposes and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the IRC.
Purchaser and the Company each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.
As a condition and inducement to Purchaser’s willingness to enter into this Agreement, certain senior executive officers and each member of the board of directors of the Company has entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he or she will vote his or her shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby (each, a “Voting Agreement”).
As an inducement to Purchaser’s willingness to enter into this Agreement, certain senior executive officers of the Company have simultaneously herewith entered into agreements with Purchaser and the Company, in form and substance acceptable to Purchaser.
In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:
ARTICLE I
DEFINITIONS
For purposes of this Agreement:
“2006 Declaration of Trust” has the meaning set forth in Section 3.2(jj)(i) hereto.
“2006 Indenture” has the meaning set forth in Section 3.2(jj)(i) hereto.
“2006 Subordinated Debt” has the meaning set forth in Section 3.2(jj)(i) hereto.
“2006 Trust Preferred Securities” has the meaning set forth in Section 3.2(jj)(i) hereto.
“Acquisition Proposal” means any proposal or offer, whether or not in writing, with respect to an Acquisition Transaction.
“Acquisition Transaction” means (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction or series of transactions involving the Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the Company’s consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of the Company’s capital stock or the filing of a registration statement under the Securities Act in connection therewith; (iv) any transaction that is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing; or (v) any public announcement, notice or regulatory filing of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Advisory Board” has the meaning set forth in Section 5.14 hereto.
“Affiliate” of a Person means any Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with such Person.
“Agreement” means this Agreement and the exhibits and schedules hereto, each as amended, modified or restated from time to time in accordance with its terms.
“Average Closing Price” has the meaning set forth in Section 7.1(h) hereto.
“Bank Merger” means the merger of Savings Institute Bank and Trust Company into Berkshire Bank, with Berkshire Bank as the surviving institution.
“Bank Regulators” means any Federal or state banking regulator, including but not limited to the Massachusetts Department, the Connecticut Banking Department, the Rhode Island Division, the FRB and the FDIC, which regulates or has the statutory authority to regulate Berkshire Bank, Savings Institute Bank and Trust Company, and their respective holding companies and subsidiaries, as the case may be, and the Department of Justice or the Federal Trade Commission, or any other relevant Federal or state regulator, as it relates to anticompetitive matters.
“Berkshire Bank” means the Massachusetts-chartered trust company with its main office located at 24 North Street, Pittsfield, Massachusetts 01201.
“BHCA” means the Bank Holding Company Act of 1956, as amended.
“Business Day” means any day other than a Saturday, Sunday or Federal holiday.
“Certificate” means certificates or book entry shares evidencing shares of Company Common Stock held by its stockholders.
“Change of Recommendation” has the meaning set forth in Section 5.8 hereto.
“Closing” has the meaning set forth in Section 2.2 hereto.
“Closing Date” has the meaning set forth in Section 2.2 hereto.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder.
“Company” means SI Financial Group, Inc., a Maryland corporation, with its principal offices located at 803 Main Street, Willimantic, Connecticut 06226.
“Company 401(k) Plan” means the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan.
“Company Benefit Plans” has the meaning set forth in Section 3.2(s)(i) hereto.
“Company Common Stock” means the common stock, $0.01 par value per share, of the Company.
“Company Contract” has the meaning set forth in Section 3.2(p)(i) hereto.
“Company Equity Plans” means the SI Financial Group, Inc. 2005 Equity Incentive Plan and the SI Financial Group, Inc. 2012 Equity Incentive Plan.
“Company ERISA Affiliate” has the meaning set forth in Section 3.2(s)(i) hereto.
“Company ESOP” means the Savings Institute Bank and Trust Company Employee Stock Ownership Plan.
“Company Expenses” has the meaning set forth in Section 5.17 hereto.
“Company Foundation” has the meaning set forth in Section 5.18 hereto.
“Company Intellectual Property” has the meaning set forth in Section 3.2(q)(i) hereto.
“Company IT Systems” has the meaning set forth in Section 3.2(q)(ii) hereto.

“Company Nonqualified Deferred Compensation Plan(s)” means the nonqualified plans of deferred compensation identified as such in the Company’s Disclosure Letter.
“Company Preferred Stock” means the preferred stock, $0.01 par value per share, of the Company.
“Company Qualified Plans” has the meaning set forth in Section 3.2(s)(iv) hereto.
“Company Reports” has the meaning set forth in Section 3.2(h) hereto.
“Company Stock Option” has the meaning set forth in Section 2.10 hereto.
“Company Stockholder Meeting” has the meaning set forth in Section 5.8 hereto.
“Connecticut Banking Department” means the Connecticut State Department of Banking.
“Connecticut Banking Law” means Title 36a of The Banking Law of Connecticut and any regulations promulgated thereunder.
“Continuing Employee” has the meaning set forth in Section 5.11(a) hereto.
“Converted Stock Option” has the meaning set forth in Section 2.10 hereto.
“CRA” means the Community Reinvestment Act, as amended.
“Delaware Certificate of Merger” has the meaning set forth in Section 2.3 hereto.
“Determination Date” has the meaning set forth in Section 7.1(h) hereto.
“DGCL” means the Delaware General Corporate Law, as amended.
“Disclosure Letter” has the meaning set forth in Section 3.1(a) hereto.
“DOL” has the meaning set forth in Section 3.2(s)(ii) hereto.
“Effective Time” has the meaning set forth in Section 2.3 hereto.
“Environmental Law” means any federal, state or local law, statute, ordinance, rule, code, order, decree or regulation relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, each as amended and as now in effect.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity that is considered one employer with the Company under Section 4001(b)(1) of ERISA or Section 414 of the IRC.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” has the meaning set forth in Section 2.6(a) hereto.
“Exchange Ratio” has the meaning set forth in Section 2.5(a) hereto.
“Excluded Shares” means shares of Company Common Stock owned or held (including as treasury shares), other than in a bona fide fiduciary or agency capacity or in satisfaction of a debt previously contracted, by Purchaser, the Company or a Subsidiary of either, as detailed in the Company’s Disclosure Letter.
“Extraordinary Dividend” means any dividend paid by Purchaser to its stockholders that materially exceeds its current quarterly dividend or materially exceeds (on a percentage basis) any increase to Purchaser’s quarterly dividend previously paid to its stockholders.

“FDIC” means the Federal Deposit Insurance Corporation.
“FHLB” means the Federal Home Loan Bank of Boston.
“Final Index Price” has the meaning set forth in Section 7.1(h) hereto.
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Entity” means any governmental or regulatory authority, agency, court, commission, or other administrative entity.
“Hazardous Material” means any substance (whether solid, liquid or gas) that is detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.
“Indemnified Party” has the meaning set forth in Section 5.12(a) hereto.
“Index Price” has the meaning set forth in Section 7.1(h) hereto.
“Index Ratio” has the meaning set forth in Section 7.1(h)(ii) hereto.
“IRC” means the Internal Revenue Code of 1986, as amended.
“IRS” means the Internal Revenue Service.
“Knowledge” means, with respect to the Company and Purchaser or any Subsidiary of either party, those facts that are known or should have been known by the executive officers thereof after reasonable inquiry.
“Letter of Transmittal” has the meaning set forth in Section 2.6(a) hereto.
“Lien” means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.
“Loan” means a loan, lease, advance, credit enhancement, guarantee, participation interest in a loan, or other extension of credit.
“Loan Property” means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
“Maryland Articles of Merger” has the meaning set forth in Section 2.3 hereto.
“Maryland State Department” means the Maryland State Department of Assessments and Taxation.
“Massachusetts Banking Law” means the Part I, Title XXII, Chapters 167 through 172 of the General Laws of Massachusetts, as amended, and any regulations promulgated thereunder.
“Massachusetts Department” means the Massachusetts Division of Banks.
“Material Adverse Effect” means an effect, circumstance, occurrence or change that is material and adverse to the business, financial condition or results of operations of the Company or Purchaser, as the context may dictate, and its Subsidiaries, taken as a whole, or materially prevents, impairs or threatens the ability of either the Company or Purchaser, as the context may dictate, to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement; provided, however, that any such effect, circumstance, occurrence or change resulting from any (i) changes in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to financial and/or depository institutions and/or their holding companies generally, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of Purchaser or the Company required under this Agreement or taken or omitted to be taken with the prior written consent, or at the request, of the other, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, (iv) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, (v) natural disaster or other force majeure event, (vi) any failure, in and of itself, to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (except to the extent that, with respect to this clause (vi), the facts or circumstances giving rise or contributing to the failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect, except to the extent such facts or circumstances are themselves excepted from the definition of Material Adverse Effect pursuant to any other clause of this definition), and (vii) the expenses incurred by Purchaser or the Company (and their respective Subsidiaries) in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred except, with respect to clauses (i), (ii) and (iv), to the extent that the effects of such change uniquely affects such party and its Subsidiaries as compared to comparable U.S. banking organizations.
“Merger” has the meaning set forth in Section 2.1 hereto.
“Merger Consideration” has the meaning set forth in Section 2.5(a) hereto.
“MGCL” has the meaning set forth in Section 2.3 hereto.
“Multiemployer Plan” has the meaning set forth in Section 3.2(s)(vii) hereto.
“Multiple Employer Plan” has the meaning set forth in Section 3.2(s)(vii) hereto.
“Notice Period” has the meaning set forth in Section 5.1(d) hereto.
“OREO” has the meaning set forth in Section 4.1(d) hereto.
“Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
“PBGC” has the meaning set forth in Section 3.2(s)(ii) hereto.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.
“Proxy Statement-Prospectus” has the meaning set forth in Section 5.9(a) hereto.
“Purchaser” means Berkshire Hills Bancorp, Inc., a Delaware Corporation, with its principal offices located at 60 State Street, Boston, Massachusetts 01209.
“Purchaser 401(k) Plan” means the Berkshire Bank 401(k) Plan.
“Purchaser Benefit Plans” has the meaning set forth in Section 3.3(q)(i) hereto.
“Purchaser Common Stock” means the common stock, par value $0.01 per share, of Purchaser.
“Purchaser ERISA Affiliate” has the meaning set forth in Section 3.3(q)(i) hereto.
“Purchaser Intellectual Property” has the meaning set forth in Section 3.3(aa)(i) hereto.
“Purchaser IT Systems” has the meaning set forth in Section 3.3(aa)(ii) hereto.
“Purchaser Qualified Plans” has the meaning set forth in Section 3.3(q)(iv) hereto.
“Purchaser Ratio” has the meaning set forth in Section 7.1(h)(i) hereto.
“Purchaser Reports” has the meaning set forth in Section 3.3(h) hereto.

“Registration Statement” means a registration statement on Form S-4 (and any amendments or supplements thereto) with respect to the issuance of Purchaser Common Stock in the Merger.
“Requisite Company Stockholder Approval” has the meaning set forth in Section 3.2(d) hereto.
“Rhode Island Division” means the Rhode Island Department of Business Regulation & Division of Banking.
“Savings Institute Bank and Trust Company” means the Connecticut-chartered savings bank with its main office located at 803 Main Street, Willimantic, Connecticut, 06226.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Starting Date” has the meaning set forth in Section 7.1(h) hereto.
“Starting Price” has the meaning set forth in Section 7.1(h) hereto.
“Subsidiary” means a corporation, partnership, joint venture or other entity in which the Company or Purchaser, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.
“Superior Proposal” means any bona fide written Acquisition Proposal with respect to more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company that is (a) on terms which the board of directors of the Company determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by this Agreement, (b) that constitutes a transaction that, in the good faith judgment of the board of directors of the Company, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory, and other aspects of the proposal, and (c) for which financing, to the extent required, is then committed pursuant to a written commitment letter.
“Surviving Corporation” has the meaning set forth in Section 2.1 hereto.
“Taxes” means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.
“Termination Fee” has the meaning set forth in Section 7.2(a) hereto.
“Voting Agreement” has the meaning set forth in the Introductory Statement hereto.
“WARN Act” has the meaning set forth in Section 5.11(j) hereto.
ARTICLE II
THE MERGER
2.1 The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, the Company will merge with and into Purchaser (the “Merger”) at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease. Purchaser shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger and shall continue to be governed by the DGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.
2.2 Closing.   The closing of the Merger (the “Closing”) will take place by the electronic (PDF), facsimile or overnight courier exchange of executed documents or at a location and at a time as agreed to by the parties hereto on the date designated by Purchaser within thirty (30) days following satisfaction or waiver (subject to applicable law) of the conditions to Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing), or such later date as the parties may otherwise agree (the “Closing Date”).
2.3 Effective Time.   In connection with the Closing, Purchaser and the Company shall duly execute and deliver a Certificate of Merger (the “Delaware Certificate of Merger”) to the Delaware Secretary of State for filing pursuant to the DGCL and Articles of Merger (“Maryland Articles of Merger”) to the

Maryland State Department for filing pursuant to the Maryland General Corporation Law (“MGCL”). The Merger shall become effective at such time as the Delaware Certificate of Merger and Maryland Articles of Merger are duly filed with the Delaware Secretary of State and the Maryland State Department, respectively, or at such later date or time as Purchaser and the Company agree and specify in the Delaware Certificate of Merger and Maryland Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).
2.4 Effects of the Merger.   The Merger will have the effects set forth in this Agreement and in the DGCL and MGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, Purchaser shall possess all of the properties, rights, privileges, powers and franchises of the Company and be subject to all of the debts, liabilities and obligations of the Company.
2.5 Effect on Outstanding Shares of Company Common Stock.
(a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into the right to receive 0.48 of a share (the “Exchange Ratio”) of Purchaser Common Stock (the “Merger Consideration”).
(b) Notwithstanding any other provision of this Agreement, no fraction of a share of Purchaser Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Purchaser shall pay to each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Purchaser Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the average closing sales price of Purchaser Common Stock on the New York Stock Exchange over the ten (10) trading days ending on the third Business Day prior to the Closing Date.
(c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Purchaser Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.
(d) As of the Effective Time, each Excluded Share shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of Purchaser Common Stock that are held by the Company, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares.
2.6 Exchange Procedures.
(a) At or prior to the Effective Time, Purchaser shall deposit, or shall cause to be deposited with Broadridge Corporate Issuer Solutions (the “Exchange Agent”), pursuant to an agreement entered into prior to the Closing, for the benefit of the holders of record of shares of Company Common Stock converted into the right to receive the Merger Consideration, for exchange in accordance with this Section 2.6, (i) the number of shares of Purchaser Common Stock sufficient to deliver the aggregate Merger Consideration and (ii) any cash payable in lieu of fractional shares pursuant to Section 2.5(b), and Purchaser shall instruct the Exchange Agent to timely deliver the Merger Consideration. Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to Purchaser and the Company shall be mailed as soon as practicable (but not later than five (5) Business Days) after the Effective Time to each holder of record of Company Common Stock. A Letter of Transmittal will be deemed properly completed only if the completed Letter of Transmittal is accompanied by one or more Certificates representing Company Common Stock (or customary affidavits and, if required by Purchaser pursuant to Section 2.6(h), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock to be converted thereby.
(b) At and after the Effective Time, each Certificate shall represent only the right to receive the Merger Consideration. The Company shall provide to Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.

(c) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Purchaser may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate, or, at the election of Purchaser, a statement reflecting shares issued in book entry form, representing that number of whole shares of Purchaser Common Stock that such holder has the right to receive pursuant to Section 2.5(a) and a check in the amount equal to any cash in lieu of fractional shares such holder is entitled to pursuant to Section 2.5(b) and any dividends or other distributions to which such holder is entitled. Certificates so surrendered shall forthwith be canceled. As soon as practicable (but not later than five (5) Business Days) following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Purchaser Common Stock and cash in lieu of fractional shares as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Purchaser Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto. If there is a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Company Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Purchaser and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.
(d) No dividends or other distributions declared or made after the Effective Time with respect to Purchaser Common Stock issued pursuant to this Agreement shall be remitted to any Person entitled to receive shares of Purchaser Common Stock hereunder until such Person surrenders his or her Certificates in accordance with this Section 2.6. Upon the surrender of such Person’s Certificates, such Person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of Purchaser Common Stock represented by such Person’s Certificates.
(e) The stock transfer books of the Company shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock. If, after the Effective Time, Certificates are presented to Purchaser, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.6.
(f) Any portion of the aggregate amount of cash to be paid in lieu of fractions of a share pursuant to Section 2.5, any dividends or other distributions to be paid pursuant to this Section 2.6 or any proceeds from any investments thereof that remains unclaimed by the holders of Company Common Stock for six months after the Effective Time shall be repaid by the Exchange Agent to Purchaser upon the written request of Purchaser. After such request is made, each holder of Company Common Stock who has not theretofore complied with this Section 2.6 shall look only to Purchaser for the Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any Affiliate thereof) shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
(g) Purchaser and the Exchange Agent shall be entitled to rely upon the Company’s stock transfer books to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. The Company shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. In the event of a dispute with respect to ownership of stock represented by any Certificate, Purchaser and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.
(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.
2.7 Effect on Outstanding Shares of Purchaser Common Stock.   At the Effective Time, and except as provided in Section 2.5(d), each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.
2.8 Directors of Surviving Corporation After Effective Time.   Subject to Section 5.14, immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of Purchaser serving immediately prior to the Effective Time.
2.9 Certificate of Incorporation and Bylaws.   The Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law and the terms thereof. The bylaws of Purchaser, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the terms of such bylaws.
2.10 Treatment of Stock Options.   The Company’s Disclosure Letter sets forth each option to acquire shares of Company Common Stock that is outstanding and unexercised as of the date hereof  (collectively, a “Company Stock Option”) pursuant to the Company Equity Plans. As of the Effective Time, all Company Stock Options outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become fully vested and be converted into an option to purchase Purchaser Common Stock (a “Converted Stock Option”), on the same terms and conditions as were applicable under such Company Stock Option. The number of shares of Purchaser Common Stock subject to each such Converted Stock Option will be equal to the product (rounded down to the nearest whole number) obtained by multiplying (i) the number of shares of Company Common Stock subject to the applicable Company Stock Option by (ii) the Exchange Ratio, and the exercise price of Purchaser Common Stock subject to each Converted Stock Option will be equal to the quotient obtained by dividing (x) the exercise price per Company Stock Option by (y) the Exchange Ratio (rounded up to the nearest whole cent). The adjustment provided herein with respect to any Company Stock Options which are “incentive stock options” (as defined in Section 422 of the IRC) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the IRC. Except as provided above, after the Effective Time, the Converted Stock Option shall continue to be governed by the same terms and conditions as were applicable under the Company Equity Plans and any award agreement. At all times after the Effective Time, Purchaser shall reserve for issuance such number of shares of Purchaser Common Stock as necessary so as to permit the exercise of Converted Stock Options in the manner contemplated by this Agreement and in the instruments pursuant to which such options were granted. Shares of Purchaser Common Stock issuable upon exercise of Converted Stock Options shall be covered by an effective registration statement on Form S-8 (or other applicable form), and Purchaser shall file a registration statement on Form S-8 (or other applicable form) covering such shares as soon as practicable after the Effective Time, but in no event later than ten (10) Business Days thereafter, and shall use reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such Converted Stock Options remain outstanding.
2.11 Bank Merger.   Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Berkshire Bank, a wholly owned subsidiary of Purchaser, and Savings Institute Bank and Trust Company, a wholly owned subsidiary of the Company, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit B, with respect to the Bank Merger. The parties intend that the Bank Merger will become effective simultaneously with or as soon as practicable following the Effective Time.

2.12 Absence of Control.   It is the intent of the parties hereto that Purchaser by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the Company or to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.
2.13 Additional Actions.   If, at any time after the Effective Time, Purchaser or Berkshire Bank shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Purchaser or Berkshire Bank its right, title or interest in, to or under any of the rights, properties or assets of the Company or Savings Institute Bank and Trust Company, or (ii) otherwise carry out the purposes of this Agreement, Savings Institute Bank and Trust Company, the Company and their officers and directors shall be deemed to have granted to Purchaser and Berkshire Bank an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Purchaser or Berkshire Bank its right, title or interest in, to or under any of the rights, properties or assets of the Company or Savings Institute Bank and Trust Company or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Purchaser or Berkshire Bank are authorized in the name of the Company or Savings Institute Bank and Trust Company or otherwise to take any and all such action.
2.14 Withholding.   Purchaser or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as Purchaser (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the IRC, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Purchaser or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Purchaser or the Exchange Agent.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1 Disclosure Letters; Standard.
(a) Prior to the execution and delivery of this Agreement, Purchaser and the Company have each delivered to the other a letter (each, its “Disclosure Letter”) setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of their respective representations and warranties contained in Section 3.2 or Section 3.3, as applicable, or to one or more of its covenants contained in Articles IV or V (and making specific reference to the Section of this Agreement to which they relate). Disclosure in any paragraph of the Disclosure Letter shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably clear on the face of such disclosure (notwithstanding the absence of a specific cross reference) that it is relevant to another paragraph of the Disclosure Letter or another Section of this Agreement. Documents are deemed to have been made available by Purchaser to the Company or by the Company to Purchaser if such documents (i) were included in the virtual data room of a party at least two (2) days prior to the date hereof or (ii) are available on the website of the SEC through its Electronic Data Gathering, Analysis, and Retrieval system (EDGAR).
(b) No representation or warranty of the Company or Purchaser contained in Sections 3.2 or 3.3, as applicable (other than (i) the representations and warranties contained in Sections 3.2(c) and 3.3(c), which shall be true in all respects, and (ii) the representations and warranties contained in Sections 3.2(a), 3.2(d), 3.2(e)(i) and (ii), 3.2(k), 3.2(v), 3.2(y), 3.3(a), 3.3(d), 3.3(e)(i) and (ii), 3.3(k) and 3.3(s), which shall be true in all material respects) will be deemed untrue or incorrect, and no party will be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 3.2 or 3.3, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or Purchaser, as the case may be (it being understood that, except with respect to

Section 3.2(j), for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).
3.2 Representations and Warranties of the Company.   Except (i) as disclosed in the Company’s Disclosure Letter, (ii) for information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure (and as to which nothing in this Agreement shall require disclosure), and (iii) as disclosed in any Company Reports publicly filed prior to the date hereof  (but excluding any disclosures set forth in any “risk factors,” “forward-looking statements” or “market risk” sections or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company represents and warrants to Purchaser that:
(a) Organization and Qualification.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company is registered with the FRB as a bank holding company and has elected to be treated as a financial holding company. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. The Company is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. The Company engages only in activities, and holds properties only of the types, permitted to financial holding companies by the BHCA, and the rules, regulations and interpretations promulgated thereunder.
(b) Subsidiaries.
(i) The Company’s Disclosure Letter sets forth with respect to each of the Company’s direct and indirect Subsidiaries its name, its jurisdiction of incorporation, the Company’s percentage ownership, the number of shares of stock or other equity interests owned or controlled by the Company and the name and number of shares held by any other Person who owns any stock of the Subsidiary. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company’s Subsidiaries, free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to the Company’s right to vote or dispose of any equity securities of its Subsidiaries. The Company’s ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by financial holding companies or Connecticut-chartered stock savings banks.
(ii) Each of the Company’s Subsidiaries is duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.
(iii) The outstanding shares of capital stock of each of the Company’s Subsidiaries have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of the Company are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.
(iv) Savings Institute Bank and Trust Company is a Connecticut-chartered stock savings bank. No Subsidiary of the Company, other than Savings Institute Bank and Trust Company, is an “insured depository institution” as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. Savings Institute Bank and Trust Company’s deposits are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law. Savings Institute Bank and Trust Company is a member in good standing of the FHLB and owns the requisite amount of stock therein. Savings Institute Bank and Trust Company is a member of the Federal Reserve Bank of Boston.
(c) Capital Structure.
(i) The authorized capital stock of the Company consists of 35,000,000 shares of Company Common Stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.
(ii) As of the date of this Agreement, (A) 12,033,611 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws and not in violation of any preemptive rights; (B) no shares of Company Preferred Stock are issued and outstanding; (C) 526,414 shares of Company Common Stock are reserved for issuance pursuant to outstanding Company Stock Options (including exercisable and unexercisable Company Stock Options) and future awards of Company Common Stock; and (D) there are no outstanding restricted stock awards granted pursuant to the Company Equity Plans.
(iii) Set forth in the Company’s Disclosure Letter is a complete and accurate list of all outstanding Company Stock Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options.
(iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote are issued or outstanding.
(v) Except as set forth in this Section 3.2(c), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and (B) other than Company Stock Options, neither the Company nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Company (including any rights plan or agreement) or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. Neither the Company nor any Subsidiary of the Company has or is bound by any rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on shares of Company Common Stock, or any other security of the Company or a Subsidiary of the Company or any securities representing the right to vote, purchase or otherwise receive any shares of Company Common Stock or any other security of the Company or a Subsidiary of the Company. Other than as stated herein, there are no outstanding securities or instruments that contain any redemption or similar provisions, and there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.
(vi) Other than the Voting Agreements and as set forth in the Company’s Disclosure Letter, there are no voting trusts, shareholder agreements, proxies or similar agreements to which the Company or any of its Subsidiaries is a party in effect with respect to the voting or transfer of the Company Common Stock or other voting securities or equity interests of the Company or granting any shareholder or other Person any registration rights. The Company does not have in effect a “poison pill” or similar shareholder rights plan.
(d) Authority.   The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the consents, approvals and filings set forth in Section 3.2(f), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this

Agreement have been duly authorized by all necessary corporate actions on the part of the Company’s board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Company Stockholder Approval”). The Company’s board of directors has determined that this Agreement is advisable and has directed that this Agreement be submitted to the Company’s stockholders for approval and adoption and has unanimously adopted a resolution to the foregoing effect and recommend that the stockholders adopt this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.
(e) No Violations.   The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement will not, assuming that the consents, approvals and filings referred to in Section 3.2(f) have been obtained and the applicable waiting periods have expired, (i) violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event that, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.
(f) Consents and Approvals.   Except for (i) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related waiting periods required by, federal and state banking authorities, including filings and notices with the FRB, the FDIC, the Massachusetts Department, the Connecticut Banking Department, and the Rhode Island Division, (ii) the filing with the SEC of a Proxy Statement-Prospectus in definitive form relating to the meetings of the Company’s stockholders to be held in connection with this Agreement and the transactions contemplated hereby and of the Registration Statement in which such Proxy Statement-Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement, (iii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL, the filing of the Maryland Articles of Merger with the Maryland State Department, the filing of a certificate for the Bank Merger with the Massachusetts Department and the filing of a notice for the Bank Merger with the Connecticut Banking Department, (iv) filing with the New York Stock Exchange of a notification of the listing of the shares of Purchaser Common Stock to be issued in the Merger and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Purchaser Common Stock pursuant to this Agreement, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained by the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the date hereof, the Company has no Knowledge of any reason pertaining to the Company why any of the approvals referred to in this Section 3.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.2(e).
(g) Governmental Filings.   The Company and each of its Subsidiaries has filed all reports, schedules, registration statements and other documents that it has been required to file since January 1, 2018 with the FRB, the Connecticut Banking Department, the Maryland State Department, the FDIC or any other Governmental Entity. As of their respective dates, each of such filings complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance).

(h) Securities Filings.   The Company has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and exhibits thereto that it has been required to file under the Securities Act or the Exchange Act since December 31, 2017 (collectively, “Company Reports”). None of the Company Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with the SEC, all of the Company Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of the Company included in the Company Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.
(i) Financial Statements.   The Company has previously made available to Purchaser copies of (i) the Company’s Consolidated Statement of Condition as of December 31, 2017 and 2016 and related Consolidated Statements of Net Income, Comprehensive Income, Changes in Stockholders’ Equity, Consolidated Statements of Cash Flows for each of the three years in the three-year period ended December 31, 2017, together with the notes thereto, accompanied by the audit report of the Company’s independent registered public accounting firm, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC, and (ii) the unaudited consolidated balance sheets of the Company as of September 30, 2018 and the related consolidated statements of net income and comprehensive income, changes in shareholders’ equity and cash flows for the nine months ended September 30, 2018 and 2017, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed with the SEC. Such financial statements were prepared from the books and records of the Company and its Subsidiaries, fairly present the consolidated financial position of the Company and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.
(j) Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of the Company as of September 30, 2018, except for (i) liabilities incurred since September 30, 2018 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket or other expenses or fees in connection with the transactions contemplated by this Agreement.
(k) Absence of Certain Changes or Events.
(i) Since September 30, 2018, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on the Company.
(ii) Since September 30, 2018, none of the Company or any of its Subsidiaries have taken any action that would be prohibited by clauses (b)(i), (c), (d), (e), (h), (i)(ii), (j), (k), (n), (o) or (p) of Section 4.1 if taken after the date hereof.
(l) Litigation.   There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries that (i) are seeking damages or declaratory relief against the Company or any of its Subsidiaries or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Purchaser or any of its Subsidiaries). Since January 1, 2017, there have been no subpoenas, written demands, or document requests received by the Company or any of its Subsidiaries from any Governmental Entity and no Governmental Entity has requested that the Company or any of its Subsidiaries enter into a settlement, negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.
(m) Absence of Regulatory Actions.   Since January 1, 2017, neither the Company nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Governmental Entity, or has adopted any board resolutions relating to such matters as are material to the business of the Company or its Subsidiaries at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. To the Knowledge of the Company, there are no material unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of the Company or its Subsidiaries.
(n) Compliance with Laws.   The Company and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.
(o) Taxes.   All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other Taxes required to be paid by the Company or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on the Company’s balance sheet (in accordance with GAAP). To the Knowledge of the Company, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of the Company or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where the Company or any of its Subsidiaries do not file tax returns that the Company or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on the Company’s balance sheet (in accordance with GAAP). Neither the Company nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Neither the Company nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, which could require it to make any payments that would not be fully deductible by reason of Section 162(m) of the IRC.

(p) Agreements.
(i) The Company has previously made available to Purchaser, and the Company’s Disclosure Letter lists, any contract, arrangement, commitment or understanding (whether written or oral) to which the Company or any of its Subsidiaries is a party or is bound:
(A) (1) with any officer or employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement; (2) with respect to the employment of any officer, director, employee or consultant of the Company or any of its Subsidiaries, except for “at will” arrangements; (3) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors, employees or consultants of the Company or any of its Subsidiaries; or (4) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);
(B) that (1) contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of, or the manner of conducting, any line of business of the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated hereby, Purchaser or any of its Subsidiaries), (2) obligates the Company or any of its Affiliates (or, following the consummation of the transactions contemplated hereby, Purchaser or any of its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis, or (3) requires referrals of business or requires the Company or any of its Subsidiaries to make available investment opportunities to any Person on a priority or exclusive basis;
(C) pursuant to which the Company or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;
(D) that relates to borrowings of money (or guarantees thereof) by the Company or any of its Subsidiaries in excess of  $250,000, other than FHLB borrowings and repurchase agreements with customers entered into in the ordinary course of business;
(E) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries;
(F) that limits the payment of dividends by the Company or any of its Subsidiaries;
(G) that relates to the involvement of the Company or any of its Subsidiaries in a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;
(H) that relates to an acquisition, divestiture, merger or similar transaction and that contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect,
(I) that is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $100,000 per annum;
(J) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $100,000 per annum;
(K) that is not of the type described in clauses (A) through (J) above and which involved payments by, or to, the Company or any of its Subsidiaries in the fiscal year ended December 31, 2017, or which could reasonably be expected to involve such payments during the fiscal year ending December 31, 2018, of more than $100,000 (excluding Loans) or the termination of which would require payment by the Company or any of its Subsidiaries in excess of  $100,000; or
(L) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that materially restricts or limits the conduct of business by the Company or any of its Subsidiaries.
Each contract, arrangement, commitment or understanding of the type described in this Section 3.2(p), whether or not set forth in the Company’s Disclosure Letter, is referred to herein as a “Company Contract,” and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violation of the above by any of the other parties thereto.
(ii) Each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Company Contract. To the Knowledge of the Company each third-party counterparty to each Company Contract has in all material respects performed all obligations required to be performed by it under such Company Contract, and no event or condition exists that constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract.
(iii) Neither the Company nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in material violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the Knowledge of the Company, no other party to any such agreement (excluding any loan or extension of credit made by the Company or any of its Subsidiaries) is in default in any respect thereunder.
(q) Intellectual Property; Company IT Systems.
(i) The Company and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use (in the manner and the geographic areas in which they are currently used) without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its business. The Company’s Disclosure Letter sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to the Company or any of its Subsidiaries for use in its business, and all licenses and other agreements relating thereto and all agreements relating to third party intellectual property that the Company or any of its Subsidiaries is licensed or authorized to use in its business, including without limitation any software licenses but excluding any so-called “shrink-wrap” license agreements and other similar computer software licensed in the ordinary course of business and/or otherwise resident on desktop computers (collectively, the “Company Intellectual Property”). With respect to each item of Company Intellectual Property owned by the Company or any of its Subsidiaries, the owner possesses all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Company Intellectual Property that the Company or any of its Subsidiaries is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect as to the Company and the Subsidiaries. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that the Company or any of its Subsidiaries must license or refrain from using any intellectual property rights of a third party). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of the Company or any of its Subsidiaries.

(ii) To the Knowledge of the Company, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the business of the Company or Savings Institute Bank and Trust Company (collectively, the “Company IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The Company IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct the Company’s consolidated business as currently conducted. Neither the Company nor Savings Institute Bank and Trust Company has experienced within the past two years any material disruption to, or material interruption in, the conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of the Company IT Systems. To the Knowledge of the Company, no Person has gained unauthorized access to any of the Company IT Systems that has had, or is reasonably expected to have, a Material Adverse Effect on the Company. The Company and Savings Institute Bank and Trust Company have taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses without material disruption to, or material interruption in, the conduct of their respective businesses. The Company and its Subsidiaries are compliant in all material respects with all data protection and privacy laws and regulations as well as their own policies relating to data protection and the privacy and security of personal data and the non-public personal information of their respective customers and employees, except for immaterial failures to comply or immaterial violations.
(iii) There has been no unauthorized disclosure of, or access to, any nonpublic personal information of a customer or customer data in the possession of the Company or Savings Institute Bank and Trust Company that could result in substantial harm or inconvenience to such customer, and the Company has no Knowledge of any suspected breaches of its customers or customer data. The Company has no Knowledge of, nor has the Company been advised of or has any reason to believe that any facts or circumstances exist that would cause the Company or Savings Institute Bank and Trust Company to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws.
(iv) The Company has not outsourced any services to or purchased any goods from any foreign-based third-party service providers, and none have been utilized that would give such foreign providers access to customers and customer data.
(r) Labor Matters.
(i) The Company and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither the Company nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the Knowledge of the Company, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened.
(ii) The Company’s Disclosure Letter identifies (A) all present employees (including any leased or temporary employees) of the Company and its Subsidiaries and any consultants or independent contractors providing services to the Company or any of its Subsidiaries; (B) each employee’s, consultant’s or independent contractor’s date of hire and current rate of compensation; and (C) each employee’s accrued vacation, sick leave or personal leave if applicable.

The Company’s Disclosure Letter also names any employee who is absent from work due to a leave of absence (including, but not limited to, in accordance with the requirements of the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act) or a work-related injury, or who is receiving workers’ compensation or disability compensation. There are no unpaid wages, bonuses or commissions owed to any employee (other than those not yet due).
(s) Employee Benefit Plans.
(i) The Company’s Disclosure Letter lists all Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which the Company or any of its Subsidiaries or any trade or business of the Company or any of its Subsidiaries, whether or not incorporated, all of which together with the Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Company ERISA Affiliate”), is a party or has any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries or any Company ERISA Affiliate for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of the Company or any of its Subsidiaries or any Company ERISA Affiliate.
(ii) The Company has heretofore made available to Purchaser true, correct and complete copies of the following documents with respect to each of the Company Benefit Plans, to the extent applicable, (i) all plans and trust agreements, (ii) all summary plan descriptions, amendments, modifications or material supplements to any Company Benefit Plan, (iii) where any Company Benefit Plan has not been reduced to writing, a written summary of all the material plan terms, (iv) the annual report (Form 5500), if any, filed with the IRS for the last three (3) plan years and summary annual reports, with schedules and financial statements attached, (v) the most recently received IRS determination letter, if any, relating to any Company Benefit Plan, (vi) the most recently prepared actuarial report for each Company Benefit Plan (if applicable) for each of the last three (3) years and (vii) copies of material notices, letters or other correspondence with the IRS, U.S. Department of Labor (the “DOL”) or Pension Benefit Guarantee Corporation (the “PBGC”).
(iii) Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the IRC. Neither the Company nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other Governmental Entity with respect to any Company Benefit Plan, and neither the Company nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such program.
(iv) The Company’s Disclosure Letter identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the IRC (the “Company Qualified Plans”). The IRS has issued a favorable determination letter with respect to each Company Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the Knowledge of the Company, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Company Qualified Plan or the exempt status of the related trust or increase the costs relating thereto. No trust funding any Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the IRC.

(v) Each Company Benefit Plan that is subject to Section 409A of the IRC has been administered and documented in compliance with the requirements of Section 409A of the IRC.
(vi) With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Sections 412, 430 or 4971 of the IRC: (i) no such plan is in “at-risk” status for purposes of Section 430 of the IRC, (ii) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan’s actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Company Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan.
(vii) None of the Company, its Subsidiaries nor any Company ERISA Affiliate has, at any time during the last six years, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of the Company and its Subsidiaries nor any Company ERISA Affiliate has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part 1 of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.
(viii) Neither the Company nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by Section 4980B of the IRC.
(ix) All contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company.
(x) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Knowledge of the Company, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans, that could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in any Company Benefit Plan, or any other party.
(xi) To the Knowledge of the Company, none of the Company and its Subsidiaries nor any Company ERISA Affiliate nor any other Person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the IRC or Section 406 of ERISA), which could subject any of the Company Benefit Plans or their related trusts, the Company, any of its Subsidiaries, any Company ERISA Affiliate or any Person that the Company or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the IRC or Section 502 of ERISA.
(xii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor, consultant or other service provider of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the IRC. Neither the Company nor any of its Subsidiaries maintains or contributes to a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require the Company or any of its Affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.
(xiii) No Company Benefit Plan provides for a gross-up or reimbursement of Taxes under Section 409A or 4999 of the IRC, or otherwise. The Company has made available to Purchaser true, correct and complete copies of Section 280G calculations (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated hereby.
(xiv) There are no pending or, to the Knowledge of the Company, threatened material labor grievances or material unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other material labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, to the Knowledge of the Company, there are no organizing efforts by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries and no employees of the Company or any of its Subsidiaries are represented by any labor organization.
(t) Properties.
(i) A list of all real property owned or leased by the Company or a Subsidiary of the Company is set forth in the Company’s Disclosure Letter. The Company and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a Subsidiary acting in a fiduciary capacity, (ii) liens for Taxes not yet due and payable and (iii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each lease pursuant to which the Company or any of its Subsidiaries as lessee, leases real or personal property is valid and in full force and effect as to the Company and the Subsidiaries and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to any such lease, is in default or in violation of any material provisions of any such lease. The Company has previously made available to Purchaser a complete and correct copy of each such lease. All real property owned or leased by the Company or any of its Subsidiaries are in all material respects in a good state of maintenance and repair (normal wear and tear excepted), conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries. To the Knowledge of the Company, none of the buildings, structures or other improvements located on any real property owned or leased by the Company or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way. The Company’s leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitment with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Company Financial

Statements. The Company’s Disclosure Letter identifies each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Merger by virtue of the terms of any such lease, identifying the section of the lease that contains such prohibition or restriction.
(ii) The Company and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such Liens, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of the Company and its Subsidiaries that is leased rather than owned, neither the Company nor any of its Subsidiaries is in default under the terms of any such lease.
(u) Fairness Opinion.   The board of directors of the Company has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Company Common Stock.
(v) Fees.   Other than for financial advisory services performed for the Company by Keefe, Bruyette & Woods, Inc. pursuant to an agreement dated April 13, 2016, a true and complete copy of which is included in the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.
(w) Environmental Matters.
(i) Each of the Company’s and its Subsidiaries’ properties, the Participation Facilities, and, to the Knowledge of the Company, the Loan Properties are, and have been during the period of the Company’s or its Subsidiaries’ ownership or operation thereof, in material compliance with all Environmental Laws.
(ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of the Company, threatened, before any court or Governmental Entity against the Company or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility.
(iii) To the Knowledge of the Company, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court or Governmental Entity relating to or against any Loan Property (or the Company or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.
(iv) Neither the Company nor any of its Subsidiaries has received in writing any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.
(v) To the Knowledge of the Company, there are no underground storage tanks at any properties owned or operated by the Company or any of its Subsidiaries or any Participation Facility. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person or entity, has closed or removed any underground storage tanks from any properties owned or operated by the Company or any of its Subsidiaries or any Participation Facility.

(vi) During the period of  (A) the Company’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) the Company’s or its Subsidiary’s participation in the management of any Participation Facility, to the Knowledge of the Company, there has been no release of Hazardous Materials in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they were regulated under any Environmental Law in effect at the time of such release. To the Knowledge of the Company, prior to the period of  (A) the Company’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) the Company’s or its Subsidiary’s participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they were regulated under any Environmental Law in effect at the time of such release.
(vii) Neither Company nor any of its Subsidiaries has conducted any environmental assessment or investigation during the past five (5) years (other than Phase I (or Phase II, if applicable) assessments which did not indicate any contamination of the environment above reportable levels) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loans secured by real estate.
(x) Loan Matters.
(i) All Loans held by the Company or any of its Subsidiaries were made in all material respects for good, valuable and adequate consideration in the ordinary course of the business, in accordance in all material respects with sound banking practices and, to the Knowledge of the Company, the Loans are not subject to any defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. The notes or other evidences of indebtedness evidencing such Loans and all forms of pledges, mortgages and other collateral documents and security agreements are, in all material respects, enforceable and valid.
(ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor the Company’s practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the FRB, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.
(iii) The allowance for loan losses reflected in the Company’s audited balance sheet at December 31, 2017 was, and the allowance for loan losses shown on the balance sheets in the Company Reports for periods ending after such date, in the opinion of management, were, or will be, adequate, as of the dates thereof, under GAAP.
(iv) None of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(v) (A) The Company’s Disclosure Letter sets forth a list of all Loans as of the date hereof by the Company or Savings Institute Bank and Trust Company to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O of the FRB (12 C.F.R. Part 215)) of the Company or any of its Subsidiaries, (B) there are no Loans to any employee, officer, director or Affiliate thereof on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was or is not in compliance with Regulation O and (C) all such Loans are and were originated in compliance in all material respects with all applicable laws.
(vi) The Company’s Disclosure Letter sets forth a listing, as of September 30, 2018, by account, of: (A) each borrower, customer or other party that has notified Savings Institute Bank and Trust Company during the past twelve (12) months of, or has asserted against the Company or Savings Institute Bank and Trust Company, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of the Company or Savings Institute Bank and Trust Company, each borrower, customer or other party that has given the Company or Savings Institute Bank and Trust Company any oral notification of, or orally asserted to or against Company or Savings Institute Bank and Trust Company, any such claim; and (B) all Loans (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are classified as “Pass 5,” “Special Mention,” “Substandard,” “Doubtful,” “Loss” or words of similar import, (4) that are considered troubled debt restructurings or where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the origination of the Loan due to concerns regarding the borrower’s ability to pay in accordance with the Loan’s original terms and (5) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by the Company or Savings Institute Bank and Trust Company as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.
(y) Anti-takeover Provisions Inapplicable.   The Company and its Subsidiaries have taken all actions required to exempt Purchaser, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.
(z) Material Interests of Certain Persons.   Except for deposit and loan relationships entered into in the ordinary course of business, no current or former officer or director of the Company, or any family member or Affiliate of any such Person, has any material interest, directly or indirectly, in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.
(aa) Insurance.   In the opinion of management, the Company and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business, including engaging in the transactions contemplated by this Agreement, would, in accordance with good business practice, customarily be insured. The Company’s Disclosure Letter contains a list of all policies of insurance carried and owned by the Company or any of the Company’s Subsidiaries showing the name of the insurance company and agent, the nature of the coverage, the policy limit, the annual premiums and the expiration date. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, neither the Company nor any of its Subsidiaries are in default thereunder, all premiums and other payments due under any such policy have been paid and all material claims thereunder have been filed in due and timely fashion. Within the last three (3) years the Company and each of its Subsidiaries has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies.
(bb) Investment Securities; Derivatives.
(i) Except for restrictions that exist for securities that are classified as “held to maturity,” none of the investment securities held by the Company or any of its Subsidiaries, including but not limited to FHLB stock and FRB stock, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.
(ii) Other than in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that materially exceed normal changes in value attributable to interest or exchange rate changes.

(cc) Indemnification.   Except as provided in the Articles of Incorporation or bylaws of the Company and the similar organizational documents of its Subsidiaries, and in employment agreements, change in control agreements and other agreements related to employment or service as a director, officer or employee, neither the Company nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers, employees or stockholders, or other Persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of the Company and, to the Knowledge of the Company, there are no claims for which any such Person would be entitled to indemnification under the Articles of Incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any such employment-related agreement.
(dd) Corporate Documents and Records.   The Company has previously provided a complete and correct copy of the Articles of Incorporation, bylaws and similar organizational documents of the Company and each of the Company’s Subsidiaries, as in effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, bylaws or similar organizational documents. The minute books of the Company and each of the Company’s Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.
(ee) CRA, Anti-Money Laundering, OFAC and Customer Information Security.   Savings Institute Bank and Trust Company has received a rating of  “Satisfactory” or better in its most recent examination or interim review with respect to the CRA. The Company does not have Knowledge of any facts or circumstances that would cause Savings Institute Bank and Trust Company or any other Subsidiary of the Company: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal bank regulators of lower than “Satisfactory”; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Savings Institute Bank and Trust Company. To the Knowledge of the Company, no non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause either the Company or any of its Subsidiaries to undertake any remedial action. The board of directors of Savings Institute Bank and Trust Company (or where appropriate of any other Subsidiary of the Company) has adopted, and Savings Institute Bank and Trust Company (or such other Subsidiary of the Company) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and Savings Institute Bank and Trust Company (or such other Subsidiary of the Company) has complied in all material respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.
(ff) Internal Controls.   The Company and its Subsidiaries have devised and maintain a system of internal control over financial reporting as defined in Rule 13a-15(f) of the Exchange Act sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. Except as disclosed in the Company Reports, there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information. To the Knowledge of the Company, there has occurred no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(gg) Tax Treatment of the Merger.   The Company has no Knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the IRC.
(hh) Related Party Transactions.   Neither the Company nor any of its Subsidiaries is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of the Company or any of its Subsidiaries where the amount exceeds $120,000. All such transactions involving indebtedness (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of the Company or any of its Subsidiaries is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither the Company nor any of its Subsidiaries has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.
(ii) Trust Accounts.   Saving Institute Bank and Trust Company has properly administered all accounts for which it acts as a fiduciary in all material respects, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries have received notice of any claim, allegation, or complaint from any Person that the Company or any of its Subsidiaries failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in the Company Financial Statements. Neither the Company nor any other Subsidiary, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.
(jj) Subordinated Debentures; Trust Preferred Securities.
(i) No “Default,” “Defaulted Interest,” “Extension Period,” “Additional Interest,” or “Event of Default” (as such terms are defined in the Indenture, dated as of September 21, 2006, by and between the Company and Wilmington Trust Company, as Trustee (the “2006 Indenture”), pertaining to the Company Floating Rate Junior Subordinated Deferrable Interest Debentures due 2036 (the “2006 Subordinated Debt”)), is currently in effect and all amounts due and payable on the Company’s 2006 Subordinated Debt, and all securities issued by SI Capital Trust II pursuant to the Declaration of Trust dated August 31, 2006, (the “2006 Declaration of Trust”) (the “2006 Trust Preferred Securities”) have been paid on a current basis as they accrue.
(ii) There is no material default or event of default under, or other breach or violation of, the 2006 Indenture, the 2006 Declaration of Trust or the Capital Securities Guarantee (as defined in the 2006 Indenture) that has occurred and is continuing as of the date hereof. Further, subject to the execution of a supplemental indenture and the delivery of such other certificates, agreements and opinions as are required under and in accordance with the terms of the 2006 Indenture, neither the execution, delivery and performance of this Agreement by the Company and its Subsidiaries, nor the consummation of the Merger, the Bank Merger or any other transactions contemplated hereby, will cause a default or event of default under, or other breach or violation of, the 2006 Indenture, the 2006 Declaration of Trust, or the Capital Securities Guarantee (as defined by the 2006 Indenture).

(kk) No Other Representations or Warranties.
(i) Except for the representations and warranties made by the Company in this Section 3.2, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Purchaser or any of its Affiliates or representatives with respect to (A) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, or (B) except for the representations and warranties made by the Company in this Section 3.2, any oral or written information presented to Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(ii) The Company hereby acknowledges and agrees that neither Purchaser nor any other Person has made or is making any express or implied representation or warranty other than those contained in Section 3.3.
3.3 Representations and Warranties of Purchaser.   Except (i) as disclosed in Purchaser’s Disclosure Letter, (ii) for information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure (and as to which nothing in this Agreement shall require disclosure), and (iii) as disclosed in any Purchaser Reports publicly filed prior to the date hereof  (but excluding any disclosures set forth in any “risk factors,” “forward-looking statements” or “market risk” sections or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Purchaser represents and warrants to the Company that:
(a) Organization and Qualification.   Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered with the FRB as a bank holding company and has elected to be treated as a financial holding company. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Purchaser is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Purchaser. Purchaser engages only in activities, and holds properties only of the types, permitted to financial holding companies by the BHCA and the rules, regulations and interpretations promulgated thereunder.
(b) Subsidiaries.
(i) Purchaser’s Disclosure Letter sets forth with respect to each of Purchaser’s direct and indirect Subsidiaries its name, its jurisdiction of incorporation and Purchaser’s percentage ownership. Purchaser owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to Purchaser’s right to vote or dispose of any equity securities of its Subsidiaries. Purchaser’s ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by financial holding companies or Massachusetts-chartered trust companies.
(ii) Each of Purchaser’s Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect.

(iii) The outstanding shares of capital stock of each of Purchaser’s Subsidiaries have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of Purchaser are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.
(iv) Berkshire Bank is a Massachusetts-chartered trust company. No Subsidiary of Purchaser, other than Berkshire Bank, is an “insured depository institution” as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. Berkshire Bank deposits are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law. Berkshire Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.
(c) Capital Structure.
(i) The authorized capital stock of Purchaser consists of 100,000,000 shares of Purchaser Common Stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.
(ii) As of the date of this Agreement, (A) 45,395,988 shares of Purchaser Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws and not in violation of any preemptive rights; (B) 521,607 shares of Purchaser Series B Non-Voting Preferred Stock are issued and outstanding; and (C) 1,355,972 shares of Purchaser Common Stock are reserved for issuance pursuant to outstanding grants or awards under Purchaser’s stock-based benefit plans.
(iii) The shares of Purchaser Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.
(iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Purchaser may vote are issued or outstanding.
(v) Except as set forth in this Section 3.3(c), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding, and (B) other than options to acquire Purchaser Common Stock granted under Purchaser’s stock-based benefit plans, neither Purchaser nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Purchaser or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Purchaser (including any rights plan or agreement) or obligating Purchaser or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. Neither Purchaser nor any Subsidiary of Purchaser has or is bound by any rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on shares of Purchaser Common Stock, or any other security of Purchaser or a Subsidiary of Purchaser or any securities representing the right to vote, purchase or otherwise receive any shares of Purchaser Common Stock or any other security of Purchaser or a Subsidiary of Purchaser. Other than as stated herein, there are no outstanding securities or instruments that contain any redemption or similar provisions, and there are no outstanding contractual obligations of Purchaser or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Purchaser or any of its Subsidiaries.

(vi) Other than as set forth in Purchaser’s Disclosure Letter, there are no voting trusts, shareholder agreements, proxies or similar agreements to which Purchaser or any of its Subsidiaries is a party in effect with respect to the voting or transfer of Purchaser Common Stock or other voting securities or equity interests of Purchaser or granting any shareholder or other Person any registration rights. Purchaser does not have in effect a “poison pill” or similar shareholder rights plan.
(d) Authority.   Purchaser has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the consents, approvals and filings set forth in Section 3.3(f), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Purchaser’s board of directors, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Purchaser Common Stock. Purchaser’s board of directors has determined that this Agreement is advisable and has directed that this Agreement be submitted to Purchaser’s stockholders for approval and adoption and has unanimously adopted a resolution to the foregoing effect and recommend that the stockholders adopt this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.
(e) No Violations.   The execution, delivery and performance of this Agreement by Purchaser do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming that the consents, approvals and filings referred to in Section 3.3(f) have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Purchaser or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the certificate of incorporation or bylaws of Purchaser or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event that, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Purchaser or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.
(f) Consents and Approvals.   Except for (i) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related waiting periods required by, federal and state banking authorities, including filings and notices with the FRB, the FDIC, the Massachusetts Department, the Connecticut Banking Department, and the Rhode Island Division, (ii) the filing with the SEC of a Proxy Statement-Prospectus in definitive form relating to the meeting of the Company’s stockholders to be held in connection with this Agreement and the transactions contemplated hereby and of the Registration Statement in which such Proxy Statement-Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement, (iii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL, the filing of the Maryland Articles of Merger with the Maryland State Department pursuant to the MGCL, the filing of a certificate for the Bank Merger with the Massachusetts Department and the filing of a notice for the Bank Merger with the Connecticut Banking Department, (iv) filing with the New York Stock Exchange of a notification of the listing of the shares of Purchaser Common Stock to be issued in the Merger, and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of Purchaser Common Stock pursuant to this Agreement, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger.

As of the date hereof, Purchaser has no Knowledge of any reason pertaining to Purchaser why any of the approvals referred to in this Section 3.3(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.2(e).
(g) Governmental Filings.   Purchaser and each of its Subsidiaries has filed all reports, schedules, registration statements and other documents that it has been required to file since January 1, 2018 with the FRB, the FDIC, the Massachusetts Department, or any other Governmental Entity. As of their respective dates, each of such filings complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance).
(h) Securities Filings.   Purchaser has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and exhibits thereto that it has been required to file under the Securities Act or the Exchange Act since December 31, 2017 (collectively, “Purchaser Reports”). None of Purchaser Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with the SEC, all of Purchaser Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of Purchaser included in Purchaser Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.
(i) Financial Statements.   Purchaser has previously made available to the Company copies of (i) the consolidated balance sheets of Purchaser as of December 31, 2017 and 2016 and related consolidated statements of operations, statements of comprehensive income (loss), changes in equity and cash flows for each of the three years in the three-year period ended December 31, 2017, together with the notes thereto, accompanied by the audit report of Purchaser’s independent registered public accounting firm, as reported in Purchaser’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC, and (ii) the unaudited consolidated balance sheets of Purchaser as of September 30, 2018 and the related consolidated statements of net income, comprehensive income (loss), changes in stockholders’ equity and cash flows for the nine months ended September 30, 2018 and 2017, as reported in Purchaser’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 filed with the SEC. Such financial statements were prepared from the books and records of Purchaser and its Subsidiaries, fairly present the consolidated financial position of Purchaser and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations and cash flows of Purchaser and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of Purchaser and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.
(j) Undisclosed Liabilities.   Neither Purchaser nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of Purchaser as of September 30, 2018, except for (i) liabilities incurred since September 30, 2018 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Purchaser and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.
(k) Absence of Certain Changes or Events.   Since September 30, 2018, Purchaser and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Purchaser.
(l) Litigation.   There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the Knowledge of Purchaser, threatened against or affecting Purchaser or any of its Subsidiaries or any property or asset of Purchaser or any of its Subsidiaries that (i) are seeking damages or declaratory relief against Purchaser or any of its Subsidiaries or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against Purchaser or any of its Subsidiaries or the assets of Purchaser or any of its Subsidiaries. Since January 1, 2017, there have been no subpoenas, written demands, or document requests received by Purchaser or any of its Subsidiaries from any Governmental Entity and no Governmental Entity has requested that Purchaser or any of its Subsidiaries enter into a settlement, negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.
(m) Absence of Regulatory Actions.   Since January 1, 2017, neither Purchaser nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Governmental Entity, or has adopted any board resolutions relating to such matters as are material to the business of Purchaser or its Subsidiaries at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. To the Knowledge of Purchaser, there are no material unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of Purchaser or its Subsidiaries.
(n) Compliance with Laws.   Purchaser and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of Purchaser, threatened. Neither Purchaser nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Purchaser.
(o) Taxes.   All federal, state, local and foreign tax returns required to be filed by or on behalf of Purchaser or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other Taxes required to be paid by Purchaser or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on Purchaser’s balance sheet (in accordance with GAAP). To the Knowledge of Purchaser, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of Purchaser or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where Purchaser or any of its Subsidiaries do not file tax returns that Purchaser or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Purchaser or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on Purchaser’s balance sheet (in accordance with GAAP). Neither Purchaser nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. Purchaser and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Purchaser and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

(p) Labor Matters.   Purchaser and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither Purchaser nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Purchaser or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the Knowledge of Purchaser, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Purchaser or any of its Subsidiaries pending or, to the Knowledge of Purchaser, threatened.
(q) Employee Benefit Plans.
(i) Purchaser’s Disclosure Letter lists all Purchaser Benefit Plans. For purposes of this Agreement, “Purchaser Benefit Plans” mean all employee benefit plans (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), whether funded or unfunded, and all pension, benefit, retirement, bonus, stock option, stock purchase, restricted stock, stock-based, performance award, phantom equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, employment, consulting, termination, change in control, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, life, accidental death and dismemberment, insurance, welfare, fringe benefit and other similar plans, programs, policies, practices or arrangements or other contracts or agreements (and any amendments thereto) to or with respect to which Purchaser or any of its Subsidiaries or any trade or business of Purchaser or any of its Subsidiaries, whether or not incorporated, all of which together with Purchaser would be deemed a “single employer” within the meaning of Section 4001 of ERISA (a “Purchaser ERISA Affiliate”), is a party or has any current or future obligation or that are sponsored, maintained, contributed to or required to be contributed to by Purchaser or any of its Subsidiaries or any Purchaser ERISA Affiliate for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any spouse or dependent of such individual) of Purchaser or any of its Subsidiaries or any Purchaser ERISA Affiliate.
(ii) Purchaser has heretofore made available to the Company true, correct and complete copies of the following documents with respect to each of Purchaser Benefit Plans, to the extent applicable, (i) all plans and trust agreements, (ii) all summary plan descriptions, amendments, modifications or material supplements to any Purchaser Benefit Plan, (iii) where any Purchaser Benefit Plan has not been reduced to writing, a written summary of all the material plan terms, (iv) the annual report (Form 5500), if any, filed with the IRS for the last three (3) plan years and summary annual reports, with schedules and financial statements attached, (v) the most recently received IRS determination letter, if any, relating to any Purchaser Benefit Plan, (vi) the most recently prepared actuarial report for each Purchaser Benefit Plan (if applicable) for each of the last three (3) years and (vii) copies of material notices, letters or other correspondence with the IRS, DOL or the PBGC.
(iii) Each Purchaser Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the IRC. Neither Purchaser nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the DOL or any other Governmental Entity with respect to any Purchaser Benefit Plan, and neither Purchaser nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such program.
(iv) Purchaser’s Disclosure Letter identifies each Purchaser Benefit Plan that is intended to be qualified under Section 401(a) of the IRC (the “Purchaser Qualified Plans”). The IRS has issued a favorable determination letter with respect to each Purchaser Qualified Plan and the related trust, which letter has not been revoked (nor has revocation been threatened), and, to the Knowledge of

Purchaser, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Purchaser Qualified Plan or the exempt status of the related trust or increase the costs relating thereto. No trust funding any Purchaser Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the IRC.
(v) With respect to each Purchaser Benefit Plan that is subject to Title IV or Section 302 of ERISA or Sections 412, 430 or 4971 of the IRC: (i) no such plan is in “at-risk” status for purposes of Section 430 of the IRC, (ii) the present value of accrued benefits under such Purchaser Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Purchaser Benefit Plan’s actuary with respect to such Purchaser Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Purchaser Benefit Plan allocable to such accrued benefits, (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Purchaser or any of its Subsidiaries, and (vi) the PBGC has not instituted proceedings to terminate any such Purchaser Benefit Plan.
(vi) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Knowledge of Purchaser, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit, against Purchaser Benefit Plans, any fiduciaries thereof with respect to their duties to Purchaser Benefit Plans or the assets of any of the trusts under any of Purchaser Benefit Plans, that could reasonably be expected to result in any material liability of Purchaser or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in any Purchaser Benefit Plan, or any other party.
(vii) To the Knowledge of Purchaser, none of Purchaser and its Subsidiaries nor any Purchaser ERISA Affiliate nor any other Person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the IRC or Section 406 of ERISA), which could subject any of Purchaser Benefit Plans or their related trusts, Purchaser, any of its Subsidiaries, any Purchaser ERISA Affiliate or any Person that Purchaser or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the IRC or Section 502 of ERISA.
(r) Properties.
(i) Purchaser and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a Subsidiary acting in a fiduciary capacity, (ii) liens for Taxes not yet due and payable and (iii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each lease pursuant to which Purchaser or any of its Subsidiaries as lessee, leases real or personal property is valid and in full force and effect as to Purchaser and the Subsidiaries and neither Purchaser nor any of its Subsidiaries, nor, to the Knowledge of Purchaser, any other party to any such lease, is in default or in violation of any material provisions of any such lease. All real property owned or leased by Purchaser or any of its Subsidiaries are in all material respects in a good state of maintenance and repair (normal wear and tear excepted), conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by Purchaser to be adequate for the current business of Purchaser and its Subsidiaries.
(ii) Purchaser and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such Liens, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of Purchaser and its Subsidiaries that is leased rather than owned, neither Purchaser nor any of its Subsidiaries is in default under the terms of any such lease.
(s) Anti-takeover Provisions Inapplicable.   Purchaser and its Subsidiaries have taken all actions required to exempt Purchaser, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.
(t) Corporate Documents and Records.   Purchaser has previously provided a complete and correct copy of the Certificate of Incorporation, bylaws and similar organizational documents of Purchaser and each of Purchaser’s Subsidiaries, as in effect as of the date of this Agreement. Neither Purchaser nor any of its Subsidiaries is in violation of its Certificate of Incorporation, bylaws or similar organizational documents. The minute books of Purchaser and each of Purchaser’s Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.
(u) CRA, Anti-Money Laundering, OFAC and Customer Information Security.   Berkshire Bank has received a rating of  “Satisfactory” or better in its most recent examination or interim review with respect to the CRA. Purchaser does not have Knowledge of any facts or circumstances that would cause Berkshire Bank or any other Subsidiary of Purchaser: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal bank regulators of lower than “Satisfactory”; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Berkshire Bank. To the Knowledge of Purchaser, no non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause either Purchaser or any of its Subsidiaries to undertake any remedial action. The board of directors of Berkshire Bank (or where appropriate of any other Subsidiary of Purchaser) has adopted, and Berkshire Bank (or such other Subsidiary of Purchaser) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and Berkshire Bank (or such other Subsidiary of Purchaser) has complied in all material respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.
(v) Internal Controls.   Purchaser and its Subsidiaries have devised and maintain a system of internal control over financial reporting as defined in Rule 13a-15(f) of the Exchange Act sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Purchaser’s ability to record, process, summarize and report financial information. To the Knowledge of Purchaser, there has occurred no fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting.

(w) Tax Treatment of the Merger.   Purchaser has no Knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the IRC.
(x) Fairness Opinion.   The board of directors of Purchaser has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Piper Jaffray & Co. to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to Purchaser.
(y) Environmental Matters.
(i) Each of Purchaser’s and its Subsidiaries’ properties and the Participation Facilities, and, to the Knowledge of Purchaser, the Loan Properties, are, and have been during the period of Purchaser’s or its Subsidiaries’ ownership or operation thereof, in material compliance with all Environmental Laws.
(ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of Purchaser, threatened, before any court or Governmental Entity against Purchaser or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Purchaser or any of its Subsidiaries or any Participation Facility.
(iii) To the Knowledge of Purchaser, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court or Governmental Entity relating to or against any Loan Property (or Purchaser or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.
(iv) Neither Purchaser nor any of its Subsidiaries has received in writing any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.
(v) To the Knowledge of Purchaser, there are no underground storage tanks at any properties owned or operated by Purchaser or any of its Subsidiaries or any Participation Facility. Neither Purchaser nor any of its Subsidiaries nor, to the Knowledge of Purchaser, any other Person or entity, has closed or removed any underground storage tanks from any properties owned or operated by Purchaser or any of its Subsidiaries or any Participation Facility.
(vi) During the period of  (A) Purchaser’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) Purchaser’s or its Subsidiary’s participation in the management of any Participation Facility, to the Knowledge of Purchaser, there has been no release of Hazardous Materials in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they were regulated under any Environmental Law in effect at the time of such release. To the Knowledge of Purchaser, prior to the period of  (A) Purchaser’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) Purchaser’s or its Subsidiary’s participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they were regulated under any Environmental Law in effect at the time of such release.

(z) Insurance.   In the opinion of management, Purchaser and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business, including engaging in the transactions contemplated by the Agreement, would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Purchaser and its Subsidiaries are in full force and effect, neither Purchaser nor any of its Subsidiaries are in default thereunder, all premiums and other payments due under any such policy have been paid and all material claims thereunder have been filed in due and timely fashion. Within the last three (3) years Purchaser and each of its Subsidiaries has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies.
(aa) Intellectual Property; Purchaser IT Systems.
(i) Purchaser and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use (in the manner and the geographic areas in which they are currently used) without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its business. Purchaser’s Disclosure Letter sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to Purchaser or any of its Subsidiaries for use in its business, and all licenses and other agreements relating thereto and all agreements relating to third party intellectual property that Purchaser or any of its Subsidiaries is licensed or authorized to use in its business, including without limitation any software licenses but excluding any so-called “shrink-wrap” license agreements and other similar computer software licensed in the ordinary course of business and/or otherwise resident on desktop computers (collectively, the “Purchaser Intellectual Property”). With respect to each item of Purchaser Intellectual Property owned by Purchaser or any of its Subsidiaries, the owner possesses all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Purchaser Intellectual Property that Purchaser or any of its Subsidiaries is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect as to Purchaser and the Subsidiaries. Neither Purchaser nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that Purchaser or any of its Subsidiaries must license or refrain from using any intellectual property rights of a third party). To the Knowledge of Purchaser, neither Purchaser nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Purchaser or any of its Subsidiaries.
(ii) To the Knowledge of Purchaser, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the business of Purchaser or Berkshire Bank (collectively, “Purchaser IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. Purchaser IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct Purchaser’s consolidated business as currently conducted. Neither Purchaser nor Berkshire Bank has experienced within the past two years any material disruption to, or material interruption in, the conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of Purchaser IT Systems. To the Knowledge of Purchaser, no Person has gained unauthorized access to any of the Purchaser IT Systems that has had, or is reasonably expected to have, a Material Adverse Effect on Purchaser. Purchaser and Berkshire Bank have taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses without material disruption to, or material interruption in, the conduct of their respective businesses. Purchaser and its Subsidiaries are compliant in all material respects with all data protection and privacy laws and regulations as well as their own policies relating to data protection and the privacy and security of personal data and the non-public personal information of their respective customers and employees, except for immaterial failures to comply or immaterial violations.
(bb) Fees.   Other than for financial advisory services performed for Purchaser by Piper Jaffray & Co., neither Purchaser nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Purchaser or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.
(cc) No Other Representations or Warranties.
(i) Except for the representations and warranties made by Purchaser in this Section 3.3, neither Purchaser nor any other Person makes any express or implied representation or warranty with respect to Purchaser, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Purchaser hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Purchaser nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or representatives with respect to (A) any financial projection, forecast, estimate, budget or prospective information relating to Purchaser, any of its Subsidiaries or their respective businesses, or (B) except for the representations and warranties made by Purchaser in this Section 3.3, any oral or written information presented to the Company or any of its Affiliates or representatives in the course of their due diligence investigation of Purchaser, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(ii) Purchaser hereby acknowledges and agrees that neither the Company nor any other Person has made or is making any express or implied representation or warranty other than those contained in Section 3.2.
ARTICLE IV
CONDUCT PENDING THE MERGER
4.1 Forbearances by the Company.   Except as expressly contemplated or permitted by this Agreement, disclosed in the Company’s Disclosure Letter, or to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, without the prior written consent (which may include consent via electronic mail) of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed):
(a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or materially delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;
(b) (i) incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than (A) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (B) advances from the FHLB with a maturity of not more than one year;
(ii) prepay any indebtedness or other similar arrangements so as to cause the Company to incur any prepayment penalty thereunder;
(iii) purchase any brokered certificate of deposits, other than in the ordinary course of business; or

(c) (i) adjust, split, combine or reclassify any capital stock;
(ii) make, declare or pay any dividend, or make any other distribution on its capital stock other than (A) regular quarterly cash dividends on Company Common Stock no greater than $0.06 per share with record and payment dates consistent with past practice and (B) dividends paid by Savings Institute Bank and Trust Company to enable the Company to pay such dividends; provided, however, that after the date hereof, the Company shall coordinate with Purchaser regarding the declaration of any dividends in respect of Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two (2) dividends for any single calendar quarter with respect to their shares of Company Common Stock and any shares of Purchaser Common Stock that such holders receive in exchange therefor in the Merger;
(iii) grant any Person any right to acquire any shares of its capital stock or make any grant or award under the Company Equity Plans;
(iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of stock options outstanding as of the date hereof; or
(v) redeem or otherwise acquire any shares of its capital stock other than a security interest or as a result of the enforcement of a security interest and other than as provided in this Agreement;
(d) other than in the ordinary course of business consistent with past practice (including the sale, transfer or disposal of other real estate owned (“OREO”)), (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its real property or other assets to any Person other than a Subsidiary, or (ii) cancel, release or assign any indebtedness to any such Person or any claims held by any such Person;
(e) make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person, or form any new subsidiary;
(f) other than in the ordinary course of business consistent with past practice, enter into, renew, amend or terminate any material contract, plan or agreement, or make any change in any of its leases or material contracts;
(g) except as specifically provided below, and except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the Company’s Disclosure Letter (which need not include any individual commitment which is less than $100,000 in amount provided that such schedule includes the aggregate amount of individual commitments which are less than $100,000 that have been excluded from the schedule), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) (i) in an amount in excess of  $8.0 million for commercial loans, $1.0 million for residential loans and $100,000 for home equity loans or lines of credit, (ii) that involves an exception to policy or (iii) with respect to one- to four-family residential real estate loans, that is not underwritten to Fannie Mae or Freddie Mac standards; provided that Purchaser shall have been deemed to have consented to any loan in excess of such amount or otherwise not permitted by this section if Purchaser does not object to any such proposed loan within three (3) Business Days of receipt by Purchaser of a request by the Company to exceed such limit along with all financial or other data that Purchaser may reasonably request in order to evaluate such loan;
(h) (i) make any new Loan, or commit to make any new Loan, to any director or executive officer of the Company or Savings Institute Bank and Trust Company, or any entity controlled, directly or indirectly, by any of the foregoing or (ii) except for Loans made in accordance with Regulation O of the FRB (12 C.F.R. Part 215), amend, renew or increase any existing Loan, or commit to amend, renew or increase any such Loan, to any director or executive officer of the Company or Savings Institute Bank and Trust Company, or any entity controlled, directly or indirectly, by any of the foregoing;

(i) (i) (a) increase in any manner the compensation, bonuses or other fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies then in effect, or (b) grant or pay any bonus, pension, retirement allowance or contribution, except for cash bonuses that are fully accrued for and to be paid for 2018 and on a pro rata basis for 2019 for performance through the Closing Date pursuant to and in accordance with past practices and as set forth in the Company’s Disclosure Letter;
(ii) become a party to, amend, renew, extend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance or change in control agreement with or for the benefit of any employee or director, except for amendments to any plan or agreement that are required by law;
(iii) amend, modify or revise the terms of any outstanding stock option or voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice; or make any contribution to the Company ESOP, forgive any indebtedness with respect to the Company ESOP loans or take any action that would cause a release of any suspense shares, except as required by operation of the Company ESOP or in the ordinary course of business consistent with past practice, but in no event more than the minimum amount required pursuant to the Company ESOP loan amortization schedules as in effect on September 30, 2018;
(iv) elect to any office with the title of Senior Vice President or higher any Person who does not hold such office as of the date of this Agreement or elect to its board of directors any Person who is not a member of its board of directors as of the date of this Agreement;
(v) hire any employee with an annualized salary in excess of  $100,000 except as may be necessary to replace any non-officer employee whose employment is terminated, whether voluntarily or involuntarily;
(vi) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would entitle any individual to a severance benefit under any employment agreement or change in control agreement; or
(vii) except for the execution of this Agreement, and the transactions contemplated herein and any termination of employment, take any action that would give rise to an acceleration of the right to payment of any individual under any Company Benefit Plan.
(j) commence any action or proceeding, other than to enforce any obligation owed to the Company or any of its Subsidiaries and in accordance with past practice, or settle any claim, action or proceeding (i) involving payment by it of money damages in excess of  $100,000, or (ii) that would impose any material restriction on its operations or the operations of any of its Subsidiaries, or (iii) that would create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;
(k) amend its Articles of Incorporation or bylaws, or similar governing documents;
(l) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in the ordinary course of business;
(m) purchase any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities of less than one year;
(n) make any capital expenditures in the aggregate in excess of  $100,000, other than pursuant to binding commitments existing on the date hereof, which are described in the Company’s Disclosure Letter, and expenditures reasonably necessary to maintain existing assets in good repair;
(o) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

(p) other than in the ordinary course of business consistent with past practice, enter into any futures contract, option, swap agreement, interest rate cap, interest rate floor, interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;
(q) make any changes in policies in any material respect in existence on the date hereof with regard to: the extension of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service, loans; its hedging practices and policies; or other material banking policies, in each case except as may be required by changes in applicable law or regulations, GAAP, or at the direction of a Governmental Entity;
(r) issue any communication relating to the Merger (i) to employees (including general communications relating to benefits and compensation) without prior consultation with Purchaser and, to the extent relating to post-Closing employment, benefit or compensation information, without the prior consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed), or (ii) to customers without the prior approval of Purchaser (which shall not be unreasonably withheld or delayed);
(s) except with respect to foreclosures in process as of the date hereof, foreclose upon or take a deed or title to any commercial real estate (i) without providing prior notice to Purchaser and conducting a Phase I environmental assessment of the property, or (ii) if the Phase I environmental assessment referred to in the prior clause reflects the presence of any Hazardous Material or underground storage tank;
(t) make, change or rescind any material election concerning Taxes or Tax returns, file any amended Tax return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment, or surrender any right to claim a refund of Taxes or obtain any Tax ruling;
(u) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;
(v) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;
(w) enter into any new lines of business;
(x) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;
(y) invest in any additional tax credit partnership investments, other than any capital contributions for which the Company is contractually committed;
(z) merge or consolidate Company or any Subsidiaries with any other Person; sell or lease all or any substantial portion of the assets or business of Company or any Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection or any loan or credit arrangement between Savings Institute Bank and Trust Company and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities;
(aa) take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or
(bb) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.1.

Any request by the Company or response thereto by Purchaser shall be made in accordance with the notice provisions of Section 8.7 and shall note that it is a request pursuant to this Section 4.1.
4.2 Forbearances by Purchaser.   Except as expressly contemplated or permitted by this Agreement or to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Purchaser shall maintain its rights and franchises in all material respects, and shall not, nor shall Purchaser permit any of its Subsidiaries to, without the prior written consent (which may include consent via electronic mail) of the Company (which consent shall not be unreasonably withheld, conditioned or delayed):
(a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;
(b) take any action that would adversely affect or materially delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;
(c) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;
(d) knowingly take action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC;
(e) amend, repeal or modify any provision of its Certificate of Incorporation or Bylaws in a manner that would adversely affect the Company or any Company stockholder or the transactions contemplated by this Agreement;
(f) make, declare or pay any Extraordinary Dividend on the capital stock of Purchaser; or
(g) enter into an agreement to acquire another depository institution; or
(h) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.2.
ARTICLE V
COVENANTS
5.1 Acquisition Proposals.
(a) The Company shall immediately cease, and the Company shall cause its Subsidiaries and each of their respective representatives to immediately cease, any discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to an Acquisition Proposal. Except as permitted by this Section 5.1, the Company agrees that it will not, and will cause its Subsidiaries and its and their directors, executive officers and representatives not to, directly or indirectly, (i) solicit, initiate or encourage any inquiry with respect to, or the making of, any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any negotiations regarding an Acquisition Proposal with, or furnish any nonpublic information relating to an Acquisition Proposal to, any Person that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal, or (iii) engage in discussions regarding an Acquisition Proposal with any Person that has made, or, to the Knowledge of the Company, is considering making, an Acquisition Proposal, except to notify such Person of the existence of the provisions of this Section 5.1.
(b) Notwithstanding Section 5.1(a), if, prior to the time the Requisite Company Stockholder Approval is obtained, the Company receives a written and unsolicited Acquisition Proposal that the board of directors of the Company determines in good faith (after consultation with its financial advisors and outside counsel) constitutes or is reasonably likely to lead to a Superior Proposal, the Company may take the following actions: (1) furnish nonpublic information with respect to the

Company and its Subsidiaries to the Person making such Acquisition Proposal, but only if  (A) prior to so furnishing such information, the Company has entered into a customary confidentiality agreement with such Person on terms no less favorable to the Company than the confidentiality agreement by and between the Company and Purchaser dated as of November 2, 2018, and (B) all such information has previously been made available to Purchaser or is provided to Purchaser prior to or contemporaneously with the time it is provided to the Person making such Acquisition Proposal or such Person’s representatives; and (2) engage or participate in any discussions or negotiations with such Person with respect to the Acquisition Proposal. The Company promptly (and in any event within 48 hours) shall advise Purchaser orally and in writing of the receipt of  (i) any Acquisition Proposal and any inquiry that is reasonably likely to lead to an Acquisition Proposal and the material terms of such proposal or inquiry (including the identity of the party making such proposal or inquiry and, if applicable, copies of any documents or correspondence evidencing such proposal), and (ii) any request for information relating to the Company or any of its Subsidiaries other than requests for information not reasonably likely to be related to an Acquisition Proposal. The Company shall keep Purchaser informed on a reasonably current basis (and in any event at least once every two (2) Business Days) of the status of any such Acquisition Proposal (including any material change to its terms).
(c) Except as set forth in Section 5.1(d), the board of directors of the Company shall not (i) withhold, withdraw, or modify (or publicly propose to withhold, withdraw or modify), in a manner adverse to Purchaser, its recommendation referred to in Section 5.8, or (ii) approve or recommend (or publicly propose to approve or recommend) any Acquisition Proposal. Except as set forth in Section 5.1(d), Company shall not, and its board of directors shall not allow the Company to, and the Company shall not allow any of the Company’s Subsidiaries to, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other agreement (except for confidentiality agreements permitted under Section 5.1(b)) relating to any Superior Proposal.
(d) Notwithstanding anything to the contrary set forth in this Agreement, the board of directors of the Company may, prior to the time the Requisite Company Stockholder Approval is obtained, in response to a Superior Proposal which did not result from a breach of Section 5.1(a) or (b), (i) make a Change in Recommendation and/or (ii) terminate this Agreement pursuant to Section 7.1 (and concurrently with such termination cause Company to enter into a definitive agreement with respect to the Superior Proposal), in each case of clauses (i) or (ii), if the board of directors of the Company has determined in good faith, after consulting with its outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided that the board of directors may not take any such action in connection with an Acquisition Proposal unless (1) the board of directors has determined that such Acquisition Proposal constitutes a Superior Proposal, (2) prior to terminating this Agreement pursuant to Section 7.1(f), the Company provides prior written notice to Purchaser at least four (4) Business Days in advance (the “Notice Period”) of its intention to take such action, which notice shall specify all material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal and copies of any documents or correspondence evidencing such Superior Proposal), (3) during the Notice Period, Company shall, and shall cause its financial advisors and outside counsel to, negotiate with Purchaser in good faith should Purchaser propose to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute (in the good faith judgment of the Company’s board of directors) a Superior Proposal and (4) such Superior Proposal continues to constitute (in the good faith judgment of the Company’s board of directors) a Superior Proposal after taking into account any such amendments that Purchaser shall have agreed to make prior to the end of the Notice Period. In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new notice to Purchaser and again comply with the requirements of this Section 5.1(d), except that the Notice Period shall be reduced to two (2) Business Days.
(e) Nothing contained in this Section 5.1 shall prohibit Company from (i) complying with its disclosure obligations under U.S. federal or state law with regard to an Acquisition Proposal, including Rules 14a-9, 14d-9 or 14e-2 promulgated under the Exchange Act, or, (ii) making any disclosure to the Company’s stockholders if, after consultation with its outside legal counsel, the Company determines that such disclosure would be required under applicable law; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed to be a Change in Recommendation unless it is limited to a stop, look, and listen communication or the Company’s board of directors reaffirms the recommendation referred to in Section 5.8 in such disclosure and does not recommend that the Company’s stockholders tender their shares, or (iii) informing any Person of the existence of the provisions contained in this Section 5.1.
5.2 Advice of Changes.   Prior to the Closing, each party shall promptly advise the other party orally and in writing to the extent that it has Knowledge of  (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement unless expressly waived in writing by the other party hereto.
5.3 Access and Information.
(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Purchaser and the Company, for purposes of verifying the representations and warranties of the other and preparing for the Merger and other matters contemplated by this Agreement, shall (and shall cause its respective Subsidiaries to) afford to the other party and its representatives (including, without limitation, officers and employees of the other party and its Affiliates and counsel, accountants and other professionals retained by the other party) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records, contracts, properties, personnel, information technology services and to such other information relating to the other party and its Subsidiaries as may be reasonably requested, except where such materials relate to (i) matters involving this Agreement, (ii) pending or threatened litigation or investigations if, in the opinion of counsel, the presence of such designees would or might adversely affect the confidential nature of, or any privilege relating to, the matters being discussed, or (iii) matters involving an Acquisition Proposal; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate and reasonable substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b) From the date hereof until the Effective Time, the Company shall, and shall cause its respective Subsidiaries to, promptly provide to Purchaser (i) a copy of each report filed with a Governmental Entity (other than publicly available periodic reports filed with the SEC or “confidential supervisory information” that is prohibited from disclosure), (ii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its board of directors, (iii) copies of each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by its independent registered public accountants and copies of all internal control reports submitted to the Company by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants; (iv) such additional financial data that the Company possesses and as Purchaser may reasonably request, including without limitation, monthly financial statements and loan reports and deposit reports; (v) a copy of each press release made available to the public and (vi) all other information concerning its business, properties and personnel as may be reasonably requested, provided that Purchaser shall not be entitled to receive reports or other documents relating to (x) matters involving this Agreement, (y) pending or threatened litigation or investigations if, in the opinion of counsel, the disclosure of such information would or might adversely affect the confidential nature of, or any privilege relating to, the matters being discussed, or (z) matters involving an Acquisition Proposal.

(c) The Company and Purchaser will not, and will cause its respective representatives not to, use any information and documents obtained in the course of the consideration of the consummation of the transactions contemplated by this Agreement, including any information obtained pursuant to this Section 5.3, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and to hold such information and documents in confidence and treat such information and documents as secret and confidential and to use all reasonable efforts to safeguard the confidentiality of such information and documents.
(d) Following the receipt of all regulatory approvals, the Company shall give notice, and shall cause Savings Institute Bank and Trust Company to give notice, to a designee of Purchaser, and shall invite such Person to attend all regular and special meetings of the Board of Directors of the Company and Savings Institute Bank and Trust Company. Such designee shall have no right to vote and shall not attend sessions of the Boards of Directors or committees thereof during which there is being discussed (i) matters involving this Agreement, (ii) pending or threatened litigation or investigations if, in the opinion of counsel to the Company, the presence of such designees would or might adversely affect the confidential nature of, or any privilege relating to, the matters being discussed, or (iii) matters involving an Acquisition Proposal.
(e) From and after the date hereof, representatives of Purchaser and the Company shall meet on a regular basis to discuss and plan for the conversion of the Company’s and its Subsidiaries’ data processing and related electronic informational systems to those used by Purchaser and its Subsidiaries.
(f) Within ten (10) Business Days of the end of each calendar month, the Company shall provide Purchaser with an updated list of Loans described in Section 3.2(x)(vi).
(g) The information regarding the Company and its Subsidiaries to be supplied by the Company for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof that relate only to Purchaser or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The information supplied, or to be supplied, by the Company for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by this Agreement shall be accurate in all material respects.
(h) The information regarding Purchaser and its Subsidiaries to be supplied by Purchaser for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus (except for such portions thereof supplied by the Company or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. The information supplied, or to be supplied, by Purchaser for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by this Agreement shall be accurate in all material respects.
5.4 Applications; Consents.
(a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof, all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. The

Company and Purchaser shall furnish each other with all information concerning themselves, their respective Subsidiaries, and their respective Subsidiaries’ directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Purchaser, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement. Purchaser and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to Purchaser and the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this Section 5.4(a).
(b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective Subsidiaries to, use its reasonable best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement.
(c) Purchaser and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that such consent or approval will not be obtained or that the receipt of any such required consent or approval will be materially delayed.
5.5 Anti-takeover Provisions.   The Company and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Purchaser, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an anti-takeover nature in the Company’s or its Subsidiaries’ Articles of Incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state anti-takeover laws.
5.6 Additional Agreements.   Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.
5.7 Publicity.   The initial press release announcing this Agreement shall be a joint press release. Thereafter, the Company and Purchaser shall consult with each other prior to issuing any press releases or otherwise making public statements (including any written communications to stockholders) with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity that are related to the transactions contemplated by this Agreement; provided, however, that nothing in this Section 5.7 shall be deemed to prohibit any party from making any disclosure that its counsel deems necessary to satisfy such party’s disclosure obligations imposed by law.
5.8 Stockholder Meeting.   Company agrees to take, in accordance with applicable law, the Articles of Incorporation of the Company and the Bylaws of the Company, all action necessary to convene a meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company’s stockholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “Company Stockholder Meeting”) and, subject to Section 5.1, shall take all lawful action to solicit stockholder approval. The Company agrees to use commercially reasonable efforts to convene the Company Stockholder Meeting within forty-five (45) days following the time when the Registration Statement becomes effective. Except with the prior approval of Purchaser, no other matters shall be submitted for the approval of the Company’s stockholders at the Company Stockholder Meeting. The Company’s board of directors shall at all times prior to and during the Company Stockholder Meeting recommend approval of this Agreement by the stockholders of the Company and shall not withhold, withdraw, amend, or modify its recommendation in any manner adverse to Purchaser or take any other action or make any other public statement inconsistent with their recommendation, except as and to the extent expressly permitted by Section 5.1 (a “Change in Recommendation”). In the event that there is present at the Company Stockholder Meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Company Stockholder Approval, the Company will not adjourn or postpone the Company Stockholder Meeting unless the Company is advised by counsel that failure to do so would result in a breach of the U.S. federal securities laws or fiduciary duties of the Company’s board of directors. The Company shall keep Purchaser updated with respect to the proxy solicitation results in connection with the Company Stockholder Meeting as reasonably requested by Purchaser.
5.9 Registration of Purchaser Common Stock.
(a) As promptly as reasonably practicable following the date hereof, Purchaser shall prepare and file the Registration Statement with the SEC. The Registration Statement shall contain proxy materials relating to the matters to be submitted to the Company’s stockholders at the Company Stockholder Meeting and shall also constitute the prospectus relating to the shares of Purchaser Common Stock to be issued in the Merger (such proxy statement/prospectus, and any amendments or supplements thereto, the “Proxy Statement-Prospectus”). The Company will furnish to Purchaser the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with Purchaser and approve the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. Purchaser shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. The Company will use reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Purchaser will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of Purchaser Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Purchaser or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Purchaser or the Company that should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by Purchaser with the SEC and disseminated by the Company to its stockholders.
(b) Purchaser shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of the Company and Purchaser shall furnish all information concerning it and the holders of Company Common Stock as may be reasonably requested in connection with any such action.
(c) Prior to the Effective Time, Purchaser shall notify the New York Stock Exchange of the additional shares of Purchaser Common Stock to be issued by Purchaser in exchange for the shares of Company Common Stock.
5.10 Notification of Certain Matters.   Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any of its Subsidiaries is a party or is subject; and (ii) any event, condition, change or occurrence that individually or in the aggregate has, or that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each of the Company and Purchaser shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

5.11 Employee Benefit Matters.
(a) Purchaser shall honor the Company Benefit Plans set forth in the Company’s Disclosure Letter in accordance with the terms of such Company Benefit Plans, except to the extent an alternative treatment is set forth in Section 5.11 or in Section 2.10 of this Agreement. Following the Effective Time, Purchaser shall maintain or cause to be maintained employee benefit plans and compensation opportunities for the benefit of all Persons who are employees of the Company and its Subsidiaries immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a “Continuing Employee”) that, in the aggregate are substantially comparable to the employee benefit and compensation opportunities that are generally made available to similarly situated employees of Purchaser or its Subsidiaries; provided, however, in no event shall any Continuing Employee be eligible to participate in any frozen plan of Purchaser or its Subsidiaries.
(b) At the sole discretion of Purchaser, Purchaser may maintain the Company’s health and welfare plans through the end of the calendar year in which the Effective Time occurs. Notwithstanding the foregoing, if Purchaser determines to terminate one or more of the Company’s health and/or welfare plans, then at the request of Purchaser made at least thirty (30) days prior to the Effective Time, the Company shall adopt resolutions, to the extent required, providing that one or more of the Company’s health and welfare plans (excluding any plans that are mutually agreed to in writing between the parties) will be terminated effective immediately prior to the Effective Time (or such later date as requested by Purchaser in writing or as may be required to comply with any applicable advance notice or other requirements contained in such plans) and shall arrange for termination of all corresponding insurance policies, service agreements and related arrangements effective on the same date to the extent not prohibited by the terms of such arrangements. Notwithstanding the foregoing, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Company’s health and welfare plans prior to the time such Continuing Employees or their dependents, as applicable, become eligible to participate in the health plans, programs and benefits common to all employees of Purchaser and its Subsidiaries and their dependents and, consequently, no Continuing Employee shall experience a gap in coverage. Purchaser shall ensure that Continuing Employees who become covered under health plans, programs and benefits of Purchaser or any of its Subsidiaries shall receive credit for any co-payments, eligible expenses and deductibles paid under the Company’s health plan for the plan year in which coverage commences under Purchaser’s health plan. Continuing Employees shall not be subject to any pre-existing conditions, exclusions or waiting periods under any such plans. Terminated Company employees and qualified beneficiaries will have the right to continued coverage under group health plans of Purchaser in accordance with COBRA.
(c) Purchaser shall cause each Purchaser Benefit Plan in which Continuing Employees are eligible to participate to take into account for all purposes (including eligibility and vesting) under the Purchaser Benefit Plans all service of such employees with Company (and/or its Subsidiaries) to the same extent as such service was credited for such purpose by the Company (and/or its Subsidiaries); provided, however, that such service shall not be recognized (i) to the extent that such recognition would result in a duplication of benefits under any of the Purchaser Benefit Plans or Company bonus plans, including without limitation any cash bonuses paid for 2019 pursuant to Section 4.1(i)(i) of this Agreement, or (ii) to the extent, at the sole discretion of Purchaser, the cash value of unused vacation is paid to Continuing Employees at the Effective Time. This Agreement shall not be construed to limit the ability of Purchaser to terminate the employment of any Company employee or to review any employee benefit plan or program from time to time and to make such changes (including terminating any such plan or program) as Purchaser deems appropriate.
(d) The Company shall take all necessary and appropriate actions to cause the Company 401(k) Plan to be frozen as to future contributions effective immediately prior to the Effective Time and Purchaser shall take all necessary and appropriate actions to allow the Continuing Employees to participate in Purchaser’s 401(k) Plan on the first day immediately following the Effective Time. If requested in writing by Purchaser no later than thirty (30) days prior to Closing, the Company will also take all necessary steps to terminate the Company 401(k) Plan immediately prior to the Effective Time, subject to the occurrence of the Effective Time, and if further requested, shall prepare and submit a request to the IRS for a favorable determination letter on termination. If Purchaser requests that the

Company apply for a favorable determination letter, then prior to the Effective Time, the Company shall take all such actions as are necessary (determined in consultation with Purchaser) to submit the application for favorable determination letter in advance of the Effective Time, and following the Effective Time, Purchaser shall use its best efforts in good faith to obtain such favorable determination letter as promptly as possible (including, but not limited to, making such changes to the Company 401(k) Plan as may be required by the IRS as a condition to its issuance of a favorable determination letter). Prior to the Effective Time, the Company, and following the Effective Time, Purchaser, will adopt such amendments to the Company 401(k) Plan to effect the provisions of this Section 5.11(d). In the event Purchaser requests the Company to submit an application to the IRS for a determination letter, Company 401(k) Plan participants who are terminated at or after the Closing, but prior to the receipt of the IRS determination letter, may elect to receive a distribution from the Company 401(k) Plan upon termination of their employment. Purchaser shall take any and all actions as may be required to permit Continuing Employees to roll over their account balances in the Company’s 401(k) Plan into Purchaser’s 401(k) Plan; however, plan loans may not be rolled over into Purchaser’s 401(k) Plan.
(e) Subject to the occurrence of the Closing, the Company ESOP shall be terminated by the Company prior to the Closing Date. In connection with the termination of the Company ESOP and the merger of the Company with Purchaser, all accounts shall be fully vested, all outstanding indebtedness of the Company ESOP shall be repaid by delivering a sufficient number of unallocated shares of Company Common Stock to the Company, at least five (5) Business Days prior to the Effective Time, all remaining shares of Company Common Stock held by the Company ESOP shall be converted into the right to receive the Merger Consideration, and the balance of the unallocated shares and any other unallocated assets remaining in the Company ESOP after repayment of the Company ESOP loan shall be allocated as earnings to the accounts of the Company ESOP participants who are employed as of the date of termination of the Company ESOP based on their account balances under the Company ESOP as of the date of termination of the Company ESOP and distributed to Company ESOP participants after the receipt of a favorable determination letter from the IRS. Prior to the Effective Time, the Company shall take all such actions as are necessary (determined in consultation with Purchaser) to submit the application for favorable determination letter in advance of the Effective Time, and following the Effective Time, Purchaser shall use its best efforts in good faith to obtain such favorable determination letter as promptly as possible (including, but not limited to, making such changes to the Company ESOP as may be required by the IRS as a condition to its issuance of a favorable determination letter). The Company and following the Effective Time, Purchaser, will adopt such amendments to the Company ESOP to effect the provisions of this Section 5.11(e). Promptly following the receipt of a favorable determination letter from the IRS regarding the qualified status of the Company ESOP upon its termination, the account balances in the Company ESOP shall either be distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct.
(f) Purchaser agrees that each Company employee who is involuntarily terminated by Purchaser (other than for “Cause” as determined by Purchaser) at or within twelve months following the Effective Time and who is not covered by a separate severance, change in control or employment agreement shall receive a severance payment pursuant to the Company’s severance plan or policy in effect as of the date hereof, as applicable, or Purchaser’s severance plan or policy, as applicable, if such payments would be more favorable to such Person; provided, however, that in no event shall such severance payments exceed twelve month’s pay.
(g) Purchaser shall honor and maintain the Amended and Restated Director Retirement Agreements as set forth in the Company’s Disclosure Letter, except to the extent any such agreement is superseded, with the consent of the beneficiary, as of, or following, the Effective Time and Purchaser specifically agrees that the timing and amount of the payments thereunder will not be accelerated and will continue to be made in accordance with the terms of such agreements.
(h) Purchaser shall honor all obligations under the employment or change in control agreements as set forth in the Company’s Disclosure Letter, except to the extent any such agreement is superseded or terminated as of, or following, the Effective Time. To the extent any payments or benefits made with respect to, or which could arise as a result of, this Agreement or the transactions contemplated hereby, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the IRC, the Company shall, prior to the Closing Date, cooperate in good faith with Purchaser to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the IRC.
(i) From and after the Effective Time, Purchaser shall honor the Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan, Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan II and other similar arrangements.
(j) The Company shall take all such actions as Purchaser may reasonably request to fully and timely comply with any and all requirements of both federal Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”) and any state-specific WARN Act statutes, including providing notices to the Company’s employees.
5.12 Indemnification.
(a) From and after the Effective Time, Purchaser shall indemnify and hold harmless each of the current or former directors, officers or employees of the Company or any of its Subsidiaries (each, an “Indemnified Party”), and any Person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of the Company, any of its Subsidiaries or any of their respective predecessors or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, trustee or partner of another corporation, partnership, trust, joint venture, employee benefit plan or other entity or (ii) any matters arising in connection with the transactions contemplated by this Agreement, to the fullest extent such Person would have been indemnified or have the right to advancement of expenses pursuant to the Company’s Articles of Incorporation and bylaws as in effect on the date of this Agreement and as permitted by applicable law, and Purchaser and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that such Person is not entitled to indemnification.
(b) Any Indemnified Party wishing to claim indemnification under Section 5.12(a), upon learning of any action, suit, proceeding or investigation described above, shall promptly notify Purchaser thereof. Any failure to so notify shall not affect the obligations of Purchaser under Section 5.12(a) unless and to the extent that Purchaser is actually prejudiced as a result of such failure.
(c) For a period of six (6) years following the Effective Time, Purchaser shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy with respect to claims against such Persons arising from facts or events occurring at or prior to the Effective Time; provided, however, that Purchaser may (i) request that the Company obtain an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance policy or (ii) substitute therefor “tail” policies the material terms of which, including coverage and amount, are no less favorable in any material respect to such Person than the Company’s existing insurance policies as of the date hereof.
(d) If Purchaser or any of its successors or assigns (i) consolidates with or merges into any other Person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves, transfers or conveys all or substantially all of its properties and assets to any Person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that such successor and assign of Purchaser and its successors and assigns assume the obligations set forth in this Section 5.12.

(e) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.
(f) Any indemnification payments made pursuant to this Section 5.12 are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).
5.13 Stockholder Litigation.   The Company shall give Purchaser the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Purchaser’s prior written consent (such consent not to be unreasonably withheld or delayed).
5.14 Board of Directors and Advisory Board.   Purchaser shall, and shall cause Berkshire Bank to, (a) increase the size of its board of directors by one (1) member, and (b) take all action necessary to appoint Rheo A. Brouillard to the boards of directors of Purchaser and Berkshire Bank, effective immediately following the Effective Time. Effective immediately after the Effective Time, the directors of the Company as of the Effective Time, other than Mr. Brouillard, shall be appointed to an advisory board of Berkshire Bank (the “Advisory Board”). The Advisory Board shall meet as requested by the board of directors of Berkshire Bank and shall have a term of one year. Each member of the Advisory Board shall be paid an annual retainer of  $10,000. Berkshire Bank shall consider, at its reasonable discretion, the composition, compensation and need for the Advisory Board after the completion of the one year term.
5.15 Section 16 Matters.   Prior to the Effective Time, Purchaser shall take all such steps as may be required to cause any acquisitions of Purchaser Common Stock resulting from the transactions contemplated by this Agreement by each director or officer of the Company who becomes subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Purchaser to be exempt under Rule 16b-3 promulgated under the Exchange Act. The Company agrees to promptly furnish Purchaser with all requisite information necessary for Purchaser to take the actions contemplated by this Section 5.15.
5.16 Disclosure Supplements.   From time to time prior to the Effective Time, the Company and Purchaser will promptly supplement or amend their respective Disclosure Letters delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Letters or that is necessary to correct any information in such Disclosure Letters that has been rendered materially inaccurate thereby. No supplement or amendment to such Disclosure Letters shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VI.
5.17 Certain Transactional Expenses.   Set forth in the Company’s Disclosure Letter is a good faith estimate of costs and fees that the Company and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement (collectively, “Company Expenses”). Upon the reasonable request of Purchaser, not more frequently than quarterly, the Company shall promptly provide an updated budget of Company Expenses to Purchaser. The Company shall promptly notify Purchaser if or when it determines that it expects to exceed its budget.
5.18 SI Financial Group Foundation, Inc.   The Company agrees to recommend to the Board of Directors of SI Financial Group Foundation, Inc. (the “Company Foundation”) that the current Board of Directors of the Company Foundation resign as of the Closing and that the Company Foundation board consist of the same individuals that currently serve on the Board of Directors of the Berkshire Bank Foundation, Inc. and one (1) serving member of the Advisory Board selected by the Company and Purchaser. Promptly following the Effective Time, Purchaser agrees to recommend to the Company Foundation that, for at least two years following the Effective Time, Company Foundation allocate $250,000 on an annual basis to charitable organizations serving the Company’s market area.

ARTICLE VI
CONDITIONS TO CONSUMMATION
6.1 Conditions to Each Party’s Obligations.   The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:
(a) Stockholder Approval.   This Agreement shall have been approved by the requisite vote of the Company’s stockholders in accordance with applicable laws and regulations.
(b) Regulatory Approvals.   All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired or been terminated.
(c) No Injunctions or Restraints; Illegality.   No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger, the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger or the Bank Merger.
(d) Third Party Consents.   Purchaser and the Company shall have obtained the consent or approval of each Person (other than the governmental approvals or consents referred to in Section 6.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser (after giving effect to the consummation of the transactions contemplated hereby).
(e) Registration Statement; Blue Sky Laws.   The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and Purchaser shall have received all required approvals by state securities or “blue sky” authorities with respect to the transactions contemplated by this Agreement.
(f) New York Stock Exchange.   Purchaser shall have filed with the New York Stock Exchange a notification form for the listing of all shares of Purchaser Common Stock to be delivered as Merger Consideration, and the New York Stock Exchange shall not have objected to the listing of such shares of Purchaser Common Stock.
(g) Tax Opinion.   Purchaser and the Company shall have received written opinions of Luse Gorman, PC and Kilpatrick Townsend & Stockton LLP, respectively, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Purchaser and the Company, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions, which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and (ii) Purchaser and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the IRC. Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of Purchaser, the Company and others.
6.2 Conditions to the Obligations of Purchaser.   The obligations of Purchaser to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Purchaser:
(a) The Company’s Representations and Warranties.   Subject to the standard set forth in Section 3.1, each of the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.

(b) Performance of the Company’s Obligations.   The Company shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate.   Purchaser shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of the Company to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.
(d) No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.
(e) Burdensome Condition.   None of the approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Purchaser of the transactions contemplated hereby that, had such condition or requirement been known, Purchaser would not, in its reasonable judgment, have entered into this Agreement.
6.3 Conditions to the Obligations of the Company.   The obligations of the Company to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Company:
(a) Purchaser’s Representations and Warranties.   Subject to the standard set forth in Section 3.1, each of the representations and warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.
(b) Performance of Purchaser’s Obligations.   Purchaser shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate.   The Company shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Purchaser to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.
(d) No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Purchaser.
ARTICLE VII
TERMINATION
7.1 Termination.   This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party, either before or after any requisite stockholder approval:
(a) by the mutual written consent of Purchaser and the Company; or
(b) by either Purchaser or the Company, in the event of the failure of the Company’s stockholders to approve the Agreement at the Company Stockholder Meeting; provided, however, that the Company shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.8;
(c) by either Purchaser or the Company, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied and such denial has become final and non-appealable or (ii) any court or other Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

(d) by either Purchaser or the Company, if the Merger is not consummated by December 31, 2019, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;
(e) by either Purchaser or the Company (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) and (b) or Sections 6.3(a) and (b), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty;
(f) By Company if at any time after the date of this Agreement and prior to obtaining the Requisite Company Stockholder Approval, the Company receives an Acquisition Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause unless:
(i) the Company shall have complied with Section 5.1 of this Agreement, including the conclusion by the board of directors of the Company in good faith that the Acquisition Proposal is a Superior Proposal;
(ii) the board of directors of the Company concurrently approves, and the Company concurrently enters into, a definitive agreement with respect to the Superior Proposal; and
(iii) the Company concurrently pays the Termination Fee payable pursuant to Section 7.2.
(g) At any time prior to the Company Stockholder Meeting, by Purchaser if  (i) the Company shall have materially breached its obligations under Section 5.1, (ii) the board of directors of the Company shall have failed to make its recommendation referred to in Section 5.8 or made a Change in Recommendation, whether or not permitted by Section 5.1, (iii) the board of directors of the Company shall have recommended, proposed, or publicly announced its intention to recommend or propose, to engage in an Acquisition Transaction with any Person other than Purchaser or a Subsidiary or Affiliate of Purchaser, whether or not permitted by Section 5.1, (iv) a tender or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced and the board of directors of the Company shall have failed to publicly recommend against such tender or exchange offer within five (5) Business Days of being requested to do so by Purchaser, or (v) the Company shall have materially breached its obligations under Section 5.8 by failing to call, give notice of, convene, and hold the Company Stockholder Meeting in accordance with Section 5.8; or
(h) By the Company, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:
(i) The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “Purchaser Ratio”) shall be less than 0.80; and
(ii) (x) the Purchaser Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (ii) (y) (such number in this clause (ii) (y) being referred to herein as the “Index Ratio”);
subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 7.1(h), it shall give written notice to Purchaser (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Purchaser shall have the option to increase the consideration to be received by the holders of Company Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one-thousandth) to equal the lesser of  (x) a number (rounded to the nearest one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Purchaser Ratio. If Purchaser so elects within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).
For purposes of this Section 7.1(h) the following terms shall have the meanings indicated:
“Average Closing Price” means the average closing price of Purchaser Common Stock as reported on the New York Stock Exchange for the twenty (20) consecutive full trading days ending on the trading day immediately prior to the Determination Date.
“Determination Date” shall mean 10th day prior to the Closing Date, provided that if shares of Purchaser Common Stock are not actually traded on the New York Stock Exchange on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of Purchaser Common Stock actually trade on the New York Stock Exchange.
“Final Index Price” shall mean the average of the Index Prices for the twenty (20) consecutive full trading days ending on the trading day immediately prior to the Determination Date.
“Index Price” shall mean the closing price on such date of the NASDAQ Bank Index.
“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.
“Starting Price” shall mean the closing price of a share of Purchaser Common Stock on the New York Stock Exchange (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.
7.2 Termination Fee.
(a) In recognition of the efforts, expenses and other opportunities foregone by Purchaser while structuring and pursuing the Merger, the Company shall pay to Purchaser by wire transfer of immediately available funds a termination fee equal to $7,400,000 (the “Termination Fee”):
(i) in the event the Company terminates this Agreement pursuant to Section 7.1(f), in which case the Company shall pay the Termination Fee at or prior to the time of such termination, and
(ii) in the event Purchaser terminates this Agreement pursuant to Section 7.1(g), in which case Company shall pay the Termination Fee as promptly as practicable (but in any event within three (3) Business Days of termination).
(b) In the event that (A) (i) an Acquisition Proposal, whether or not conditional, shall have been publicly announced after the date of this Agreement (or any Person shall have, after the date of this Agreement, publicly announced an intention, whether or not conditional, to make an Acquisition Proposal) or (ii) the board of directors of the Company has made a Change in Recommendation (or publicly proposed to make a Change in Recommendation), prior to or on the date of the Company Stockholder Meeting (including any adjournment or postponement at which the vote on the Merger is held), (B) this Agreement is thereafter terminated by either Purchaser or Company pursuant to Section 7.1(b), by the Company pursuant to Section 7.1(d), or by Purchaser pursuant to Section 7.1(e), provided that the breach of the Company giving rise to such termination was knowing or intentional and, at the time of such termination, Purchaser is not in material breach of any representation, warranty or material covenant contained herein, and (C) within twelve (12) months following the date of such termination, the Company enters into a definitive agreement with respect to any Acquisition Transaction, the board of directors of the Company recommends any Acquisition Transaction or Company consummates any Acquisition Transaction (whether or not such Acquisition Transaction resulted from or was related to the Acquisition Proposal referred to in the foregoing clause (A)(i), if applicable), then the Company shall pay Purchaser the Termination Fee, which amount shall be payable by wire transfer of immediately available funds on or prior to the earlier of the Company entering into a definitive agreement for or consummating such Acquisition Transaction, provided, however, that for purposes of this clause (C), all references in the definition of  “Acquisition Transaction” to “20% or more” shall instead refer to “50% or more”.

(c) Company and Purchaser each agree that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amounts due under this Section 7.2 and, in order to obtain such payment, Purchaser commences a suit that results in a judgment against the Company for such amounts, the Company shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of  (x) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication), designated therein as the prime rate on the date such payment was due, plus 200 basis points, together with the costs and expenses of Purchaser (including reasonable legal fees and expenses) in connection with the suit.
(d) Notwithstanding anything to the contrary set forth in this Agreement, if the Company pays or causes to be paid to Purchaser or to Berkshire Bank the Termination Fee, neither the Company nor Savings Institute Bank and Trust Company (or any successor in interest of the Company or Savings Institute Bank and Trust Company) nor any of their officers, directors or Affiliates will have any further obligations or liabilities to Purchaser or Berkshire Bank with respect to this Agreement or the transactions contemplated by this Agreement and, except in the case of fraud or willful misconduct, payment of the Termination Fee shall be the sole remedy of Purchaser in the event of termination of this Agreement on the bases specified in Sections 7.2(a) and (b).
7.3 Effect of Termination.   In the event of termination of this Agreement by either Purchaser or the Company as provided in Section 7.1, this Agreement shall forthwith become void and, subject to Section 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 5.3(c), 7.2 and 8.6, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.
ARTICLE VIII
CERTAIN OTHER MATTERS
8.1 Interpretation.   When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.
8.2 Survival.   Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Section 5.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.
8.3 Waiver; Amendment.   Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of the Company, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Company Common Stock or that would contravene any provision of the DGCL or the applicable state and federal banking laws, rules and regulations.
8.4 Counterparts.   This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.
8.5 Governing Law.   This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

8.6 Expenses.   Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.
8.7 Notices.   All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), by email, by registered or certified mail (return receipt requested) or by commercial overnight delivery service, or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to Purchaser, to:
Berkshire Hills Bancorp, Inc.
60 State Street
Boston, Massachusetts 02109
Attention:
Richard M. Marotta
President and Chief Executive Officer

Facsimile:
(413) 499-8467

Email:
rmarotta@berkshirebank.com

With copies to:
Luse Gorman, PC
5335 Wisconsin Avenue, NW, Suite 780
Washington, DC 20015
Attention:
Lawrence M.F. Spaccasi

Facsimile:
(202) 362-2902

Email:
lspaccasi@luselaw.com

and
Berkshire Hills Bancorp, Inc.
60 State Street
Boston, Massachusetts 02109
Wm. Gordon Prescott, Esq.
Senior Executive Vice President and General Counsel
Facsimile:
(413) 499-8467

Email:
gprescott@berkshirebank.com

If to the Company, to:
SI Financial Group, Inc.
803 Main Street
Willimantic, Connecticut 06226
Attention:
Rheo A. Brouillard
President and Chief Executive Officer

Facsimile:
(860) 456-5212

Email:
rbrouillard@savingsinstitute.bank

With copies to:
Kilpatrick Townsend & Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC 20005
Attention:
Aaron Kaslow

Facsimile:
(202) 204-5600

Email:
akaslow@kilpatricktownsend.com

8.8 Entire Agreement; etc.   This Agreement, together with the Exhibits and Disclosure Letters hereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except for Section 5.12, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
8.9 Successors and Assigns; Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party.
8.10 Severability.   If any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
8.11 Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof  (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
8.12 Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

8.13 Delivery by Facsimile or Electronic Transmission.   This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in Person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
[Signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.
Berkshire Hills Bancorp, Inc.
By:
/s/ Richard M. Marotta

Richard M. Marotta
President and Chief Executive Officer
SI Financial Group, Inc.
By:
/s/ Rheo A. Brouillard

Rheo A. Brouillard
President and Chief Executive Officer

Appendix B
December 11, 2018
The Board of Directors
SI Financial Group, Inc.
803 Main Street
Willimantic, CT 06226
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of SI Financial Group, Inc. (“SI Financial”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of SI Financial with and into Berkshire Hills Bancorp, Inc.(“Berkshire Hills”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between SI Financial and Berkshire Hills. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of SI Financial (“SI Financial Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Agreement), other than Excluded Shares (as defined in the Agreement), shall become and be converted into the right to receive 0.48 of a share of common stock, par value $0.01 per share, of Berkshire Hills (“Berkshire Hills Common Stock”). The ratio of 0.48 of a share of Berkshire Hills Common Stock for one share of SI Financial Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.
The Agreement further provides that, concurrently with or as soon as practicable after the execution and delivery of the Agreement, Berkshire Bank, a wholly-owned subsidiary of Berkshire Hills, and Savings Institute Bank and Trust Company, a wholly-owned subsidiary of SI Financial, shall enter into a plan of bank merger, in the form attached to the Agreement, with respect to the merger of Savings Institute Bank and Trust Company into Berkshire Bank, with Berkshire Bank as the surviving institution (the “Bank Merger”). SI Financial and Berkshire Hills intend that the Bank Merger will become effective simultaneously with or as soon as practicable following the Effective Time.
KBW has acted as financial advisor to SI Financial and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and further to existing sales and trading relationships between KBW and each of SI Financial and Berkshire Hills, as well as an existing sales and trading relationship between a KBW broker-dealer affiliate and Berkshire Hills), may from time to time purchase securities from, and sell securities to, SI Financial and Berkshire Hills. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of SI Financial or Berkshire Hills for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of SI Financial (the “Board”) in rendering this opinion and will receive a fee from SI Financial for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, SI Financial has agreed to indemnify us for certain liabilities arising out of our engagement.
Keefe, Bruyette & Woods, A Stifel Company
787 Seventh Avenue • New York, New York 10019
212.887.7777 • www.kbw.com

The Board of Directors — SI Financial Group, Inc.
December 11, 2018

Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to SI Financial. In the past two years, KBW has not provided investment banking and financial advisory services to Berkshire Hills. We may in the future provide investment banking and financial advisory services to SI Financial or Berkshire Hills and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of SI Financial and Berkshire Hills and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated December 8, 2018 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of SI Financial; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 of SI Financial; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Berkshire Hills; (v) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 of Berkshire Hills; (vi) certain regulatory filings of SI Financial and Berkshire Hills and their respective subsidiaries, including the quarterly reports on Form FR Y-9C and call reports filed with respect to each quarter during the three-year period ended December 31, 2017 as well as the quarters ended March 31, 2018, June 30, 2018 and, in the case of Berkshire Hills, September 30, 2018; (vii) certain other interim reports and other communications of SI Financial and Berkshire Hills to their respective shareholders; and (viii) other financial information concerning the businesses and operations of SI Financial and Berkshire Hills that was furnished to us by SI Financial and Berkshire Hills or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of SI Financial and Berkshire Hills; (ii) the assets and liabilities of SI Financial and Berkshire Hills; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for SI Financial and Berkshire Hills with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of SI Financial that were prepared by, and provided to us and discussed with us by, SI Financial management and that were used and relied upon by us at the direction of such management and with the consent of the Board; (vi) publicly available consensus “street estimates” of Berkshire Hills, as well as assumed long-term Berkshire Hills growth rates provided to us by Berkshire Hills management, all of which information was discussed with us by Berkshire Hills management and used and relied upon by us based on such discussions, at the direction of SI Financial management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on Berkshire Hills (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with us by, Berkshire Hills management and that were used and relied upon by us based on such discussions, at the direction of SI Financial management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of SI Financial and Berkshire Hills regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by SI Financial, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with SI Financial.
Keefe, Bruyette & Woods, A Stifel Company
787 Seventh Avenue • New York, New York 10019
212.887.7777 • www.kbw.com

The Board of Directors — SI Financial Group, Inc.
December 11, 2018

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of SI Financial as to the reasonableness and achievability of the financial and operating forecasts and projections of SI Financial referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections were reasonably prepared and represent the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of SI Financial, upon Berkshire Hills management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Berkshire Hills, the assumed long-term Berkshire Hills growth rates, and the estimates regarding certain pro forma financial effects of the Merger on Berkshire Hills (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information was reasonably prepared and represents, or in the case of the Berkshire Hills “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of Berkshire Hills management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.
It is understood that the portion of the foregoing financial information of SI Financial and Berkshire Hills that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of Berkshire Hills referred to above, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of SI Financial and Berkshire Hills and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either SI Financial or Berkshire Hills since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for SI Financial and Berkshire Hills are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of SI Financial or Berkshire Hills, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of SI Financial or Berkshire Hills under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.
Keefe, Bruyette & Woods, A Stifel Company
787 Seventh Avenue • New York, New York 10019
212.887.7777 • www.kbw.com

The Board of Directors — SI Financial Group, Inc.
December 11, 2018

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above) with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of SI Financial Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions (including the Bank Merger) and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction (including the Bank Merger), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of SI Financial, Berkshire Hills or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of SI Financial that SI Financial has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to SI Financial, Berkshire Hills, the Merger and any related transaction (including the Bank Merger) and the Agreement. KBW has not provided advice with respect to any such matters.
Keefe, Bruyette & Woods, A Stifel Company
787 Seventh Avenue • New York, New York 10019
212.887.7777 • www.kbw.com

The Board of Directors — SI Financial Group, Inc.
December 11, 2018

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to the holders of SI Financial Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger and the termination by SI Financial of the Savings Institute Bank and Trust Company Employee Stock Ownership Plan prior to the closing date of the Merger), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to SI Financial, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of SI Financial to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by SI Financial or the Board; (iii) the fairness of the amount or nature of any compensation to any of SI Financial’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of SI Financial Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of SI Financial (other than the holders of SI Financial Common Stock, solely with respect to the Exchange Ratio as described herein and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Berkshire Hills or any other party to any transaction contemplated by the Agreement; (v) any adjustment (as provided in the Agreement) to the Exchange Ratio assumed for purposes of our opinion; (vi) the actual value of Berkshire Hills Common Stock to be issued in the Merger; (vii) the prices, trading range or volume at which SI Financial Common Stock or Berkshire Hills Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which Berkshire Hills Common Stock will trade following the consummation of the Merger; (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (ix) any legal, regulatory, accounting, tax or similar matters relating to SI Financial, Berkshire Hills, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction (including the Bank Merger), including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.
This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of SI Financial Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of SI Financial Common Stock.
Very truly yours,
/s/ Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods, Inc.
Keefe, Bruyette & Woods, A Stifel Company
787 Seventh Avenue • New York, New York 10019
212.887.7777 • www.kbw.com